Exhibit 10.1

[EXECUTION VERSION]

Published CUSIP Number: 68209GAF7

CREDIT AGREEMENT

Dated as of December 27, 2013

among

OMEGA HEALTHCARE INVESTORS, INC.,

as Borrower

CERTAIN SUBSIDIARIES OF THE BORROWER

REFERRED TO HEREIN AS GUARANTORS,

THE LENDERS PARTY HERETO,

BANK OF AMERICA, N.A.,

as Administrative Agent,

and

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

as Sole Lead Arranger and Sole Book Manager

TABLE OF CONTENTS

Article and Section	Page

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS		1
1.01	Defined Terms.	1
1.02	Interpretive Provisions.	29
1.03	Accounting Terms.	30
1.04	Rounding.	31
1.05	References to Agreements and Laws.	31
1.06	Times of Day; Rates.	31

ARTICLE II COMMITMENTS AND EXTENSION OF CREDITS		31
2.01	Commitments.	31
2.02	Borrowings, Conversions and Continuations.	33
2.03	Repayment of Loans.	35
2.04	Prepayments.	35
2.05	Termination or Reduction of Commitments.	35
2.06	Interest.	36
2.07	Fees.	36
2.08	Computation of Interest and Fees.	37
2.09	Payments Generally.	37
2.10	Sharing of Payments.	39
2.11	Evidence of Debt.	40
2.12	Defaulting Lenders.	40

ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY		41
3.01	Taxes.	41
3.02	Illegality.	43
3.03	Inability to Determine Rates.	43
3.04	Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Loans.	44
3.05	Funding Losses.	45
3.06	Matters Applicable to all Requests for Compensation.	45
3.07	Survival.	45

ARTICLE IV CONDITIONS PRECEDENT TO EXTENSION OF CREDITS		46
4.01	Conditions to Initial Extensions of Credit.	46
4.02	Conditions to Extensions of Credit.	48

ARTICLE V REPRESENTATIONS AND WARRANTIES		49
5.01	Financial Statements; No Material Adverse Effect.	49
5.02	Corporate Existence and Power.	50
5.03	Corporate and Governmental Authorization; No Contravention.	50
5.04	Binding Effect.	50
5.05	Litigation.	50
5.06	Compliance with ERISA.	51
5.07	Environmental Matters.	51
5.08	Margin Regulations; Investment Company Act.	52
5.09	Compliance with Laws.	52

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5.10	Ownership of Property; Liens.	53
5.11	Corporate Structure; Capital Stock, Etc.	53
5.12	Labor Matters.	53
5.13	No Default.	53
5.14	Solvency.	53
5.15	Taxes.	54
5.16	REIT Status.	54
5.17	Insurance.	54
5.18	Intellectual Property; Licenses, Etc.	54
5.19	Disclosure.	54

ARTICLE VI AFFIRMATIVE COVENANTS		55
6.01	Financial Statements.	55
6.02	Certificates; Other Information.	56
6.03	Preservation of Existence and Franchises.	58
6.04	Books and Records.	58
6.05	Compliance with Law.	58
6.06	Payment of Taxes and Other Indebtedness.	58
6.07	Insurance.	59
6.08	Maintenance of Property.	59
6.09	Performance of Obligations.	59
6.10	Visits and Inspections.	59
6.11	Use of Proceeds/Purpose of Loans.	60
6.12	Financial Covenants.	60
6.13	Environmental Matters; Preparation of Environmental Reports.	61
6.14	REIT Status.	61
6.15	Additional Guarantors; Withdrawal or Addition of Unencumbered Properties; Release of Guarantors.	61
6.16	Anti-Terrorism Laws.	62
6.17	Compliance With Material Contracts.	63
6.18	Designation as Senior Debt.	63
6.19	Post Closing.	63

ARTICLE VII NEGATIVE COVENANTS		63
7.01	Liens.	63
7.02	Indebtedness.	65
7.03	Investments.	66
7.04	Fundamental Changes.	66
7.05	Dispositions.	67
7.06	Change in Nature of Business.	68
7.07	Transactions with Affiliates and Insiders.	68
7.08	Organization Documents; Fiscal Year; Legal Name, State of Formation and Form of Entity.	68
7.09	Negative Pledges.	68
7.10	Use of Proceeds.	69
7.11	Prepayments of Indebtedness.	69
7.12	Stock Repurchases.	69
7.13	Sanctions.	69

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ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES		69
8.01	Events of Default.	69
8.02	Remedies Upon Event of Default.	72
8.03	Application of Funds.	72

ARTICLE IX ADMINISTRATIVE AGENT		73
9.01	Appointment and Authorization of Administrative Agent.	73
9.02	Delegation of Duties.	74
9.03	Liability of Administrative Agent.	74
9.04	Reliance by Administrative Agent.	74
9.05	Notice of Default.	75
9.06	Credit Decision; Disclosure of Confidential Information by Administrative Agent.	75
9.07	Indemnification of Administrative Agent.	76
9.08	Administrative Agent in its Individual Capacity.	76
9.09	Successor Administrative Agent.	77
9.10	Administrative Agent May File Proofs of Claim.	77
9.11	Guaranty Matters.	78
9.12	Other Agents; Arrangers and Managers.	78

ARTICLE X MISCELLANEOUS		79
10.01	Amendments, Etc.	79
10.02	Notices and Other Communications; Facsimile Copies.	80
10.03	No Waiver; Cumulative Remedies.	82
10.04	Attorney Costs, Expenses and Taxes.	83
10.05	Indemnification.	83
10.06	Payments Set Aside.	84
10.07	Successors and Assigns.	84
10.08	Confidentiality.	87
10.09	Set-off.	88
10.10	Interest Rate Limitation.	89
10.11	Counterparts.	89
10.12	Integration.	89
10.13	Survival of Representations and Warranties.	90
10.14	Severability.	90
10.15	Tax Forms.	90
10.16	Replacement of Lenders.	92
10.17	No Advisory or Fiduciary Responsibility.	92
10.18	Source of Funds.	93
10.19	GOVERNING LAW.	93
10.20	WAIVER OF RIGHT TO TRIAL BY JURY.	94
10.21	No Conflict.	94
10.22	USA Patriot Act Notice.	95
10.23	Entire Agreement.	95

ARTICLE XI GUARANTY		95
11.01	The Guaranty.	95
11.02	Obligations Unconditional.	96

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11.03	Reinstatement.	97
11.04	Certain Waivers.	97
11.05	Rights of Contribution.	98
11.06	Guaranty of Payment; Continuing Guaranty.	98
11.07	Keepwell.	98

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SCHEDULES

2.01	Lenders and Commitments
5.11	Corporate Structure; Capital Stock
6.19	Post Closing
7.01	Liens
7.02	Indebtedness
7.03	Investments
7.09	Negative Pledges
10.02	Notice Addresses

EXHIBITS

A	Form of Loan Notice
B	Form of Term Note
C	Form of Compliance Certificate
D	Form of Assignment and Assumption
E	Form of Subsidiary Guarantor Joinder Agreement
F	Form of Lender Joinder Agreement

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CREDIT AGREEMENT

This CREDIT AGREEMENT (as amended, modified, restated or supplemented from time to time, this “Credit Agreement” or this “Agreement”) is entered into as of December 27, 2013 by and among OMEGA HEALTHCARE INVESTORS, INC., a Maryland corporation (the “Borrower”) certain subsidiaries of the Borrower identified herein, as Guarantors, the Lenders (as defined herein), and BANK OF AMERICA, N.A., as Administrative Agent (as defined herein).

WHEREAS, the Borrower has requested that the Term Loan Lenders hereunder provide a term loan facility in the amount of $200,000,000 (the “Term Loan Facility”), which Term Loan Facility may be increased to an aggregate amount of $400,000,000;

WHEREAS, to provide assurance for the repayment of the Loans hereunder and the other Obligations of the Credit Parties, the Borrower will, among other things, provide or cause to be provided to the Administrative Agent, for the benefit of the holders of the Obligations so guaranteed, a guaranty of the Obligations by each of the Guarantors pursuant to Article XI hereof;

WHEREAS, subject to the terms and conditions set forth herein, the Administrative Agent is willing to act as administrative agent for the Lenders, and each of the Term Loan Lenders is willing to make Term Loans as provided herein in an aggregate amount at any one time outstanding not in excess of such Term Loan Lender’s Term Loan Commitment hereunder.

NOW, THEREFORE, in consideration of these premises and the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01       Defined Terms.

As used in this Credit Agreement, the following terms have the meanings set forth below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Acquisition” with respect to any Person, means the purchase or acquisition by such Person of any Capital Stock in or any asset of another Person, whether or not involving a merger or consolidation with such other Person.

“Adjusted Consolidated Funded Debt” means, as of any date of determination, the sum of (a) all Consolidated Funded Debt plus (b) the Consolidated Parties’ pro rata share of Funded Debt attributable to interest in Unconsolidated Affiliates.

“Administrative Agent” means Bank of America in its capacity as administrative agent for the Lenders under any of the Credit Documents, or any successor administrative agent.

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“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent-Related Persons” means the Administrative Agent, together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

“Agreement” has the meaning provided in the introductory paragraph hereof.

“Applicable Percentage” means with respect to any Lender at any time, (a) with respect to such Lender’s portion of any outstanding Term Loan at any time, the percentage (carried out to the ninth decimal place) of the outstanding principal amount of such Term Loan held by such Lender at such time subject to adjustment as provided in Section 2.12 and (b) with respect to such Lender’s Term Loan Commitment at any time, the percentage (carried out to the ninth decimal place) of the aggregate Term Loan Commitments of all Lenders represented by such Lender’s Term Loan Commitment at such time, subject to adjustment as provided in Section 2.12.  The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto or in any documentation executed by such Lender pursuant to Section 2.01(b), as applicable.

“Applicable Rate” means, for any applicable period, the appropriate applicable percentage corresponding to the following percentages per annum, based upon the Debt Ratings at each Pricing Level as set forth below:

Applicable Rate
Pricing Level	Debt Rating	Eurodollar Loans	Base Rate Loans
1	> A-/A3	1.10%	0.10%
2	BBB+/Baa1	1.20%	0.20%
3	BBB/Baa2	1.45%	0.45%
4	BBB-/Baa3	1.75%	0.75%
5	<BBB-/Baa3	2.30%	1.30%

Each change in the Applicable Rate resulting from a publicly announced change in the Debt Rating shall be effective, in the case of an upgrade, during the period commencing on the date of delivery by the Borrower to the Administrative Agent of notice thereof and ending on the day immediately preceding the effective date of the next such change and, in the case of a downgrade, during the period commencing on the date of the public announcement thereof and

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ending on the day immediately preceding the effective date of the next such change.  If at any time the Borrower has only two (2) Debt Ratings, and such Debt Ratings are split, then: (A) if the difference between such Debt Ratings is one ratings category (e.g. Baa2 by Moody’s and BBB- by S&P or Fitch), the Applicable Rate shall be the rate per annum that would be applicable if the higher of the Debt Ratings were used; and (B) if the difference between such Debt Ratings is two ratings categories (e.g. Baa1 by Moody’s and BBB- by S&P), the Applicable Rate shall be the rate per annum that would be applicable if the median of the applicable Debt Ratings were used.  If at any time the Borrower has three (3) Debt Ratings, and such Debt Ratings are split, then: (A) if the difference between the highest and the lowest such Debt Ratings is one ratings category (e.g. Baa2 by Moody’s and BBB- by S&P or Fitch), the Applicable Rate shall be the rate per annum that would be applicable if the highest of the Debt Ratings were used; and (B) if the difference between such Debt Ratings is two ratings categories (e.g. Baa1 by Moody’s and BBB- by S&P or Fitch) or more, the Applicable Rate shall be the rate per annum that would be applicable if the average of the two (2) highest Debt Ratings were used; provided, that if such average is not a recognized rating category, then the Applicable Rate shall be the rate per annum that would be applicable if the second highest Debt Rating of the three were used.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, in its capacity as sole lead arranger and sole book manager.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.07(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit D or any other form approved by the Administrative Agent and, if such assignment and assumption requires its consent, the Borrower.

“Attorney Costs” means and includes all reasonable and documented fees, expenses and disbursements of any law firm or other external counsel and, without duplication, the allocated reasonable and documented cost of internal legal services and all expenses and disbursements of internal counsel.

“Attributable Principal Amount” means (a) in the case of capital leases, the amount of capital lease obligations determined in accordance with GAAP, (b) in the case of Synthetic Leases, an amount determined by capitalization of the remaining lease payments thereunder as if it were a capital lease determined in accordance with GAAP, (c) in the case of Securitization Transactions, the outstanding principal amount of such financing, after taking into account reserve amounts and making appropriate adjustments, determined by the Administrative Agent in its reasonable judgment and (d) in the case of Sale and Leaseback Transactions, the present value (discounted in accordance with GAAP at the debt rate implied in the applicable lease) of the obligations of the lessee for rental payments during the term of such lease.

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“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries for the fiscal year ended December 31, 2012, and the related consolidated statements of earnings, shareholders’ equity and cash flows for such fiscal year of the Borrower and its Consolidated Subsidiaries, including the notes thereto; provided, that the Administrative Agent hereby agrees that the Form 10-K of the Borrower delivered to it by the Borrower and containing information for the fiscal year ended December 31, 2012 shall constitute all information required to be delivered as part of the “Audited Financial Statements” for purposes of this Agreement.

“Bank of America” means Bank of America, N.A., together with its successors.

“Bankruptcy Code” means Title 11 of the United States Code, as the same may be amended from time to time.

“Bankruptcy Event” means, with respect to any Person, the occurrence of any of the following: (a) the entry of a decree or order for relief by a court or governmental agency in an involuntary case under any applicable Debtor Relief Law or any other bankruptcy, insolvency or other similar law now or hereafter in effect, or the appointment by a court or governmental agency of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or the ordering of the winding up or liquidation of its affairs by a court or governmental agency and such decree, order or appointment is not vacated or discharged within ninety (90) days of its filing; or (b) the commencement against such Person of an involuntary case under any applicable Debtor Relief Law or any other bankruptcy, insolvency or other similar law now or hereafter in effect, or of any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed for a period of ninety (90) consecutive days, or the repossession or seizure by a creditor of such Person of a substantial part of its Property; or (c) such Person shall commence a voluntary case under any applicable Debtor Relief Law or any other bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or the taking possession by a receiver, liquidator, assignee, creditor in possession, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or make any general assignment for the benefit of creditors; or (d) the filing of a petition by such Person seeking to take advantage of any Debtor Relief Law or any other applicable Law, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, or (e) such Person shall fail to contest in a timely and appropriate manner (and if not dismissed within ninety (90) days) or shall consent to any petition filed against it in an involuntary case under such bankruptcy laws or other applicable Law or consent to any proceeding or action relating to any bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts with respect to its assets or existence, or (f) such Person shall admit in writing, or such Person’s financial statements shall reflect, an inability to pay its debts generally as they become due.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly

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announced from time to time by Bank of America as its “prime rate,” and (c) the one-month Eurodollar Rate plus one percent (1.00%).  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in the prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Borrower” has the meaning given to such term in the introductory paragraph hereof.

“Borrower Materials” has the meaning provided in Section 6.02.

“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type and, in the case of Eurodollar Loans, having the same Interest Period.

“Braswell Indebtedness” means that certain Indebtedness of Regency Health Services, Inc. owing to C. Allen Braswell, Braswell Management, Inc., Dorothy Norton and Cecil Mays pursuant to that certain Promissory Note Secured by Deeds of Trust in the original principal amount of $4,114,035 (of which no more than $2,961,607 is outstanding as of the Closing Date).

“Businesses” has the meaning provided in Section 5.07(a).

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Loan, means any such day that is also a London Banking Day.

“Capital Lease” means a lease that would be capitalized on a balance sheet of the lessee prepared in accordance with GAAP.

“Capital Stock” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalization Rate” means 10.0% for all government reimbursed assets (i.e. skilled nursing facilities, hospitals, etc.) and 8.0% for all non-government reimbursed assets (i.e. assisted living facilities, independent living facilities, medical office buildings, etc.).

“Cash Equivalents” means (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) time deposits and certificates of deposit of (i) any

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Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (each an “Approved Bank”), in each case with maturities of not more than two hundred seventy (270) days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments (classified in accordance with GAAP as current assets) in money market investment programs registered under the Investment Company Act of 1940, as amended, that are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subclauses hereof.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means the occurrence of any of the following events: (a) any Person or two or more Persons acting in concert shall have acquired beneficial ownership, directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of or control over, voting stock of the Borrower (or other securities convertible into such voting stock) representing thirty-five percent (35%) or more of the combined voting power of all voting stock of the Borrower, (b) during any period of up to twenty-four (24) consecutive months, commencing after the Closing Date, individuals who at the beginning of such twenty-four (24) month period were directors of the Borrower (together with any new director whose election by the Borrower’s Board of Directors or whose nomination for election by the Borrower’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Borrower then in office.  As used herein, “beneficial ownership” shall have the meaning provided in Rule 13d-3 of the SEC under the Securities Exchange Act of 1934, or (c) the

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occurrence of a “Change of Control” or any equivalent term or concept under any of the Senior Note Indentures.

“Closing Date” means the date hereof.

“Commitment” means with respect to each Lender, the Term Loan Commitment of such Lender.

“Commitment Letter” means that certain commitment letter dated as of October 15, 2013 among the Borrower, the Arranger and the Administrative Agent, as amended and modified.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Commitment Increase Amendment” has the meaning set forth in Section 2.01(c).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Confidential Information” has the meaning provided in Section 10.08.

“Consolidated Adjusted EBITDA” means, for any period, for the Consolidated Parties on a consolidated basis, the sum of (a) Consolidated EBITDA as of such date plus (b) an amount based on the Special Charges Adjustment (without duplication to the extent included in the determination of Consolidated Interest Expense and added back to net income in the calculation of Consolidated EBITDA).

“Consolidated EBITDA” means, for any period, for the Consolidated Parties on a consolidated basis, the sum of (a) net income of the Consolidated Parties, in each case, excluding any non-recurring or extraordinary gains and losses, plus (b) an amount which, in the determination of net income for such period pursuant to clause (a) above, has been deducted for or in connection with (i) Consolidated Interest Expense (plus, amortization of deferred financing costs, to the extent included in the determination of Consolidated Interest Expense per GAAP), (ii) income taxes, and (iii) depreciation and amortization plus (c) to the extent decreasing net income of the Consolidated Parties for such period, all expenses directly attributable to FIN 46 consolidation requirements, minus (d) to the extent increasing net income of the Consolidated Parties for such period, all revenue directly attributable to FIN 46 consolidation requirements, plus (e) to the extent decreasing net income of the Consolidated Parties for such period, all expenses directly related to owned and operated assets, minus (f) to the extent increasing net income of the Consolidated Parties for such period, all revenues directly related to owned and operated assets, all determined in accordance with GAAP.

“Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Adjusted EBITDA to (b) Consolidated Fixed Charges for the most recently completed four (4) fiscal quarters.

“Consolidated Fixed Charges” means, for any period, for the Consolidated Parties on a consolidated basis, the sum of (a) Consolidated Interest Expense (excluding, for purposes hereof and without duplication, Special Charges to the extent included in the calculation of Consolidated Interest Expense) for such period, plus (b) current scheduled principal payments of

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Consolidated Funded Debt for such period (including, for purposes hereof, current scheduled reductions in commitments, but excluding any payment of principal under the Credit Documents and any “balloon” payment or final payment at maturity that is significantly larger than the scheduled payments that preceded it) for a period beginning the day after the date of determination and lasting for the same length of time as the applicable period referenced at the beginning of this definition, plus (c) dividends and distributions on preferred stock, if any, for such period, in each case, as determined in accordance with GAAP.

“Consolidated Funded Debt” means, as of any date of determination, the sum of (a) all Funded Debt of the Consolidated Parties determined on a consolidated basis minus (b) to the extent included in the calculation of Funded Debt of the Consolidated Parties, the aggregate amount of Funded Debt directly attributable to FIN 46 consolidation requirements, all determined in accordance with GAAP.

“Consolidated Interest Expense” means, for any period, for the Consolidated Parties on a consolidated basis, all interest expense and letter of credit fee expense, as determined in accordance with GAAP during such period; provided, that interest expenses shall, in any event, (a) include the interest component under Capital Leases and the implied interest component under Securitization Transactions and (b) exclude the amortization of any deferred financing fees.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Adjusted Consolidated Funded Debt to (b) Consolidated Total Asset Value for the most recently completed fiscal quarter.

“Consolidated Parties” means the Borrower and its Consolidated Subsidiaries, as determined in accordance with GAAP.

“Consolidated Secured Funded Debt” means the aggregate principal amount of Funded Debt of the Borrower or any of its Subsidiaries, on a consolidated basis, that is secured by a Lien, and shall include (without duplication), the ownership share of such secured Funded Debt of the Borrower’s or its Subsidiaries’ Unconsolidated Affiliates.

“Consolidated Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Secured Funded Debt to (b) Consolidated Total Asset Value for the most recently completed fiscal quarter.

“Consolidated Subsidiary” means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date.

“Consolidated Tangible Net Worth” means, for the Consolidated Parties as of any date of determination, (a) stockholders’ equity on a consolidated basis determined in accordance with GAAP, but with no upward adjustments due to any revaluation of assets, less (b) all Intangible Assets, plus (c) all accumulated depreciation, all determined in accordance with GAAP; provided, that the Consolidated Parties will be permitted to exclude (i.e. add back to stockholder’s equity) up to $25,000,000 in potential future impairment charges incurred during the term of this Credit Agreement (such exclusions to be clearly reflected, however, in the

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calculations of Consolidated Tangible Net Worth delivered to the Administrative Agent by the Borrower from time to time pursuant to the terms of this Credit Agreement).

“Consolidated Total Asset Value” means the sum of all the following of the Consolidated Parties, without duplication: (a) the quotient of (1) Net Revenue from all Real Property Assets for the fiscal quarter most recently ended, minus the Net Revenue attributable to each Real Property Asset sold or otherwise disposed of during such most recently ended quarter, minus the Net Revenue from all Real Property Assets acquired during the last fiscal quarter, multiplied by four, divided by (2) the Capitalization Rate, plus (b) the acquisition cost of each Real Property Asset acquired during the last fiscal quarter, plus (b) the GAAP book value of the Borrower’s Investments permitted by Section 7.03, plus (c) cash and cash equivalents, plus (d) the Consolidated Parties’ pro rata share of the foregoing items and components attributable to interest in Unconsolidated Affiliates.

“Consolidated Unsecured Debt Yield” means, as of any date of determination, the ratio of (a) Unencumbered Net Revenue plus interest income from unencumbered Qualified Mortgage Loans (provided, however, the aggregate amount of Qualified Mortgage Loans attributable to second mortgages or second deeds of trust shall not exceed $150,000,000), as of the end of the most recently completed fiscal quarter multiplied by four (4) to (b) the Consolidated Unsecured Funded Debt for the most recently completed fiscal quarter.

“Consolidated Unsecured Funded Debt” mean the aggregate principal amount of Funded Debt of the Borrower or any of its Subsidiaries, on a consolidated basis, that is not Consolidated Secured Funded Debt.

“Consolidated Unsecured Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Unencumbered Net Revenue to (b) the Consolidated Unsecured Interest Expense for the most recently completed fiscal quarter.

“Consolidated Unsecured Interest Expense” means, for any period, for the Consolidated Parties on a consolidated basis, all interest expense and letter of credit fee expense, as determined in accordance with GAAP during such period, attributable to Borrower and its Subsidiaries’ aggregate Consolidated Unsecured Funded Debt; provided, that interest expenses shall, in any event, (a) include the interest component under Capital Leases and the implied interest component under Securitization Transactions and (b) exclude the amortization of any deferred financing fees.

“Consolidated Unsecured Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Unsecured Funded Debt to (b) Unencumbered Asset Value for the most recently completed fiscal quarter.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings

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correlative thereto.  Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote twenty-five percent (25%) or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

“Credit Agreement” has the meaning given to such term in the introductory paragraph hereof.

“Credit Documents” means this Credit Agreement, the Notes, the Commitment Letter, the Fee Letter, the Subsidiary Guarantor Joinder Agreements and the Compliance Certificates.

“Credit Party” means, as of any date, the Borrower or any Guarantor which is a party to the Credit Agreement as of such date; and “Credit Parties” means a collective reference to each of them.

“Debt Rating” means, as of any date of determination, the rating as determined by S&P, Moody’s and/or Fitch for the Borrower’s non-credit-enhanced, senior unsecured long-term debt.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event, act or condition that, with notice, the passage of time, or both, would constitute an Event of Default.

“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) two percent (2%) per annum; provided, however, that with respect to a Eurodollar Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus two percent (2%) per annum, in each case to the fullest extent permitted by applicable Law.

“Defaulting Lender” means, subject to Section 2.12, any Lender that, as reasonably determined by the Administrative Agent, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans, within three Business Days of the date required to be funded by it hereunder, unless, in the case of any Loan, such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s reasonable determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s reasonable determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after request by

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the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided, that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any Sale and Leaseback Transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Dollar” or “$” means the lawful currency of the United States.

“Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent (such approval not to be unreasonably withheld or delayed), and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided, that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

“Eligible Ground Lease” means, at any time, a ground lease (a) under which the Borrower or a Subsidiary of the Borrower is the lessee or holds equivalent rights and is the fee owner of the improvements located thereon, (b) that has a remaining term of not less than thirty (30) years; provided, however, with respect to that certain ground lease covering properties located at 200 Alabama Avenue, Muscle Shoals, Alabama, 500 John Aldridge Drive, Tuscumbia, Alabama and 813 Keeler Lane, Tuscumbia, Alabama, such remaining term may be less than thirty (30) years provided that the Borrower or such Subsidiary of the Borrower at all times possesses a valid and enforceable irrevocable option to purchase the fee interest in such properties with no conditions or contingencies other than the payment of a sum of less than $1,000.00, (c) under which any required rental payment, principal or interest payment or other payment due under such lease from the Borrower or from such Subsidiary of the Borrower to the ground lessor is not more than sixty (60) days past due and any required rental payment, principal or interest payment or other payment due to such Borrower or Subsidiary of the Borrower under any sublease of the applicable real property lessor is not more than sixty (60) days past due, (d) where no party to

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such lease is subject to a then-continuing Bankruptcy Event, (e) such ground lease (or a related document executed by the applicable ground lessor) contains customary provisions protective of any lender to the lessee and (f) where the Borrower’s or such Subsidiary of the Borrower’s interest in the underlying Real Property Asset or the lease is not subject to (i) any Lien other than Permitted Liens and other encumbrances acceptable to the Administrative Agent and the Required Lenders, in their discretion, or (ii) any Negative Pledge.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Equity Transaction” means, with respect to any member of the Consolidated Parties, any issuance or sale of shares of its Capital Stock, other than an issuance (a) to a Consolidated Party, (b) in connection with a conversion of debt securities to equity, (c) in connection with the exercise by a present or former employee, officer or director under a stock incentive plan, stock option plan or other equity-based compensation plan or arrangement, or (d) in connection with any acquisition permitted hereunder.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition that could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“Eurodollar Base Rate” means:

(a)       For any Interest Period with respect to a Eurodollar Loan, the rate per annum equal to the London Interbank Offered Rate or comparable or successor thereto

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as approved by the Administrative Agent (“LIBOR”), as published by Reuters (or other commercially available source providing quotations of LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period.

(b)       For any day with respect to an interest rate calculation for a Base Rate Loan, the rate per annum equal to LIBOR at approximately 11:00 a.m., London time, two (2) Business Days prior to such date for Dollar deposits (for delivery on such day) being delivered in the London interbank market with a term equivalent to one month;

provided, that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

“Eurodollar Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate.”

“Eurodollar Rate” means (a) for any Interest Period with respect to any Eurodollar Loan and (b) for any Base Rate Loan bearing interest at a rate based on the Eurodollar Rate, a rate per annum determined by the Administrative Agent pursuant to the following formula:

Eurodollar Rate =	Eurodollar Base Rate
1.00 - Eurodollar Reserve Percentage

“Eurodollar Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”).  The Eurodollar Rate for each outstanding Eurodollar Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

“Event of Default” has the meaning provided in Section 8.01.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Obligation under any Swap Contract if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant under a Credit Document by such Guarantor of a security interest to secure, such Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act (or the application or official interpretation thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 11.07 and any and all guarantees of such Guarantor’s

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Obligations under any Swap Contract by other Credit Parties) at the time the Guaranty of such Guarantor, or grant by such Guarantor of a security interest, becomes effective with respect to such Obligation.  If an Obligation under any Swap Contract arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply to only the portion of such Obligations that is attributable to Swap Contracts for which such Guaranty or security interest becomes illegal.

“Executive Order” has the meaning provided in the definition of “Prohibited Person” in this Section 1.01.

“Existing Credit Facility” means that certain Credit Agreement, dated as of December 6, 2012, by and among the Borrower, certain Subsidiaries of the Borrower, the lenders party thereto and Bank of America, N.A. as administrative agent, as amended, restated or otherwise modified from time to time prior to the date hereof.

“Extension of Credit” means any Borrowing.

“Facilities” has the meaning provided in Section 5.07(a).

“Facility Lease” means a lease or master lease with respect to any Real Property Asset owned or ground leased by any of the Consolidated Parties as lessor, to a third party Tenant, which, in the reasonable judgment of the Administrative Agent, is a triple net lease such that such Tenant is required to pay all taxes, utilities, insurance, maintenance, casualty insurance payments and other expenses with respect to the subject Real Property Asset (whether in the form of reimbursements or additional rent) in addition to the base rental payments required thereunder such that net operating income to the applicable Consolidated Party for such Real Property Asset (before non-cash items) equals the base rent paid thereunder; provided, that each such lease or master lease shall be in form and substance reasonably satisfactory to the Administrative Agent.

“FASB” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day immediately succeeding such day; provided, that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately preceding Business Day as so published on the immediately succeeding Business Day, and (b) if no such rate is so published on such immediately succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to the next 1/100th of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means that certain letter agreement dated as of October 15, 2013 among the Borrower, the Arranger and the Administrative Agent, as amended and modified.

“Fitch” means Fitch Ratings, a Subsidiary of Fimalac, S.A., and any successor thereto.

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“Foreign Lender” has the meaning provided in Section 10.15(a)(i).

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural person) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funded Debt” means, as to any Person (or consolidated group of Persons) at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)       all obligations for borrowed money, whether current or long-term (including the Obligations hereunder), and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)       all purchase money indebtedness (including indebtedness and obligations in respect of conditional sales and title retention arrangements, except for customary conditional sales and title retention arrangements with suppliers that are entered into in the ordinary course of business) and all indebtedness and obligations in respect of the deferred purchase price of property or services (other than trade accounts payable incurred in the ordinary course of business and payable on customary trade terms);

(c)       all direct obligations under letters of credit (including standby and commercial), bankers’ acceptances and similar instruments (including bank guaranties, surety bonds, comfort letters, keep-well agreements and capital maintenance agreements) to the extent such instruments or agreements support financial, rather than performance, obligations;

(d)       the Attributable Principal Amount of capital leases and Synthetic Leases;

(e)       the Attributable Principal Amount of Securitization Transactions;

(f)        all preferred stock and comparable equity interests providing for mandatory redemption, sinking fund or other like payments;

(g)       Support Obligations in respect of Funded Debt of another Person (other than Persons in such group, if applicable); and

(h)       Funded Debt of any partnership or joint venture or other similar entity in which such Person is a general partner or joint venturer, and, as such, has personal liability for such obligations, but only to the extent there is recourse to such Person (or, if applicable, any Person in such consolidated group) for payment thereof.

For purposes hereof, the amount of Funded Debt shall be determined based on the outstanding principal amount in the case of borrowed money indebtedness under clause (a) and purchase money indebtedness and the deferred purchase obligations under clause (b), based on

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the maximum amount available to be drawn in the case of letter of credit obligations and the other obligations under clause (c), and based on the amount of Funded Debt that is the subject of the Support Obligations in the case of Support Obligations under clause (g).  For purposes of clarification, “Funded Debt” of Person constituting a consolidated group shall not include inter-company indebtedness of such Persons, general accounts payable of such Persons which arise in the ordinary course of business, accrued expenses of such Persons incurred in the ordinary course of business or minority interests in joint ventures or limited partnerships (except to the extent set forth in clause (h) above).

“Funds From Operations” means, with respect to any period, the Borrower’s net income (or loss), plus depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures as hereafter provided.  Notwithstanding contrary treatment under GAAP, for purposes hereof, (a) “Funds From Operations” shall include, and be adjusted to take into account, the Borrower’s interests in unconsolidated partnerships and joint ventures, on the same basis as consolidated partnerships and subsidiaries, as provided in the “white paper” issued in April 2002 by the National Association of Real Estate Investment Trusts, a copy of which has been provided to the Administrative Agent and the Lenders and (b) net income (or loss) shall not include gains (or, if applicable, losses) resulting from or in connection with (i) restructuring of indebtedness, (ii) sales of property, (iii) sales or redemptions of preferred stock, (iv) revenue or expenses related to owned and operated assets, (v) revenue or expense related to FIN 46 consolidation requirements or (vi) any other Special Charges.

“GAAP” means generally accepted accounting principles in effect in the United States as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board from time to time applied on a consistent basis, subject to the provisions of Section 1.03.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guaranteed Obligations” has the meaning given to such term in Section 11.01(a).

“Guarantors” means any Subsidiary of the Borrower that guarantees the loans and obligations hereunder pursuant to the Guaranty, in each case with their successors and permitted assigns.

“Guaranty” means the guaranty of the Obligations by each of the Guarantors pursuant to Article XI hereof.

“Hazardous Material” means any toxic or hazardous substance, including petroleum and its derivatives regulated under the Environmental Laws.

“Healthcare Facilities” means any skilled nursing facilities, mentally and developmentally disabled facilities, rehab hospitals, long term acute care facilities, intermediate care facilities for the mentally disabled, medical office buildings, domestic assisted living facilities, independent living

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facilities or Alzheimer’s care facilities and any ancillary businesses that are incidental to the foregoing.

“Impacted Loans” has the meaning provided in Section 3.03.

“Incremental Facilities” has the meaning provided in Section 2.01(b).

“Incremental Facility Commitment” has the meaning provided in Section 2.01(b)(iii).

“Incremental Term Loan Facility” has the meaning provided in Section 2.01(b).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)       all Funded Debt;

(b)       all contingent obligations under letters of credit (including standby and commercial), bankers’ acceptances and similar instruments (including bank guaranties, surety bonds, comfort letters, keep-well agreements and capital maintenance agreements) to the extent such instruments or agreements support financial, rather than performance, obligations;

(c)       net obligations under any Swap Contract;

(d)       Support Obligations in respect of Indebtedness of another Person; and

(e)       Indebtedness of any partnership or joint venture or other similar entity in which such Person is a general partner or joint venturer, and, as such, has personal liability for such obligations, but only to the extent there is recourse to such Person for payment thereof.

For purposes hereof, the amount of Indebtedness shall be determined based on Swap Termination Value in the case of net obligations under Swap Contracts under clause (c) and based on the outstanding principal amount of the Indebtedness that is the subject of the Support Obligations in the case of Support Obligations under clause (d).

“Indemnified Liabilities” has the meaning provided in Section 10.05.

“Indemnitees” has the meaning provided in Section 10.05.

“Intangible Assets” means all assets consisting of goodwill, patents, trade names, trademarks, copyrights, franchises, experimental expense, organization expense, unamortized debt discount and expense, deferred assets (other than prepaid insurance and prepaid taxes), the excess of cost of shares acquired over book value of related assets and such other assets as are properly classified as “intangible assets” in accordance with GAAP.

“Interest Payment Date” means, (a) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Term Loan Maturity Date, and (b) as to any

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Eurodollar Loan, the last Business Day of each Interest Period for such Loan, the date of repayment of principal of such Loan, and where the applicable Interest Period exceeds three months, the date every three months after the beginning of such Interest Period.  If an Interest Payment Date falls on a date that is not a Business Day, such Interest Payment Date shall be deemed to be the immediately succeeding Business Day.

“Interest Period” means, as to each Eurodollar Loan, the period commencing on the date such Eurodollar Loan is disbursed or converted to or continued as a Eurodollar Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Loan Notice; provided, that:

(a)       any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the immediately succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

(b)       any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)       no Interest Period shall extend beyond the Term Loan Maturity Date.

“Internal Revenue Code” means the Internal Revenue Code of 1986 as amended.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Capital Stock of another Person, (b) a loan, advance or capital contribution to, guaranty or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Investment Grade Rating” means a Debt Rating of BBB-/Baa3 (or equivalent) or higher from either Moody’s, S&P or Fitch.

“IRS” means the United States Internal Revenue Service.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

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“Lender” means each of the Persons identified as a “Lender” on the signature pages hereto and each Person who joins as a Lender pursuant to the terms hereof, together with their respective successors and assigns.

“Lender Joinder Agreement” means a joinder agreement in the form of Exhibit F, executed and delivered in accordance with the provisions of Section 2.01(b).

“Lending Office” means, as to any Lender, the office or offices of such Lender set forth in such Lender’s Administrative Questionnaire or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Lien” means any mortgage, deed of trust, deed to secured debt, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means any Term Loan and the Base Rate Loans and Eurodollar Loans comprising such Loans.

“Loan Notice” means a notice of (a) a Borrowing of Loans, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Loans, which, if in writing, shall be substantially in the form of Exhibit A.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Master Agreement” has the meaning provided in the definition of “Swap Contract” in this Section 1.01.

“Material Adverse Effect” means a material adverse effect on (i) the condition (financial or otherwise), operations, business, assets, liabilities or prospects of the Borrower and its Consolidated Subsidiaries taken as a whole, (ii) the ability of the Borrower or the other Credit Parties, taken as a whole, to perform any material obligation under the Credit Documents, or (iii) the rights and remedies of the Administrative Agent and the Lenders under the Credit Documents.

“Material Contract” means, any agreement the breach, nonperformance or cancellation of which could reasonably be expected to have a Material Adverse Effect.

“Moody’s” means Moody’s Investors Service, Inc.  and any successor thereto.

“Mortgage Loan” means any loan owned or held by any of the Consolidated Parties secured by a mortgage or deed of trust on Real Property Assets.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is

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obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Negative Pledge” means any agreement (other than this Credit Agreement or any other Credit Document) that in whole or in part prohibits the creation of any Lien on any assets of a Person; provided, however, that an agreement that establishes a maximum ratio of unsecured debt to unencumbered assets, or of secured debt to total assets, or that otherwise conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a “Negative Pledge” for purposes of this Credit Agreement.

“Net Revenues” shall mean, with respect to any Real Property Asset for the most recently ended four (4) fiscal quarter period, the sum of (a) rental payments received in cash by the applicable Consolidated Party (whether in the nature of base rent, minimum rent, percentage rent, additional rent or otherwise, but exclusive of security deposits, earnest money deposits, advance rentals, reserves for capital expenditures, charges, expenses or items required to be paid or reimbursed by the Tenant thereunder and proceeds from a sale or other disposition) pursuant to the Facility Leases applicable to such Real Property Asset, minus (b) expenses of the applicable Consolidated Party allocated to such Real Property Asset.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Notes” means a collective reference to the Term Notes; and “Note” means any one of them.

“Obligations” means, without duplication, (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Credit Party arising under any Credit Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding and (b) all obligations under any Swap Contract of any Credit Party to which a Lender or any Affiliate of a Lender is a party; provided, however, that the “Obligations” of a Credit Party shall exclude any Excluded Swap Obligations with respect to such Credit Party.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S.  jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or

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organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Outstanding Amount” means with respect to Term Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Term Loans, as the case may be, occurring on such date,

“Participant” has the meaning provided in Section 10.07(d).

“Patriot Act” means the USA Patriot Act, Pub. L. No. 107-56 et seq.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permitted Liens” means, at any time, Liens in respect of the Borrower or any of its Subsidiaries permitted to exist at such time pursuant to the terms of Section 7.01.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Internal Revenue Code or Title IV of ERISA, any ERISA Affiliate.

“Platform” has the meaning provided in Section 6.02.

“Pro Forma Basis” shall mean, for purposes of determining the calculation of and compliance with the financial covenants set forth in Section 6.12(a), (b), (c),(d), (f) and (g) hereunder, that the subject transaction shall be deemed to have occurred as of the first day of the period of four (4) consecutive fiscal quarters ending as of the end of the most recent fiscal quarter for which annual or quarterly financial statements shall have been delivered in accordance with the provisions of this Credit Agreement.  Further, for purposes of making calculations on a “Pro Forma Basis” hereunder, (a) in the case of a Disposition, (i) income statement items (whether positive or negative) attributable to the property, entities or business units that are the subject of such Disposition shall be excluded to the extent relating to any period prior to the date of the subject transaction, and (ii) Indebtedness paid or retired in connection with the subject transaction shall be deemed to have been paid and retired as of the first day of the applicable period; (b) in the case of an Acquisition, (i) income statement items (whether positive or negative) attributable to the property, entities or business units that are the subject of such Acquisition shall be included to the extent relating to any period prior to the date of the subject transaction, and (ii) Indebtedness incurred in connection with the subject transaction shall be deemed to have been incurred as of the first day of the applicable period (and interest expense

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shall be imputed for the applicable period utilizing the actual interest rates thereunder or, if actual rates are not ascertainable, assuming prevailing interest rates hereunder) and (c) in the case of an Equity Transaction, Indebtedness paid or retired in connection therewith shall be deemed to have been paid and retired as of the first day of the applicable period.

“Prohibited Person” means any Person (i) listed in the annex to, or who is otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”); (ii) that is owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the annex to, or is otherwise subject to the provisions, of the Executive Order; (iii) with whom a Person is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering Law, including the Executive Order; (iv) who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; (v) that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website or at any replacement website or other replacement official publication of such list; or who is an Affiliate of a Person listed in clauses (i) - (v) above.

“Property” means all property owned or leased by a Credit Party or any of its Subsidiaries, both real and personal.

“Qualified ECP Guarantor” means, at any time, each Credit Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Mortgage Loan” means any Mortgage Loan that is secured by a first or second mortgage or a first or second deed of trust on Real Property Assets so long as the mortgagor or grantor with respect to such Mortgage Loan is not delinquent sixty (60) days or more in interest or principal payments due thereunder.

“Qualified REIT Subsidiary” means the meaning given to such term in the Internal Revenue Code.

“Real Property Asset” means, a parcel of real property, together with all improvements (if any) thereon, owned in fee simple or leased pursuant to an Eligible Ground Lease by any Person; “Real Property Assets” means a collective reference to each Real Property Asset.

“Register” has the meaning provided in Section 10.07(c).

“Registered Public Accounting Firm” has the meaning provided in the Securities Laws and shall be independent of the Borrower as prescribed by the Securities Laws.

“Regulation T” means Regulation T of the FRB, as in effect from time to time.

“Regulation U” means Regulation U of the FRB, as in effect from time to time.

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“Regulation X” means Regulation X of the FRB, as in effect from time to time.

“REIT” means a real estate investment trust as defined in Sections 856-860 of the Internal Revenue Code.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty-day notice period has been waived.

“Request for Extension of Credit” means with respect to a Borrowing of Loans or the conversion or continuation of Loans, a Loan Notice.

“Required Lenders” means, as of any date of determination, two or more Lenders (except to the extent only one Lender exists as of such date) having at least 50% of (a) the sum of the outstanding principal amount of the Term Loans and the aggregate Commitments or (b) if the aggregate Commitments have expired or have been terminated pursuant to Article VIII, Lenders holding in the aggregate at least 50% of the sum of the outstanding principal amount of the Term Loans; provided, that the unfunded Commitments of any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Responsible Officer” means the chief executive officer, president, chief operating officer and chief financial officer of any Credit Party.  Any document delivered hereunder that is signed by a Responsible Officer of a Credit Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Credit Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Credit Party.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“Sale and Leaseback Transaction” means, with respect to the Borrower or any Subsidiary, any arrangement, directly or indirectly, with any person whereby the Borrower or such Subsidiary shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

“Sanction(s)” means any international economic sanction administered or enforced by OFAC, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

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“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.

“Securitization Transaction” means any financing or factoring or similar transaction (or series of such transactions) entered by any member of the Consolidated Parties pursuant to which such member of the Consolidated Parties may sell, convey or otherwise transfer, or grant a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment to a special purpose subsidiary or affiliate or any other Person.

“Senior Note Indentures” means collectively, the Senior Note Indenture (2020), the Senior Note Indenture (2022) and the Senior Note Indenture (2024).

“Senior Note Indenture (2020)” means the Indenture, dated as of February 9, 2010 by and among the Borrower and the Senior Noteholders, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time.

“Senior Note Indenture (2022)” means the Indenture, dated as of October 4, 2010 by and among the Borrower and the Senior Noteholders, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time.

“Senior Note Indenture (2024)” means the Indenture, dated as of March 19, 2012 by and among the Borrower and the Senior Noteholders, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time.

“Senior Noteholder” means any one of the holders from time to time of the Senior Notes.

“Senior Notes” means collectively, the Senior Notes (2020), the Senior Notes (2022) and the Senior Notes (2024).

“Senior Notes (2020)” means any one of the 7.5% Senior Notes due 2020 issued by the Borrower in favor of the Senior Noteholders pursuant to the Senior Note Indenture (2020), as such Senior Notes may be amended, restated, supplemented, replaced or otherwise modified from time to time.

“Senior Notes (2022)” means any one of the 6.75% Senior Notes due 2022 issued by the Borrower in favor of the Senior Noteholders pursuant to the Senior Note Indenture (2022), as such Senior Notes may be amended, restated, supplemented, replaced or otherwise modified from time to time.

“Senior Notes (2024)” means any one of the 5.875% Senior Notes due 2024 issued by the Borrower in favor of the Senior Noteholders pursuant to the Senior Note Indenture (2024), as such Senior Notes may be amended, restated, supplemented, replaced or otherwise modified from time to time.

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“Solvent” means, with respect to any person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged.  In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Special Charges” means, for any period, for the Consolidated Parties on a consolidated basis, all charges, costs or expenses of the Consolidated Parties related to any of the following:

(a)       cash litigation charges incurred by the Consolidated Parties; provided, that such amount shall not exceed an aggregate amount of $10,000,000 during the term of this Credit Agreement and any such amounts in excess of $10,000,000 shall not be included in the determination of the Special Charges Adjustment for any period;

(b)       non-cash charges associated solely with respect to the write-down of the value of accounts due to straight-line rent;

(c)       other than as set forth in clause (b) immediately above, additional non-cash charges associated with the write-down of the value of accounts and/or notes receivable of the Consolidated Parties; provided, that such amount shall not exceed an aggregate amount of $20,000,000 during the term of this Credit Agreement and any such amounts in excess of $20,000,000 shall not be included in the determination of the Special Charges Adjustment for any period;

(d)       non-cash charges related to preferred stock redemptions and non-cash compensation expenses relating to restricted stock awards, stock options or similar equity based compensation awards;

(e)       non-cash charges incurred by the Consolidated Parties in association with the write-down of the value of any real properties;

(f)        to the extent applicable, the satisfaction of outstanding unamortized loan fees with respect to the Existing Credit Facility;

(g)       any other non-cash charges associated with the sale or settlement by any Consolidated Party of any Swap Contract; and

(h)       charges related to acquisition deal related costs.

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“Special Charges Adjustment” means, for any period, the amount which has been deducted for or in connection with any Special Charges (without duplication among such items or items taken into account for previous period) in the determination of net income for the applicable period for which a given Consolidated EBITDA calculation has been performed.

“Specified Loan Party” has the meaning provided in Section 11.07.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise provided, “Subsidiary” shall refer to a Subsidiary of the Borrower.

“Subsidiary Guarantor” means each Subsidiary of the Borrower as of the Closing Date other than the Unrestricted Subsidiaries, together with each Subsidiary of the Borrower subsequently created or acquired which becomes a Subsidiary Guarantor pursuant to Section 6.15(a) hereof.

“Subsidiary Guarantor Joinder Agreement” means a joinder agreement in the form of Exhibit E to be executed by each new Subsidiary of the Borrower that is required to become a Subsidiary Guarantor in accordance with Section 6.15(a) hereof.

“Support Obligations” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person.  The amount of any Support Obligations shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Support Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options,

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forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, that are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination values determined in accordance therewith, such termination values, and (b) for any date prior to the date referenced in clause (a), the amounts determined as the mark-to-market values for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing arrangement that is considered borrowed money indebtedness for tax purposes but is classified as an operating lease under GAAP.

“Tenant” means any Person who is a lessee with respect to any lease held by a Consolidated Party as lessor or as an assignee of the lessor thereunder.

“Term Loan” has the meaning provided in Section 2.01(a).

“Term Loan Commitment” means, with respect to each Term Loan Lender, the commitment of such Term Loan Lender to make its portion of the Term Loan to the Borrower pursuant to Section 2.01(a), in the principal amount set forth opposite such Term Loan Lender’s name on Schedule 2.01; provided that, at any time after funding of a Term Loan, the determinations “Required Lender” shall also be based on the outstanding principal amount of the such Term Loan.  The aggregate principal amount of the Term Loan Commitments of all of the Term Loan Lenders as in effect on the Closing Date is Two-Hundred Million Dollars ($200,000,000).

“Term Loan Commitment Percentage” means, at any time, for each Term Loan Lender, the percentage of the Term Loan (or aggregate Term Loan Commitment, prior to the termination thereof) held by such Term Loan Lender to the aggregate Term Loan (or Term Loan Commitments) held by all Term Loan Lenders, as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 10.07.  The initial Term Loan Commitment Percentages are set forth on Schedule 2.01.

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“Term Loan Commitment Period” means the period from and including the Closing Date to the earlier of (a) February 28, 2014, (b) the date on which the full amount of the Term Loan Commitment has been Borrowed or (c) the date on which the Term Loan Commitments shall have been terminated as provided herein.

“Term Loan Lenders” means a collective reference to the Lenders holding Term Loans or Term Loan Commitments.

“Term Loan Maturity Date” means February 29, 2016.

“Term Note” means the promissory note in the form of Exhibit B, if any, given to each Term Loan Lender to evidence the Term Loan of such Term Loan Lender, as amended, restated, modified, supplemented, extended, renewed or replaced.

“Threshold Amount” means (a) for any provision relating to the Borrower, $10,000,000 and (b) for any provision relating to any Credit Party (other than the Borrower) or other Subsidiaries $5,000,000.

“Type” means, with respect to any Term Loan, its character as a Base Rate Loan or a Eurodollar Loan.

“Unconsolidated Affiliates” means an Affiliate of the Borrower whose financial statements are not required to be consolidated with the financial statements of the Borrower in accordance with GAAP.

“Unencumbered Asset Value” means the sum of the following, without duplication: (a) the quotient of (1) Unencumbered Net Revenue for the prior fiscal quarter, minus the Unencumbered Net Revenue attributable to each Unencumbered Property sold or otherwise disposed of during such most recently ended quarter, minus the Unencumbered Net Revenue from any Unencumbered Property acquired during the prior fiscal quarter, multiplied by four, divided by (2) the Capitalization Rate plus (b) the acquisition cost of each Unencumbered Property acquired during the prior fiscal quarter plus (c) the book value of unencumbered Qualified Mortgage Loans; provided, that when calculating the Unencumbered Asset Value, (i) the aggregate occupancy of all Unencumbered Properties contributing to the Unencumbered Asset Value, reported as of the last day of the most recently ended fiscal quarter period of the Borrower, shall be at least 78% of in-service beds and (ii) the aggregate amount of Qualified Mortgage Loans attributable to second mortgages or second deeds of trust added pursuant to clause (c) of this definition shall not exceed $150,000,000.

“Unencumbered Net Revenue” means, for any period, Net Revenue from all Unencumbered Properties.

“Unencumbered Property” means, for any Real Property Asset, the following criteria:

(a)       to the best of Borrower’s knowledge, does not have any title, survey, environmental, condemnation or condemnation proceedings, or other defects that would give rise to a materially adverse effect as to the value, use of or ability to sell or finance such property;

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(b)       is not subject to a Negative Pledge or encumbered by a mortgage, deed of trust, lien, pledge, encumbrance or other security interest, in each case, to secure Funded Debt, other than the Braswell Indebtedness;

(c)       100% owned in fee simple absolute or with a leasehold interest or similar arrangement providing the right to occupy Real Property Asset pursuant to an Eligible Ground Lease, in either case, by the Borrower or a direct or indirect Subsidiary of the Borrower;

(d)       shall be located in the United States;

(e)       is occupied or available for occupancy (subject to final tenant improvements);

(f)        is leased to a third party Tenant and operated by a third party operator;

(g)       the Tenant at such facility is not delinquent sixty (60) days or more in rent payments.

“Unencumbered Property Certificate” means a certificate signed by a Responsible Officer of the Borrower in a form to be agreed upon between the Administrative Agent and the Borrower in their reasonable discretion.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Internal Revenue Code for the applicable plan year.

“United States” or “U.S.” means the United States of America.

“Unrestricted Subsidiaries” means the “Unrestricted Subsidiaries” as such term is defined from time to time in the Senior Note Indentures; provided, that to the extent the Senior Note Indentures are, for any reason, both terminated, the term “Unrestricted Subsidiaries” shall, for the remainder of the term of this Agreement, have the meaning assigned to such term in the Senior Note Indentures immediately prior to the termination thereof.

“Unused Fee” has the meaning given such term in Section 2.07(a).

“Wholly Owned” means, with respect to any direct or indirect Subsidiary of any Person, that 100% of the Capital Stock with ordinary voting power issued by such Subsidiary (other than directors’ qualifying shares and investments by foreign nationals mandated by applicable Law) is beneficially owned, directly or indirectly, by such Person.

1.02       Interpretive Provisions.

With reference to this Credit Agreement and each other Credit Document, unless otherwise provided herein or in such other Credit Document:

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(a)          The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)          (i)         The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Credit Document shall refer to such Credit Document as a whole and not to any particular provision thereof.

(ii)        Unless otherwise provided or required by context, Article, Section, Exhibit and Schedule references are to the Credit Document in which such reference appears.

(iii)       The term “including” is by way of example and not limitation.

(iv)       The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(c)          In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(d)          Section headings herein and in the other Credit Documents are included for convenience of reference only and shall not affect the interpretation of this Credit Agreement or any other Credit Document.

1.03       Accounting Terms.

(a)         All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Credit Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements except as otherwise specifically prescribed herein.

(b)         The Borrower will provide a written summary of material changes in GAAP or in the consistent application thereof with each annual and quarterly Compliance Certificate delivered in accordance with Section 6.02(a).  If at any time any change in GAAP or in the consistent application thereof would affect the computation of any financial ratio or requirement set forth in any Credit Document, and either the Borrower or the Required Lenders shall object in writing to determining compliance based on such change, then such computations shall continue to be made on a basis consistent with the most recent financial statements delivered pursuant to Section 6.01(a) or (b) as to which no such objection has been made.

(c)         Determinations of the calculation of and compliance with the financial covenants set forth in Section 6.12(d), (f) and (g) hereunder shall be made on a Pro Forma Basis.

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1.04       Rounding.

Any financial ratios required to be maintained by the Borrower pursuant to this Credit Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05       References to Agreements and Laws.

Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Credit Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Credit Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

1.06       Times of Day; Rates.

Unless otherwise provided, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate” or with respect to any comparable or successor rate thereto.

ARTICLE II

COMMITMENTS AND EXTENSION OF CREDITS

2.01       Commitments.

Subject to the terms and conditions set forth herein:

(a)          Term Loans.    Not more than three (3) times during the Term Loan Commitment Period, each Term Loan Lender severally agrees to make term loans (each a “Term Loan”) to the Borrower on any Business Day; provided, that after giving effect to any such Term Loan, (i) with regard to the Term Loan Lenders collectively, the aggregate outstanding principal amount of Term Loans shall not exceed TWO HUNDRED MILLION DOLLARS ($200,000,000), and (ii) with regard to each Term Loan Lender individually, such Term Loan Lender’s Term Loan Commitment Percentage of outstanding Term Loans shall not exceed its respective Term Loan Commitment.  Term Loans may consist of Base Rate Loans, Eurodollar Loans, or a combination thereof, as provided herein.  Term Loans may be repaid in whole or in part at any time but amounts repaid on the Term Loan may not be reborrowed.

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(b)         Addition of Incremental Term Loan Facilities.    The Borrower shall have the right, upon at least five (5) Business Days’ prior written notice to the Administrative Agent, to add one or more tranches of term loans (each an “Incremental Term Loan Facility”; each Incremental Term Loan Facility collectively referred to as “Incremental Facilities”).  At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Lenders).  Such Incremental Facilities shall be subject to the following:

(i)          the aggregate principal amount of all Incremental Facilities shall not exceed $200,000,000;

(ii)         no Default or Event of Default shall exist on the effective date of any Incremental Facility or would exist after giving effect to any such Incremental Facility;

(iii)        no existing Lender shall be under any obligation to provide any commitment to an Incremental Facility (an “Incremental Facility Commitment”) and any such decision whether to provide an Incremental Facility Commitment shall be in such Lender’s sole and absolute discretion;

(iv)        each Incremental Facility Commitment shall be in a minimum principal amount of $5,000,000 and in integral multiples of $1,000,000 in excess thereof (or such lesser amounts as the Administrative Agent and the Borrower may agree);

(v)         each Person providing an Incremental Facility Commitment shall qualify as an Eligible Assignee;

(vi)        the Borrower shall deliver to the Administrative Agent:

(A)        a certificate of each Credit Party dated as of the date of such increase signed by a Responsible Officer of such Credit Party certifying and attaching resolutions adopted by the board of directors or equivalent governing body of such Credit Party approving such Incremental Facility;

(B)         a certificate of the Borrower dated as of the effective date of such Incremental Facility signed by a Responsible Officer of the Borrower certifying that, before and after giving effect to such Incremental Facility, (I) the representations and warranties of each Credit Party contained in Article V or any other Credit Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such increase, except to the extent that such representations and warranties specifically refer to an earlier date, in

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which case they shall be true and correct in all material respects as of such earlier date, and (II) no Default or Event of Default exists;

(C)         any new or amended and restated Notes (to the extent requested by the Lenders) to reflect such Incremental Facilities;

(D)        opinions of legal counsel to the Credit Parties, addressed to the Administrative Agent and each Lender (including each Person providing an Incremental Facility Commitment), dated as of the effective date of such Incremental Facility, in form and substance reasonably satisfactory to the Administrative Agent; and

(E)         all fees required under any engagement letter due in connection with the syndication of the commitments to fund such Incremental Facility by the Arranger;

(vii)       the Administrative Agent shall have received documentation from each Person providing an Incremental Facility Commitment evidencing its Incremental Facility Commitment and its obligations under this Agreement in form and substance reasonably acceptable to the Administrative Agent, including, without limitation a Lender Joinder Agreement substantially in the form of Exhibit F attached hereto or other arrangement reasonably acceptable to the Administrative Agent.

The Incremental Facility Commitments and credit extensions thereunder shall constitute Commitments and Obligations under, and shall be entitled to all the benefits afforded by, this Credit Agreement and the other Credit Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guaranty.

(c)          If any amendment to this Credit Agreement is required to give effect to any addition of Incremental Facilities pursuant to and in accordance with Section 2.01(b), then such amendment shall be effective if executed by the Credit Parties, each Lender providing such Incremental Facility Commitment and the Administrative Agent (each such amendment is a “Commitment Increase Amendment”).

2.02       Borrowings, Conversions and Continuations.

(a)         Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone.  Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) with respect to Eurodollar Loans, three (3) Business Days prior to, or (ii) with respect to Base Rate Loans, on the requested date of, the requested date of any Borrowing, conversion or continuation.  Each telephonic notice pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower.  Each Borrowing, conversion or continuation shall be in a principal amount of (i) with respect to Eurodollar Loans, $1,000,000 or a whole multiple of $1,000,000 in excess thereof or

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(ii) with respect to Base Rate Loans, $500,000 or a whole multiple of $100,000 in excess thereof.  Each Loan Notice (whether telephonic or written) shall specify (i) whether such request is for a Borrowing, conversion, or continuation, (ii) the requested date of such Borrowing, conversion or continuation (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed, converted or continued, and (v) if applicable, the duration of the Interest Period with respect thereto.  If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans.  Any automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Loans.  If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Loans in any Loan Notice, but fails to specify an Interest Period, the Interest Period will be deemed to be one month.

(b)         Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender, as applicable, of the amount of its Term Loan Commitment Percentage of the applicable Loans, as the case may be, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection.  In the case of a Borrowing, each Lender, as applicable, shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 2:00 p.m. on the Business Day specified in the applicable Loan Notice.  Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Extension of Credit, Section 4.01), the Administrative Agent shall make all funds so received available to the party referenced in the applicable Loan Notice in like funds as received by the Administrative Agent either by (i) crediting the account of the applicable party on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

(c)         Except as otherwise provided herein, without the consent of the Required Lenders, (i) a Eurodollar Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Loan and (ii) any conversion into, or continuation as, a Eurodollar Loan may be made only if the conditions to Extension of Credits in Section 4.02 have been satisfied.  During the existence of a Default or Event of Default, (i) no Loan may be requested as, converted to or continued as a Eurodollar Loan and (ii) at the request of the Required Lenders, any outstanding Eurodollar Loan shall be converted immediately to a Base Rate Loan.

(d)         The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Loans upon determination of such interest rate.  The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error.  At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

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(e)         After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than five (5) Interest Periods in effect with respect to Loans.

2.03       Repayment of Loans.

The Borrower shall repay to the Term Loan Lenders on the Term Loan Maturity Date the aggregate principal amount of Term Loans outstanding on such date.

2.04       Prepayments.

(a)         Voluntary Prepayments.    The Loans may be repaid in whole or in part without premium or penalty (except, in the case of Loans other than Base Rate Loans, amounts payable pursuant to Section 3.05); provided, that (i) notice thereof must be received by 11:00 a.m. by the Administrative Agent (A) at least three (3) Business Days prior to the date of prepayment of Eurodollar Loans, and (B) on the Business Day prior to the date of prepayment of Base Rate Loans, and (ii) any such prepayment shall be in a minimum principal amount of $1,000,000 and integral multiples of $1,000,000 in excess thereof, in the case of Eurodollar Loans, and a minimum principal amount of $500,000 and integral multiples of $100,000 in excess thereof, in the case of Base Rate Loans, or, in each case, the entire principal amount thereof, if less.  Each such notice of voluntary repayment hereunder shall be irrevocable and shall specify the date and amount of prepayment and the Loans and Types of Loans which are to be prepaid.  The Administrative Agent will give prompt notice to the applicable Lenders of any prepayment on the Loans and the Lender’s interest therein.  Prepayments of Eurodollar Loans hereunder shall be accompanied by accrued interest thereon and breakage amounts, if any, under Section 3.05.

(b)         Application.    Within each Loan, prepayments will be applied first to Base Rate Loans, then to Eurodollar Loans in direct order of Interest Period maturities.  In addition:

(i)         Voluntary Prepayments.    Voluntary prepayments shall be applied as specified by the Borrower.  Voluntary prepayments will be paid by the Administrative Agent to the Term Loan Lenders ratably in accordance with their respective interests therein.

2.05       Termination or Reduction of Commitments.

The Term Loan Commitments hereunder may be permanently reduced in whole or in part by notice from the Borrower to the Administrative Agent; provided, that any such notice thereof must be received by 11:00 a.m. at least five (5) Business Days prior to the date of reduction or termination and any such prepayment shall be in a minimum principal amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof.  The Administrative Agent will give prompt notice to the Lenders, as the case may be, of any such reduction in Term Loan Commitments.  Any reduction of the Term Loan Commitments shall be applied to the respective Commitment of each such Lender according to its Term Loan Commitment Percentage thereof.  All commitment or other fees accrued until the effective date of any termination of the Commitments shall be paid on the effective date of such termination.

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2.06       Interest.

(a)         Subject to the provisions of subsection (b) below, (i) each Eurodollar Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; and (ii) each Loan that is a Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b)         If any amount payable by the Borrower under any Credit Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law.  Furthermore, upon the written request of the Required Lenders, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law.  Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)        Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.07       Fees.

(a)         Unused Fee.    During the Term Loan Commitment Period, the Borrower agrees to pay the Administrative Agent for the ratable benefit of the Term Loan Lenders an unused fee (the “Unused Fee”) in an amount equal to (a) 0.30% per annum, multiplied by (b) the amount of the unused Term Loan Commitments as of the beginning of each day.  To the extent applicable, the Unused Fee shall accrue at all times during the Term Loan Commitment Period (for so long as Term Loan Commitments shall remain outstanding), including periods during which the conditions to Extensions of Credit in Section 4.02 may not be met, and shall be payable in a single payment on the last day of the Term Loan Commitment Period; provided, that, pursuant to Section 2.12(a)(iii), (i) no Unused Fee shall accrue on the Term Loan Commitment of a Defaulting Lender so long as such Term Loan Lender shall be a Defaulting Lender and (ii) any Unused Fee accrued with respect to the Term Loan Commitment of a Defaulting Lender during the period prior to the time such Term Loan Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Term Loan Lender shall be a Defaulting Lender.  The Administrative Agent shall distribute the Unused Fee to the Term Loan Lenders pro rata in accordance with the respective Term Loan Commitments of the Term Loan Lenders.

(b)         Fees.    The Borrower agrees to pay to the Administrative Agent for the benefit of the Lenders the fees provided in the Fee Letter.

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(c)         Administrative Agent’s Fees.    The Borrower agrees to pay the Administrative Agent such fees as provided in the Fee Letter or as may be otherwise agreed by the Administrative Agent and the Borrower from time to time.

(d)         Other Fees.

(i)        The Borrower shall pay to the Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii)       The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.08       Computation of Interest and Fees.

All computations of interest for Base Rate Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year).  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided, that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.09(a), bear interest for one day.

2.09       Payments Generally.

(a)         All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein.  The Administrative Agent will promptly distribute to each Lender its Term Loan Commitment Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b)         Subject to the definition of “Interest Period,” if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(c)         Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date (or in the case of any Base Rate Loan, prior to 12:00 (Noon) on the date of such Borrowing) any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the

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Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto.  If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

(i)        if the Borrower fails to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

(ii)       if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the Federal Funds Rate from time to time in effect.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in the applicable Borrowing.  If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing.  Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights that the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

(d)          If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Extension of Credit set forth in Section 4.02 are not satisfied or waived in accordance with the terms hereof or for any other reason, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e)         The obligations of the Term Loan Lenders hereunder to make Term Loans are several and not joint.  The failure of any Lender to make any Loan on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, nor relieve Borrower from any obligations hereunder to the Lenders which fulfill such obligations and no Lender shall be responsible for the failure of any other Lender to so make its Loan.

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(f)          Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g)         If at any time insufficient funds are received by or are available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, toward costs and expenses (including Attorney Costs and amounts payable under Article III) incurred by the Administrative Agent and each Lender, (ii) second, toward repayment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (iii) third, toward repayment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

2.10       Sharing of Payments.

If any Lender shall obtain on account of the Loans made by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, but excluding any payments made to a Lender in error by the Administrative Agent (which such payments shall be returned by the Lender to the Administrative Agent immediately upon such Lender’s obtaining knowledge that such payment was made in error)) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans pro rata with each of them; provided, however, that (i) if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (A) the amount of such paying Lender’s required repayment to (B) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon and (ii) the provisions of this Section shall not be construed to apply to (A) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than an assignment to any Credit Party or any Subsidiary thereof (as to which the provisions of this Section shall apply).  The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.  The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments.  Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this

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Credit Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

2.11       Evidence of Debt.

The Extension of Credits made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business.  The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Extension of Credits made by the Lenders to the Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  The Borrower shall execute and deliver to the Administrative Agent a Note for each Lender, requesting a Note, which Note shall evidence such Lender’s Loans in addition to such accounts or records.  Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

2.12       Defaulting Lenders.

(a)          Adjustments.    Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)        Waivers and Amendments.    Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of “Required Lenders” and Section 10.01.

(ii)       Defaulting Lender Waterfall.    Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.09 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders, as a result of any judgment of a court of competent jurisdiction obtained by any Lender, against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result

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of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments hereunder. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)                      Certain Fees.

(A)        Each Defaulting Lender shall not be entitled to receive fees payable under Section 2.07(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to each such Defaulting Lender).

(B)        Defaulting Lender Cure.    If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages, whereupon such Lender will cease to be a Defaulting Lender provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01       Taxes.

(a)         Any and all payments by any Credit Party to or for the account of the Administrative Agent or any Lender under any Credit Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions,

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assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Administrative Agent and each Lender, taxes imposed on or measured by its overall net income, and franchise and excise taxes imposed on it (in lieu of net income taxes), as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent’s or such Lender’s having executed, delivered or performed its obligations or received a payment under, or enforced, this Credit Agreement or any other Credit Document) (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as “Taxes”).  If any Credit Party shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Credit Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), each of the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Credit Party shall make such deductions, (iii) such Credit Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within thirty (30) days after the date of such payment, such Credit Party shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

(b)         In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes or charges or similar levies which arise from any payment made under any Credit Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Credit Document (hereinafter referred to as “Other Taxes”).  For the avoidance of doubt, “Other Taxes” shall not include any taxes assessed on the net or gross income of a taxpayer, regardless of whether such taxes are designated excise or property taxes.

(c)         If the Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Credit Document to the Administrative Agent or any Lender, the Borrower shall also pay to the Administrative Agent or to such Lender, as the case may be, at the time interest is paid, such additional amount that the Administrative Agent or such Lender specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) that the Administrative Agent or such Lender would have received if such Taxes or Other Taxes had not been imposed.

(d)         The Borrower agrees to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) that are paid by the Administrative Agent and such Lender and that are the responsibility of the Borrower, (ii) amounts payable under Section 3.01(c) and (iii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  Payment under this subsection (d) shall be made within thirty (30) days after the date the Lender or the Administrative Agent makes a written demand therefor.

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3.02       Illegality.

If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Loans or to convert Base Rate Loans to Eurodollar Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Loans.  Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.  Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

3.03       Inability to Determine Rates.

If in connection with any request for a Eurodollar Loan or a conversion to or continuation thereof, (a)  the Administrative Agent determines that (i) Dollar deposits are not being offered to banks in the London interbank market for the applicable amount and Interest Period of such Eurodollar Loan, or (ii) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Loan or in connection with an existing or proposed Base Rate Loan (in each case with respect to clause (a) (i) above, “Impacted Loans”), or (b) the Administrative Agent or the Required Lenders determine that for any reason the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurodollar Loan, the Administrative Agent will promptly so notify the Borrower and each Lender.  Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Loans shall be suspended, (to the extent of the affected Eurodollar Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent upon the instruction of the Required Lenders revokes such notice.  Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Loans (to the extent of the affected Eurodollar Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a) (i) of this section, the Administrative Agent, in consultation with the Borrower and the affected Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the

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Impacted Loans under clause (a) of the first sentence of this section, (2) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof.

3.04       Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Loans.

(a)         If any Lender determines that as a result of any Change in Law, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Loans or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements contemplated by Section 3.04(c)), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

(b)         If any Lender determines that any Change in Law regarding capital adequacy or liquidity requirements, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies (and the policies of such Lender’s holding company) with respect to capital adequacy and such Lender’s desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

(c)         The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan; provided, the Borrower shall have received at least fifteen (15) days’ prior written notice (with a copy to the Administrative Agent) of such additional interest from such Lender.  If a Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest shall be due and payable fifteen (15) days from receipt of such notice.

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3.05       Funding Losses.

Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)          any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)         any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c)          any assignment of a Eurodollar Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.16;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.  The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Loan made by it at the Eurodollar Base Rate used in determining the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Loan was in fact so funded.

3.06       Matters Applicable to all Requests for Compensation.

(a)          A certificate of the Administrative Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.  In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

(b)          Upon any Lender’s making a claim for compensation under Section 3.01 or 3.04, the Borrower may replace such Lender in accordance with Section 10.16.

3.07       Survival.

All of the Borrower’s obligations under this Article III shall survive termination of the Commitments and repayment of all other Obligations hereunder.

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ARTICLE IV

CONDITIONS PRECEDENT TO EXTENSION OF CREDITS

The obligation of each Lender to make Extensions of Credit hereunder is subject to satisfaction of the following conditions precedent:

4.01       Conditions to Initial Extensions of Credit.

The obligation of the Lenders to make the initial Extension of Credit hereunder is subject to the satisfaction of such of the following conditions in all material respects on or prior to the Closing Date as shall not have been expressly waived in writing by the Administrative Agent and Lenders.

(a)          Credit Documents, Organization Documents, Etc.    The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Credit Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent:

(i)          executed counterparts of this Credit Agreement and the other Credit Documents;

(ii)         a Note executed by the Borrower in favor of each Lender requesting a Note;

(iii)        copies of the Organization Documents of each Credit Party (not included in (iv) below) certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date;

(iv)        [reserved];

(v)         such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Credit Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Credit Agreement and the other Credit Documents to which such Credit Party is a party; and

(vi)        such documents and certifications as the Administrative Agent may reasonably require to evidence that each Credit Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in the jurisdiction of their incorporation or organization.

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(b)        Opinions of Counsel.    The Administrative Agent shall have received, in each case dated as of the Closing Date and in form and substance reasonably satisfactory to the Administrative Agent a legal opinion of (i) Kaye Scholer LLP, special New York and Delaware counsel for the Credit Parties and (ii) special local counsel for the Credit Parties for the states of Maryland and Ohio, in each case addressed to the Administrative Agent, its counsel and the Lenders.

(c)         Officer’s Certificates.    The Administrative Agent shall have received a certificate or certificates executed by a Responsible Officer of the Borrower as of the Closing Date, in a form satisfactory to the Administrative Agent, stating that (i) each Credit Party is in compliance with all existing financial obligations (whether pursuant to the terms and conditions of this Credit Agreement or otherwise), (ii) all governmental, shareholder and third party consents and approvals, if any, with respect to the Credit Documents and the transactions contemplated thereby have been obtained, (iii) no action, suit, investigation or proceeding is pending or threatened in any court or before any arbitrator or governmental instrumentality that purports to affect any Consolidated Party or any transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding could have a Material Adverse Effect, (iv) immediately prior to and following the transactions contemplated herein, each of the Credit Parties shall be Solvent, and (v) immediately after the execution of this Credit Agreement and the other Credit Documents, (A) no Default or Event of Default exists and (B) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects.

(d)        Financial Statements.    Receipt by the Administrative Agent and the Lenders of (i) pro forma projections of financial statements (balance sheet, income and cash flows) for each of the fiscal years of the Consolidated Parties through December 31, 2015 and (ii) such other information relating to the Consolidated Parties as the Administrative Agent may reasonably require in connection with the structuring and syndication of credit facilities of the type described herein.

(e)         Opening Compliance Certificate.    Receipt by the Administrative Agent of a Compliance Certificate as of the Closing Date signed by a Responsible Officer of the Borrower and including (i) pro forma calculations for the current fiscal quarter based on the amounts set forth in the unaudited financial statements for the fiscal quarter ending September 30, 2013 and taking into account any Extension of Credit made or requested hereunder as of such date and (ii) pro forma calculations of all financial covenants contained herein for each of the following four (4) fiscal quarters (based on the projections set forth in the materials delivered pursuant to clause (d) of this Section 4.01).

(f)         Unencumbered Property Certificate.    Receipt by the Administrative Agent of an Unencumbered Property Certificate as of the Closing Date signed by a Responsible Officer of the Borrower.

(g)        Consents/Approvals.    The Credit Parties shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the

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occurrence of any default under, conflict with or violation of (i) any applicable Law or (ii) any agreement, document or instrument to which any Credit Party is a party or by which any of them or their respective properties is bound, except for such approvals, consents, waivers, filings and notices the receipt, making or giving of which would not reasonably be likely to (A) have a Material Adverse Effect, or (B) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of the Borrower or any other Credit Party to fulfill its respective obligations under the Credit Documents to which it is a party.

(h)        Material Adverse Change.    No material adverse change shall have occurred since December 31, 2012 in the condition (financial or otherwise), business, assets, operations, management or prospects of the Borrower and its Consolidated Subsidiaries, taken as a whole.

(i)          Litigation.    There shall not exist any pending or threatened action, suit, investigation or proceeding against any Credit Party or any of their Affiliates that could reasonably be expected to have a Material Adverse Effect or could otherwise materially and adversely affect the transactions set forth herein or contemplated hereby.

(j)          Fees and Expenses.    Payment by the Credit Parties to the Administrative Agent of all fees and expenses relating to the preparation, execution and delivery of this Credit Agreement and the other Credit Documents which are due and payable on the Closing Date, including, without limitation, payment to the Administrative Agent of the fees set forth in the Fee Letter.

Without limiting the generality of the provisions of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02       Conditions to Extensions of Credit.

The obligation of any Lender to make any Extension of Credit hereunder is subject to the satisfaction of such of the following conditions on or prior to the proposed date of the making of such Extension of Credit:

(a)         The Administrative Agent shall receive the applicable Request for Extension of Credit and the conditions set forth in Section 4.01 for the initial Extension of Credit shall have been met as of the Closing Date;

(b)        No Default shall have occurred and be continuing immediately before the making of such Extension of Credit and no Default shall exist immediately thereafter;

(c)         The representations and warranties of the Borrower made in or pursuant to the Credit Documents shall be true in all material respects on and as of the date of such Extension of Credit;

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(d)        The amount of such requested Extension of Credit shall not exceed the aggregate available Term Loan Commitments.

The making of such Extension of Credit hereunder shall be deemed to be a representation and warranty by the Borrower on the date thereof as to the facts specified in clauses (b), (c), and (d) of this Section.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Credit Parties represent and warrant, as applicable, to the Administrative Agent and the Lenders that:

5.01       Financial Statements; No Material Adverse Effect.

(a)         The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Consolidated Parties as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Consolidated Parties as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b)         The unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries dated September 30, 2013, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Consolidated Parties as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c)         During the period from December 31, 2012, to and including the Closing Date, there has been no sale, transfer or other disposition by any Consolidated Party of any material part of the business or Property of the Consolidated Parties, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of the Consolidated Parties, taken as a whole, in each case, which is not reflected in the foregoing financial statements or in the notes thereto and has not otherwise been disclosed in writing to the Lenders on or prior to the Closing Date.

(d)         The financial statements delivered pursuant to Section 6.01(a) and (b) have been prepared in accordance with GAAP (except as may otherwise be permitted under Section 6.01(a) and (b)) and present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of the Consolidated Parties as of such date and for such periods.

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(e)         Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

5.02       Corporate Existence and Power.

Each of the Credit Parties is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all organizational powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not, in the aggregate, have a Material Adverse Effect.

5.03       Corporate and Governmental Authorization; No Contravention.

The execution, delivery and performance by each Credit Party of each Credit Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, (i) any Contractual Obligation to which such Person is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law (including Regulation U or Regulation X issued by the FRB).

5.04       Binding Effect.

This Credit Agreement has been, and each other Credit Document, when delivered hereunder, will have been, duly executed and delivered by each Credit Party that is a party thereto.  This Credit Agreement constitutes, and each other Credit Document when so delivered will constitute, a legal, valid and binding obligation of such Credit Party, enforceable against each Credit Party that is a party thereto in accordance with its terms except as enforceability may be limited by applicable Debtor Relief Laws and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

5.05       Litigation.

There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Responsible Officers of the Credit Parties, threatened at law, in equity, in arbitration or before any Governmental Authority, by or against any Credit Party or against any of its properties or revenues that (a) purport to affect or pertain to this Credit Agreement or any other Credit Document, or any of the transactions contemplated hereby or (b) either individually or in the aggregate, can reasonably be expected to be determined adversely, and if so determined to have a Material Adverse Effect.

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5.06       Compliance with ERISA.

(a)         Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other Federal or state Laws.  Each Plan that is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of the Responsible Officers of the Credit Parties, nothing has occurred which would prevent, or cause the loss of, such qualification.  The Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Internal Revenue Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Internal Revenue Code has been made with respect to any Plan.

(b)         There are no pending or, to the knowledge of the Responsible Officers of the Credit Parties, threatened claims (other than routine claims for benefits), actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.  Neither the Borrower nor any ERISA Affiliate or, to the knowledge of the Responsible Officers of the Credit Parties, any other Person has engaged in any prohibited transaction or violation of the fiduciary responsibility rules under ERISA or the Internal Revenue Code with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)         (i)           No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

5.07       Environmental Matters.

Except as could not reasonably be expected to have a Material Adverse Effect:

(a)          To the knowledge of the Responsible Officers of the Borrower, each of the facilities and real properties owned, leased or operated by any Credit Party or any Subsidiary (the “Facilities”) and all operations at the Facilities are in compliance with all applicable Environmental Laws in all material respects and there is no violation, in any material respect, of any Environmental Law with respect to the Facilities or the businesses operated by any Credit Party or any Subsidiary at such time (the “Businesses”), and there are no conditions relating to the Facilities or the Businesses that are likely to give rise to liability under any applicable Environmental Laws.

(b)         To the knowledge of the Responsible Officers of the Borrower, none of the Facilities contains, or has previously contained, any Hazardous Materials at, on or

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under the Facilities in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, applicable Environmental Laws.

(c)          To the knowledge of the Responsible Officers of the Borrower, no Credit Party nor any Subsidiary has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Facilities or the Businesses, nor does any Responsible Officer of the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened.

(d)         To the knowledge of the Responsible Officers of the Borrower, Hazardous Materials have not been transported or disposed of from the Facilities, or generated, treated, stored or disposed of at, on or under any of the Facilities, in each case by or on behalf of any Credit Party or any Subsidiary in violation of, or in a manner that is likely to give rise to liability under, any applicable Environmental Law.

(e)          To the knowledge of the Responsible Officers of the Borrower, no judicial proceeding or governmental or administrative action is pending or threatened, under any Environmental Law to which any Credit Party or any Subsidiary is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any Credit Party, any Subsidiary, the Facilities or the Businesses.

(f)          To the knowledge of the Responsible Officers of the Borrower, there has been no release or threat of release of Hazardous Materials at or from the Facilities, or arising from or related to the operations (including, without limitation, disposal) of any Credit Party or any Subsidiary in connection with the Facilities or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that is likely to give rise to liability under any applicable Environmental Laws.

5.08       Margin Regulations; Investment Company Act.

(a)          No Credit Party is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock and no part of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock.

(b)         None of the Credit Parties are (i) required to be registered as an “investment company” under the Investment Company Act of 1940 or (ii) subject to regulation under any other Law which limits its ability to incur the Obligations.

5.09       Compliance with Laws.

Each of the Borrower and each of its Subsidiaries is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or

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to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.10       Ownership of Property; Liens.

Each of the Borrower and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all applicable Real Property Assets, except for Permitted Liens and such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Set forth on the most recently delivered Unencumbered Property Certificate required pursuant to Section 6.02, is a list of all Unencumbered Properties (Unencumbered Asset Value).  The Property of the Borrower and its Subsidiaries is subject to no Liens, other than Permitted Liens.

5.11       Corporate Structure; Capital Stock, Etc.

Set forth on Schedule 5.11 is a complete and accurate list of each Credit Party and each Subsidiary of any Credit Party, together with (a) jurisdiction of organization, (b) number of shares of each class of Capital Stock outstanding, (c) number and percentage of outstanding shares of each class owned (directly or indirectly) by any Credit Party or any Subsidiary and (d) U.S. taxpayer identification number.  Subject to Section 7.03, the Borrower has no equity Investments in any other Person other than those specifically disclosed on Schedule 5.11, as such schedule may be updated from time to time pursuant to Section 6.02.  The outstanding Capital Stock owned by any Credit Party are validly issued, fully paid and non-assessable and free of any Liens, warrants, options and rights of others of any kind whatsoever.

5.12       Labor Matters.

There are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrower as of the Closing Date and the Borrower (a) has not suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five (5) years or (b) to the knowledge of the Responsible Officers of the Borrower there has not been any potential or pending strike, walkout or work stoppage.  No unfair labor practice complaint is pending against the Borrower.

5.13       No Default.

Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.14       Solvency.

Immediately before and immediately after giving effect to this Agreement, (a) the Borrower is Solvent and (b) the other Credit Parties are Solvent on a consolidated basis.

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5.15       Taxes.

The Borrower and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been established in accordance with GAAP.  To the knowledge of the Responsible Officers of the Borrower, there is no proposed tax assessment against any Credit Party that would, if made, have a Material Adverse Effect.

5.16       REIT Status.

The Borrower is taxed as a “real estate investment trust” within the meaning of Section 856(a) of the Internal Revenue Code and each of the Credit Parties (other than the Borrower) are Qualified REIT Subsidiaries.

5.17       Insurance.

The Real Property Assets of the Borrower and its Subsidiaries are insured, to Borrower’s knowledge, with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates.

5.18       Intellectual Property; Licenses, Etc.

The Borrower and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.  To the knowledge of the Credit Parties, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Subsidiary infringes upon any rights held by any other Person except where such infringement could not reasonably be expected to have a Material Adverse Effect.  No claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.19       Disclosure.

Each Credit Party has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  To each Credit Party’s knowledge, no report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Credit Party to the Administrative Agent or any Lender

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in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Credit Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that, with respect to projected financial information, each Credit Party represents only that, to each Credit Party’s knowledge, such information was prepared in good faith based upon assumptions believed to be reasonable at the time, with the understanding that certain of such information is prepared or provided by each Credit Party based upon information and assumptions provided to such Credit Parties by Tenants of such Credit Parties.

ARTICLE VI

AFFIRMATIVE COVENANTS

The Borrower hereby covenants and agrees (on its own behalf and on behalf of the other Credit Parties, as applicable) that until the Obligations, together with interest, fees and other obligations hereunder, have been paid in full and the Commitments hereunder shall have terminated:

6.01       Financial Statements.

The Borrower shall deliver to the Administrative Agent (and the Administrative Agent shall disseminate such information pursuant to the terms of Section 6.02 hereof), in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a)          as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Borrower (or if earlier, the date that is five (5) days after the reporting date for such information required by the SEC), a consolidated balance sheet of the Consolidated Parties as at the end of such fiscal year, and the related consolidated statements of earnings, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of a Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and applicable Securities Laws and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; provided, that the Administrative Agent hereby agrees that a Form 10-K of the Borrower in form similar to that delivered as part of the Audited Financial Statements shall satisfy the requirements of this Section 6.01(a); and

(b)         as soon as available, but in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower (or if earlier, the date that is five (5) days after the reporting date for such information required by the SEC), a consolidated balance sheet of the Consolidated Parties as at the end of such fiscal quarter, and the related consolidated statements of earnings, shareholders’

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equity and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Consolidated Parties in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; provided, that the Administrative Agent hereby agrees that a Form 10-Q of the Borrower in form similar to that delivered to the SEC shall satisfy the requirements of this Section 6.01(b).

6.02        Certificates; Other Information.

The Borrower shall deliver to the Administrative Agent (and the Administrative Agent shall disseminate such information pursuant to the terms of this Section 6.02), in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a)        concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), (i) a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower; which shall include, without limitation, calculation of the financial covenants set forth in Section 6.12 and an update of Schedule 5.11, if applicable and (ii) a duly completed Unencumbered Property Certificate;

(b)        within thirty (30) days after the end of each fiscal year of the Borrower, beginning with the fiscal year ending December 31, 2013, an annual operating forecast of the Borrower containing, among other things, pro forma financial statements for the then current fiscal year and updated versions of the pro forma financial projections delivered in connection with Section 4.01(d) hereof;

(c)        promptly after any request by the Administrative Agent, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors by the independent accountants of the Borrower (or the audit committee of the board of directors of the Borrower) in respect of the Borrower (and, to the extent any such reports, letters or recommendations are prepared separately for any one or more of the Credit Parties, such Credit Party) by independent accountants in connection with the accounts or books of the Borrower (or such Credit Party) or any audit of the Borrower (or such Credit Party);

(d)        promptly after the same are available, (i) copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 or to a holder of any Indebtedness owed by the Borrower in its capacity as such holder and not otherwise required to be delivered to the Administrative Agent pursuant hereto and (ii) upon the request of the Administrative Agent, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible

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for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters;

(e)        promptly upon receipt thereof, a copy of any other report or “management letter” submitted by independent accountants to the Borrower in connection with any annual, interim or special audit of the books of the Borrower;

(f)        promptly upon any Responsible Officer of the Borrower becoming aware thereof, notice of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect and (iii) any other Default or Event of Default;

(g)        within ten (10) days upon any Responsible Officer of the Borrower becoming aware thereof, reports detailing income or expenses of any assets directly owned or operated, or which will be included on the balance sheet for purposes of FIN 46, other than as previously disclosed in the Borrower’s Form 10-K, 10-Q or any other publicly available information;

(h)        promptly, such additional information regarding the business, financial or corporate affairs of the Credit Parties, or compliance with the terms of the Credit Documents, as the Administrative Agent or any Lender (through the Administrative Agent) may from time to time reasonably request; and

(i)        promptly upon any announcement by Moody’s, S&P or Fitch of any change or possible change in a Debt Rating.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(b), (c), or (d) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted by the Administrative Agent (on the Borrower’s behalf) on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided, that: (A) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender (through the Administrative Agent) that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender (through the Administrative Agent) and (B) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender (through the Administrative Agent) of the posting of any such documents (each Lender to which delivery of such documents shall be made by posting to any such website shall have been given access to such website on or prior to the date of such posting) and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower or the other Credit Parties with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

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The Borrower hereby acknowledges that (x) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on SyndTrak or another similar electronic system (the “Platform”) and (y) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”).  The Borrower hereby further agrees that (ww) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof (xx) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Confidential Information, they shall be treated as set forth in Section 10.08); (yy) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public;” and (zz) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public.”

6.03        Preservation of Existence and Franchises.

Each Credit Party shall, and shall cause each of its Subsidiaries to, do all things necessary to preserve and keep in full force and effect its legal existence, rights, franchises and authority.  Each Credit Party shall remain qualified and in good standing in each jurisdiction in which the failure to so qualify and be in good standing could have a Material Adverse Effect.

6.04        Books and Records.

Each Credit Party shall, as shall cause each of its Subsidiaries to, keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP.

6.05       Compliance with Law.

Each Credit Party shall, and shall cause each of its Subsidiaries, to comply with all Laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and all of its real and personal property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.06        Payment of Taxes and Other Indebtedness.

Each Credit Party shall, and shall cause each of its Subsidiaries to, pay and discharge (or cause to be paid or discharged) (a) all taxes (including, without limitation, any corporate or franchise taxes), assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, unless the

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same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary, (b) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien (other than a Permitted Lien) upon any of its properties, and (c) except as prohibited hereunder, all of its other Indebtedness as it shall become due.

6.07       Insurance.

Each Credit Party shall, and shall cause each of its Subsidiaries to, maintain (or caused to be maintained) with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.  Each Credit Party shall, and shall cause each of its Subsidiaries to, provide prompt notice to the Administrative Agent following such Credit Party’s receipt from the relevant insurer of any notice of termination, lapse or cancellation of such insurance.

6.08       Maintenance of Property.

Each Credit Party shall, and shall cause each of its Subsidiaries to, maintain, preserve and protect (or caused to be maintained, preserved and protected) all of its Unencumbered Properties and all other material property and equipment necessary in the operation of its business in good working order and condition, in each case, in a manner consistent with how such Person maintained its Unencumbered Properties and other material property on the Closing Date, ordinary wear and tear excepted.

6.09       Performance of Obligations.

The Credit Parties will pay and discharge at or before maturity, or prior to expiration of applicable notice, grace and curative periods, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same.

6.10       Visits and Inspections.

Subject to the rights of Tenants, each Credit Party shall, and shall cause each of its Subsidiaries to, permit representatives or agents of any Lender or the Administrative Agent, from time to time, and, if no Event of Default shall have occurred and be continuing, after reasonable prior notice, but not more than twice annually and only during normal business hours to: (a) visit and inspect any of its Real Property Assets to the extent any such right to visit or inspect is within the control of such Person; (b) inspect and make extracts from their respective books and records, including but not limited to management letters prepared by independent accountants; and (c) discuss with its principal officers, and its independent accountants, its business, properties, condition (financial or otherwise), results of operations and performance.  If requested by the Administrative Agent, the Borrower or the Credit Parties, as applicable, shall execute an authorization letter addressed to its accountants authorizing the Administrative Agent

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or any Lender to discuss the financial affairs of the Borrower or any other Credit Party with its accountants.

6.11       Use of Proceeds/Purpose of Loans.

The Borrower shall use the proceeds of all Loans only to finance general corporate working capital (including repayment of existing Indebtedness, asset acquisitions, and acquiring or improving, directly or indirectly, income producing Healthcare Facilities and Investments incidental or related thereto), capital expenditures or other corporate purposes of the Borrower and the other Credit Parties (to the extent not inconsistent with the Credit Parties’ covenants and obligations under this Credit Agreement and the other Credit Documents).

6.12       Financial Covenants.

(a)        Consolidated Leverage Ratio.    The Borrower shall cause the Consolidated Leverage Ratio, as of the end of any fiscal quarter, to be equal to or less than 60%.

(b)        Consolidated Secured Leverage Ratio.    The Borrower shall cause the Consolidated Secured Leverage Ratio, as of the end of any fiscal quarter, to be equal to or less than 30%.

(c)        Consolidated Unsecured Leverage Ratio.    The Borrower shall cause the Consolidated Unsecured Leverage Ratio, as of the end of any fiscal quarter, to be equal to or less than 60%.

(d)        Consolidated Fixed Charge Coverage Ratio.    The Borrower shall cause the Consolidated Fixed Charge Coverage Ratio, as of the end of any fiscal quarter, to be equal to or greater than 1.75 to 1.00.

(e)        Consolidated Tangible Net Worth.    The Borrower shall cause the Consolidated Tangible Net Worth as of the end of any fiscal quarter to be equal to or greater than the sum of (i) $1,351,053,000 plus (ii) an amount equal to 85% of the net cash proceeds received by the Consolidated Parties from Equity Transactions subsequent to June 30, 2013.

(f)         Consolidated Unsecured Debt Yield.    The Borrower shall cause the Consolidated Unsecured Debt Yield, as of the end of any fiscal quarter, to be equal to or greater than 12.5%.

(g)        Consolidated Unsecured Interest Coverage Ratio.    The Borrower shall cause the Consolidated Unsecured Interest Coverage Ratio, as of the end of any fiscal quarter, to be equal to or greater than 2.00 to 1.00.

(h)        Distribution Limitation.    The Borrower shall cause the cash distributions to the Borrower’s shareholders made or declared by the Borrower during the immediately prior four (4) fiscal quarter period ending on such date to be equal to or less than ninety-five percent (95%) (or such greater amount as is required for the Borrower to maintain REIT status) of the aggregate cumulative Funds From Operations accrued on a cumulative basis during such immediately prior four (4) fiscal quarter period.  Notwithstanding anything to the contrary contained in this Section 6.12(h), the Borrower may (i) distribute to the Borrower’s shareholders any and all cash

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proceeds received by the Borrower in connection with any issuance or sale of shares of its Capital Stock and (ii) make unlimited distributions to the Borrower’s shareholders payable solely in the form of common stock of the Borrower.

6.13       Environmental Matters; Preparation of Environmental Reports.

The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all Environmental Laws in respect of its Real Property Assets.

6.14       REIT Status.

The Borrower will, and will cause each of its Subsidiaries to, operate its business at all times so as to satisfy all requirements necessary to qualify and maintain the Borrower’s qualification as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code.  The Borrower will maintain adequate records so as to comply in all material respects with all record-keeping requirements relating to its qualification as a real estate investment trust as required by the Internal Revenue Code and applicable regulations of the Department of the Treasury promulgated thereunder and will properly prepare and timely file with the IRS all returns and reports required thereby.

6.15       Additional Guarantors; Withdrawal or Addition of Unencumbered Properties; Release of Guarantors.

(a)        Upon the acquisition, incorporation or other creation of any direct or indirect Subsidiary of the Borrower which owns an Unencumbered Property and/or provides a guaranty of the obligations under the Existing Credit Facility, the Senior Notes or other unsecured Funded Debt and to the extent such Subsidiaries have not been designated as Unrestricted Subsidiaries, the Borrower shall (i) cause such Subsidiary to become a Subsidiary Guarantor hereunder through the execution and delivery to the Administrative Agent of a Subsidiary Guarantor Joinder Agreement on or before the deadline for the delivery of the Compliance Certificate required pursuant to Section 6.02(a) following the fiscal quarter in which the foregoing conditions for becoming a Subsidiary Guarantor are met, and (ii) cause such Subsidiary to deliver such other documentation as the Administrative Agent may reasonably request in connection with the foregoing, including, without limitation, certified resolutions and other organizational and authorizing documents of such Subsidiary, favorable opinions of counsel to such Subsidiary (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above), all in form, content and scope reasonably satisfactory to the Administrative Agent.

(b)        The Borrower may add and withdraw Real Property Assets from the pool of Unencumbered Properties without the consent of the Administrative Agent; provided, that (i) in the case of addition of a Real Property Asset owned or leased by a Consolidated Party that is not a Credit Party, the owner of the Real Property Asset shall have complied with the requirements of clause (a)(i) of this Section 6.15 and (ii) in the case of withdrawal of a Real Property Asset, the Borrower shall have given notice thereof to the Administrative Agent, together with a written request to release the owner of the subject Real Property Asset from the Guaranty, where appropriate, in accordance with the provisions hereof.  In the case of withdrawal of a subject

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Property from the pool of Unencumbered Properties entitling the owner of the subject Real Property Asset to a release from the Guaranty hereunder, the Administrative Agent shall acknowledge (in writing delivered to the Borrower upon written request of the Borrower) withdrawal of the subject Real Property Asset and release of Guaranty of the owner in respect thereof (excepting a situation where an Event of Default shall then exist and be continuing, or where withdrawal of the subject Real Property Asset would cause the pool of Unencumbered Properties to be insufficient to support the outstanding Obligations, which in either such case, the owner of the subject Real Property Asset shall not be released from its Guaranty hereunder until such time as the foregoing conditions no longer exist).  Notwithstanding anything to the contrary in this Agreement, if the removal of any Unencumbered Properties would have the effect of curing all existing Events of Default, Borrower shall be permitted to withdraw such Real Property Assets, and any Event of Default with respect thereto shall be deemed cured as of the date of such withdrawal.

(c)        Notwithstanding the requirements set forth in clauses (a) or (b) of this Section 6.15, to the extent that (i) the Borrower has received two (2) Investment Grade Ratings and (ii) the Borrower provides a written request to the Administrative Agent that the Guarantors be released from their respective Guaranties pursuant to the Credit Documents in conjunction with the simultaneous or substantially simultaneous issuance (or modification) by such Subsidiary Guarantors of any pari passu senior unsecured notes (including, without limitation, the Senior Notes) that do not require, or no longer require, a guaranty from the Subsidiary Guarantors of such notes, then, following the Administrative Agent’s receipt of such notice (and so long as no Default or Event of Default shall have occurred and be continuing on the date of the Administrative Agent’s receipt of such notice), the Subsidiary Guarantors shall be automatically released from their respective Guaranties pursuant to the Credit Documents (the “Release”).

Notwithstanding the foregoing, (A) as set forth in Section 6.18 below, the Obligations shall remain a senior unsecured obligation, pari passu with all other senior unsecured Funded Debt of the Borrower and (B) to the extent that following any such Release, any Real Property Asset owned by an otherwise released or to be released Guarantor that is obligated in respect of outstanding recourse debt for Funded Debt shall not be deemed an Unencumbered Property for purposes of this Agreement.

6.16       Anti-Terrorism Laws.

None of the Credit Parties nor any of their respective Affiliates (i) will conduct any business or will engage in any transaction or dealing with any Prohibited Person, including making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (ii) will deal in, or will engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order; or (iii) will engage in or will conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order or the Patriot Act.  The Borrower covenants and agrees to execute and/or deliver to Administrative Agent any certification or other evidence requested from time to time by Administrative Agent in its sole discretion, confirming such Borrower’s compliance with this Section including, without

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limitation, any documentation which is necessary for ongoing compliance with any anti-money laundering Laws applicable to any Lender.

6.17       Compliance With Material Contracts.

Each Credit Party shall, and shall cause each of its Subsidiaries to, perform and observe all the material terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time reasonably requested by the Administrative Agent and, upon the reasonable request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Credit Party is entitled to make under such Material Contract.

6.18       Designation as Senior Debt.

Each Credit Party shall, and shall cause each of its Subsidiaries to, ensure that all Obligations are designated as “Senior Indebtedness” and are at least pari passu with all unsecured debt of such Credit Party and each Subsidiary.

6.19       Post Closing.

With respect to the Subsidiaries of the Borrower set forth on Schedule 6.19, the Credit Parties shall cause each such Subsidiary to provide a guaranty of the Obligations hereunder as required by and pursuant to the terms of Section 6.15(a) hereof, upon the earlier of (a) February 28, 2014 and (b) the date on which any such Subsidiary of the Borrower provides a guaranty of the obligations under the Existing Credit Facility, the Senior Notes or other unsecured Funded Debt.

ARTICLE VII
NEGATIVE COVENANTS

The Borrower hereby covenants and agrees (on its own behalf and on behalf of the other Credit Parties, as applicable) that until the Obligations, together with interest, fees and other obligations hereunder, have been paid in full and the Commitments hereunder shall have terminated:

7.01       Liens.

No Credit Party shall, nor shall they permit any Subsidiary to, at any time, create, incur, assume or suffer to exist any Lien upon any of its assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)       Liens pursuant to any Credit Document;

(b)       Liens (other than Liens imposed under ERISA) for taxes, assessments or governmental charges or levies (including pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other

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social security legislation) not yet due and payable or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(c)       statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business; provided, that such Liens secure only amounts not overdue for more than thirty (30) days or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established;

(d)       deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness not otherwise permitted pursuant to Section 7.02), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e)       zoning restrictions, easements, rights-of-way, restrictions, restrictive covenants, encroachments, protrusions, sets of facts that an accurate and up to date survey would show and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(f)        Liens securing judgments for the payment of money (or appeal or other surety bonds relating to such judgments) not constituting an Event of Default under Section 8.01(h);

(g)       leases or subleases (and the rights of the tenants thereunder) granted to others not interfering in any material respect with the business of any Credit Party or any Subsidiary;

(h)       any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Agreement;

(i)        Liens in existence as of the Closing Date as set forth on Schedule 7.01 and any renewals or extensions thereof; provided, that the property covered thereby is not materially changes;

(j)        Liens pursuant to the Braswell Indebtedness;

(k)       Liens that may be granted to the holders of the obligations under the Existing Credit Facility; provided, that the applicable Credit Parties grant Liens on such assets on an equal and ratable basis to the Administrative Agent for the benefit of the holders of the Obligations; and

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(l)       other Liens incurred in connection with Consolidated Funded Debt as long as, after giving effect thereto, the Credit Parties are in compliance with the financial covenants in Section 6.12, on a pro forma basis as if such Lien had been incurred as of the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 6.01 (or if such Lien exists as of the Closing Date, as of September 30, 2013); provided, that the Credit Parties may not grant a mortgage, deed of trust, lien, pledge, encumbrance or other security interest, in each case, to secure Funded Debt with respect to any Unencumbered Property or the Capital Stock in any Subsidiary except in favor of the Lenders.

7.02       Indebtedness.

No Credit Party shall, nor shall they permit any Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Indebtedness, except:

(a)       Indebtedness under the Credit Documents;

(b)       Indebtedness in connection with intercompany Investments permitted under Section 7.03;

(c)       obligations (contingent or otherwise) existing or arising under any Swap Contract; provided, that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view”; and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(d)       without duplication, Guaranties by a Credit Party or any Subsidiary in respect of any Indebtedness otherwise permitted hereunder;

(e)       Indebtedness set forth in Schedule 7.02 (and renewals, refinancing and extensions thereof); provided, that the amount of such Indebtedness is not increased at the time of such refinancing, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments utilized thereunder (for purposes of clarity, it is understood that Funded Debt on Schedule 7.02 is included in calculating the financial covenants in Section 6.12); and

(f)       other Funded Debt (including any portion of any renewal, financing, or extension of Indebtedness set forth in Schedule 7.02 to the extent such portion does not meet the criteria set for the in the proviso of clause (e) above) as long as, after giving effect thereto, the Credit Parties are in compliance with the financial covenants in Section 6.12, on a pro forma basis as if such Indebtedness had been incurred as of the last day of the most recent fiscal quarter for which financial statements have been delivered

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pursuant to Section 6.01 (or if such Indebtedness exists as of the Closing Date, as of September 30, 2013).

7.03        Investments.

No Credit Party shall, nor shall they permit any Subsidiary to, directly or indirectly, make any Investments, except:

(a)       Investments held in the form of cash or Cash Equivalents;

(b)       Investments in any Person that is a Credit Party prior to giving effect to such Investment;

(c)       Investments by any Subsidiary that is not a Credit Party in any other Subsidiary that is not a Credit Party;

(d)       Investments consisting of (i) extensions of credit in the nature of the performance of bids, (ii) accounts receivable or notes receivable arising from the grant of trade contracts and leases (other than credit) in the ordinary course of business, and (iii) Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(e)       Guaranties permitted by Section 7.02;

(f)       Investments existing as of the Closing Date and set forth in Schedule 7.03; and

(g)       Investments in or related to Healthcare Facilities and Investments as described in Section 6.11 (including, without limitation, Investments of the type set forth in subclauses (i)-(iv) of this clause (g)); provided, however, that after giving effect to any such Investments, (i) the aggregate amount of Investments consisting of unimproved land holdings shall not, at any time, exceed 5% of Consolidated Total Asset Value, (ii) the aggregate amount of Investments consisting of Mortgage Loans, notes receivables and mezzanine loans shall not, at any time, exceed 20% of Consolidated Total Asset Value, (iii) the aggregate amount of Investments consisting of construction in progress shall not, at any time, exceed 15% of Consolidated Total Asset Value and (iv) the aggregate amount of Investments in Unconsolidated Affiliates shall not, at any time, exceed 20% of Consolidated Total Asset Value; provided, further, that the aggregate amount of all Investments made pursuant to clauses (i), (ii), (iii) and (iv) above shall not, at any time, exceed 30% of Consolidated Total Asset Value.

7.04       Fundamental Changes.

No Credit Party shall, nor shall they permit any Subsidiary to, directly or indirectly, merge, dissolve, liquidate, consolidate with or into another Person; provided, that, notwithstanding the foregoing provisions of this Section 7.04, (a) the Borrower may merge or consolidate with any of its Subsidiaries provided that the Borrower is the continuing or surviving

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Person, (b) any Consolidated Party (including any Unrestricted Subsidiary) may merge or consolidate with any other Consolidated Party; provided, that if a Credit Party is a party to such transaction, such Credit Party shall be the continuing or surviving Person, (c) any Subsidiary Guarantor may be merged or consolidated with or into any other Subsidiary Guarantor and (d) any Subsidiary Guarantor that is not a Credit Party may dissolve, liquidate or wind up its affairs at any time; provided, that such dissolution, liquidation or winding up, as applicable, could not reasonably be expected to have a Material Adverse Effect.

7.05       Dispositions.

No Credit Party shall, nor shall they permit any Subsidiary to, directly or indirectly, make any Disposition or enter into any agreement to make any Disposition, except:

(a)       Dispositions of obsolete or worn out Property, whether now owned or hereafter acquired, in the ordinary course of business;

(b)       Dispositions of inventory in the ordinary course of business;

(c)       Dispositions of equipment or Property to the extent that (i) such Property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement Property; provided, that if the Property disposed of is an Unencumbered Property it is removed from the calculation of Unencumbered Asset Value.

(d)       Dispositions of Property by any Subsidiary to a Credit Party or to a Wholly Owned Subsidiary; provided, that if the transferor of such property is a Credit Party, the transferee thereof must be a Credit Party;

(e)       Dispositions permitted by Section 7.04;

(f)       Dispositions by the Borrower and its Subsidiaries not otherwise permitted under this Section 7.05; provided, that (i) at the time of such Disposition, no Default or Event of Default exists and is continuing (that would not be cured by such Disposition) or would result from such Disposition and (ii) after giving effect thereto, the Credit Parties are in compliance with the financial covenants in Section 6.12, on a pro forma basis as if such Disposition had been incurred as of the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 6.01; and

(g)       real estate leases entered into in the ordinary course of business.

Notwithstanding anything above, any Disposition pursuant to clauses (a) through (f) shall be for fair market value.

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7.06       Change in Nature of Business.

No Credit Party shall, nor shall they permit any Subsidiary to, engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the date hereof or any business substantially related or incidental thereto.

7.07       Transactions with Affiliates and Insiders.

No Credit Party shall, nor shall they permit any Subsidiary to, directly or indirectly, enter into any transaction of any kind with any officer, director or Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to such Credit Party or Subsidiary as would be obtainable by such Credit Party or Subsidiary at the time in a comparable arm’s length transaction with a Person other than a director, officer or Affiliate; provided, that the foregoing restriction shall not apply to transactions between or among the Credit Parties.

7.08       Organization Documents; Fiscal Year; Legal Name, State of Formation and Form of Entity.

No Credit Party shall, nor shall they permit any Subsidiary to, directly or indirectly:

(a)       Amend, modify or change its Organization Documents in a manner materially adverse to the Lenders.

(b)       Make any material change in (i) accounting policies or reporting practices, except as required by GAAP, FASB, the SEC or any other regulatory body, or (ii) its fiscal year.

(c)       Without providing ten (10) days prior written notice to the Administrative Agent, change its name, state of formation or form of organization.

7.09       Negative Pledges.

No Credit Party shall, nor shall they permit any Subsidiary to, directly or indirectly, enter into, assume or otherwise be bound, by any Negative Pledge other than (i) any Negative Pledge contained in an agreement entered into in connection with any Indebtedness that is permitted pursuant to Section 7.02; (ii) any Negative Pledge required by law; (iii) Negative Pledges contained in (x) the agreements set forth on Schedule 7.09; (y) any agreement relating to the sale of any Subsidiary or any assets pending such sale; provided, that in any such case, the Negative Pledge applies only to the Subsidiary or the assets that are the subject of such sale; or (z) any agreement in effect at the time any Person becomes a Subsidiary so long as such agreement was not entered into in contemplation of such Person becoming a Subsidiary and such restriction only applies to such Person and/or its assets, and (iv) customary provisions in leases, licenses and other contracts restricting the assignment thereof, in each case as such agreements, leases or other contracts may be amended from time to time and including any renewal, extension, refinancing or replacement thereof; provided, that, with respect to any amendment, renewal, extension, refinancing or replacement of an agreement described in clause (iii), such amendment, renewal, extension, refinancing or replacement does not contain restrictions of the type

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prohibited by this Section 7.09 that are, in the aggregate, more onerous in any material respect on the Borrower or any Subsidiary than the restrictions, in the aggregate, in the original agreement.

7.10       Use of Proceeds.

No Credit Party shall, nor shall they permit any Subsidiary to, directly or indirectly, use the proceeds of any Extension of Credit, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.11       Prepayments of Indebtedness.

If a Default or Event of Default exists and is continuing or would be caused thereby, no Credit Party shall, nor shall they permit any Subsidiary to, directly or indirectly, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness, except the prepayment of Extensions of Credit in accordance with the terms of this Agreement.

7.12       Stock Repurchases.

If a Default or Event of Default exists and is continuing or would be caused thereby, the Borrower shall not make any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, for the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any of its Capital Stock or any option, warrant or other right to acquire any such Capital Stock other than the repurchase of warrants or stock in an aggregate amount not to exceed $100,000,000 during the term of this Agreement.

7.13       Sanctions.

Permit any Loan or the proceeds of any Loan, directly or indirectly, (a) to be lent, contributed or otherwise made available to fund any activity or business in any Designated Jurisdiction; (b) to fund any activity or business of any Person located, organized or residing in any Designated Jurisdiction or who is the subject of any Sanctions; or (c) in any other manner that will result in any violation by any Person (including any Lender, Arranger, or Administrative Agent) of any Sanctions.

ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES

8.01       Events of Default.

The occurrence and continuation of any of the following shall constitute an Event of Default:

(a)       Non-Payment.    Any Credit Party fails to pay when and as required to be paid herein, (i) any amount of principal of any Loan, (ii) within five (5) days after the

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same becomes due, any interest on any Loan or any Facility Fee, as applicable or (iii) within ten (10) days after the earlier of (A) a Responsible Officer of the Borrower or any Credit Party becoming aware that the same has become due or (B) written notice from the Administrative Agent to the Borrower, any other fee payable herein or any other amount payable herein or under any other Credit Document becomes due; or

(b)       Specific Covenants.    Any Credit Party fails to perform or observe any term, covenant or agreement contained in (i) any of Sections 6.01 6.02 or 6.10 within ten (10) days after the same becomes due or required or (ii) any of Sections 6.03, 6.06, 6.11, 6.12, 6.14 or 6.15 or Article VII; or

(c)       Other Defaults.    Any Credit Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Credit Document on its part to be performed or observed and such failure continues for thirty (30) days after the earlier of (i) a Responsible Officer of the Borrower or any Credit Party becoming aware of such Default or (ii) written notice thereof by the Administrative Agent to the Borrower (or, if such failure cannot be reasonably cured within such period, sixty (60) days, so long as the applicable Credit Party has diligently commenced such cure and is diligently pursuing completion thereof); or

(d)       Representations and Warranties.    Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Credit Party and contained in this Credit Agreement, in any other Credit Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e)       Cross-Default.    (i) there occurs any event of default under any of the Senior Note Indentures; (ii) any Credit Party or any Subsidiary (A) fails to perform or observe (beyond the applicable grace or cure period with respect thereto, if any) any Contractual Obligation if such failure could reasonably be expected to have a Material Adverse Effect, (B) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise and beyond the applicable grace or cure period with respect thereto, if any) in respect of any Indebtedness (other than Indebtedness hereunder and Indebtedness under Swap Contracts) or otherwise fails to observe or perform any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which event of default is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or cash collateral in respect thereof to be demanded, in each case to the extent such Indebtedness or other obligation is in an amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount; (iii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract)

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resulting from (A) any event of default under such Swap Contract as to which Borrower is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which Borrower is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Borrower as a result thereof is greater than the Threshold Amount; or

(f)        Insolvency Proceedings, Etc.    Any Credit Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its properties; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed and the appointment continues undischarged or unstayed for ninety (90) calendar days; or any proceeding under any Debtor Relief Law relating to such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for ninety (90) calendar days, or an order for relief is entered in any such proceeding; or

(g)       Inability to Pay Debts; Attachment.    (i) Any Credit Party or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process in an amount in excess of the Threshold Amount is issued or levied against all or any material part of the properties of any such Person and is not released, vacated or fully bonded within sixty (60) days after its issue or levy; or

(h)       Judgments.    There is entered against a Credit Party or any Subsidiary (i) any one or more final judgments or orders for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of ten (10) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)        ERISA.    (i) An ERISA Event occurs with respect to a Plan which has resulted in liability of any Credit Party or any Subsidiary under Title IV of ERISA to the Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) any Credit Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j)        Invalidity of Credit Documents; Guaranty.    (i) Any Credit Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or as a result of satisfaction in full of all the Obligations, ceases to

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be in full force and effect; or any Credit Party contests in any manner the validity or enforceability of any Credit Document; or any Credit Party denies that it has any or further liability or obligation under any Credit Document, or purports to revoke, terminate or rescind any Credit Document; or (ii) except as the result of or in connection with a dissolution, merger or disposition of a Subsidiary Guarantor not prohibited by the terms of this Credit Agreement, the Guaranty shall cease to be in full force and effect, or any Guarantor hereunder shall deny or disaffirm such Guarantor’s obligations under such Guaranty, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Guaranty; or

(k)       Change of Control.    There occurs any Change of Control.

8.02       Remedies Upon Event of Default.

If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, upon written notice to the Borrower in any instance, take any or all of the following actions:

(a)       declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated;

(b)       declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Credit Document to be immediately due and payable, without presentment, demand, protest or additional notice of any kind, all of which are hereby expressly waived by the Borrower; and

(c)       exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Credit Documents or applicable law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans shall automatically terminate, and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.

8.03       Application of Funds.

After the exercise of remedies in accordance with the provisions of Section 8.02 (or after the Loans have automatically become immediately due and payable), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

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Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs and amounts payable under Article III), ratably among the Lenders in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to payment of that portion of the Obligations constituting obligations under Swap Contracts between any Credit Party and any Lender or Affiliate of any Lender (including, without limitation, payment of breakage, termination or other amounts owing in respect of any Swap Contract between any Credit Party and any Lender, or any Affiliate of a Lender, to the extent such Swap Contract is permitted hereunder); and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or such Guarantor’s assets, but appropriate adjustments shall be made with respect to payments from other Credit Parties to preserve the allocation to Obligations otherwise set forth above in this Section.

ARTICLE IX
ADMINISTRATIVE AGENT

9.01       Appointment and Authorization of Administrative Agent.

Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Credit Agreement and each other Credit Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Credit Agreement or any other Credit Document, together with such powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary contained elsewhere herein or in any other Credit Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any other Credit Document or otherwise exist against the Administrative Agent.  Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Credit Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law.  Instead, such term is used merely as a matter of

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market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

9.02       Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents that it selects in the absence of gross negligence or willful misconduct.

9.03       Liability of Administrative Agent.

No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Credit Agreement or any other Credit Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Credit Party or any officer thereof, contained herein or in any other Credit Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Credit Agreement or any other Credit Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Credit Agreement or any other Credit Document, or for any failure of any Credit Party or any other party to any Credit Document to perform its obligations hereunder or thereunder.  No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Credit Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party or any Affiliate thereof.

9.04       Reliance by Administrative Agent.

(a)       The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Credit Party), independent accountants and other experts selected by the Administrative Agent.  The Administrative Agent shall be fully justified in failing or refusing to take any action under any Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

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The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement or any other Credit Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

(b)       For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Credit Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

9.05       Notice of Default.

The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Credit Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice.  The Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by the requisite Lenders in accordance herewith; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

9.06       Credit Decision; Disclosure of Confidential Information by Administrative Agent.

Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Credit Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession (in each case, except to the extent the Administrative Agent has confirmed to any Lender in writing the satisfaction of conditions to funding as of the Closing Date).  Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Credit Agreement and to extend credit to the Borrower and the other Credit Parties hereunder.  Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not

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taking action under this Credit Agreement and the other Credit Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Credit Parties.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Credit Parties or any of their respective Affiliates that may come into the possession of any Agent-Related Person.

9.07       Indemnification of Administrative Agent.

Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Credit Party and without limiting the obligation of any Credit Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person’s own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section.  Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Credit Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower.  The undertaking in this Section shall survive termination of the Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

9.08       Administrative Agent in its Individual Capacity.

Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Credit Parties and their respective Affiliates as though Bank of America were not the Administrative Agent hereunder and without notice to or consent of the Lenders.  The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Credit Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Credit Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them.  With respect to its Loans, Bank of America shall have the same rights and powers under this Credit Agreement as any other Lender and may exercise such rights and powers as though it were not

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the Administrative Agent, and the terms “Lender” and “Lenders” include Bank of America in its individual capacity.

9.09       Successor Administrative Agent.

The Administrative Agent may resign as Administrative Agent upon thirty (30) days’ notice to the Lenders.  If the Administrative Agent resigns under this Credit Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed).  If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders.  Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent,” thereafter shall mean such successor administrative agent, and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated.  After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Credit Agreement.  If no successor administrative agent has accepted appointment as Administrative Agent by the date thirty (30) days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

9.10       Administrative Agent May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)       to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations (other than obligations under Swap Contracts to which the Administrative Agent is not a party) that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.07 and 10.04) allowed in such judicial proceeding; and

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(b)       to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.07 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

9.11       Guaranty Matters.

The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion to release any Guarantor from its obligations under the Guaranty if such Person (a) ceases to be a Subsidiary as a result of a transaction permitted hereunder, (b) no longer is required to be a Guarantor pursuant to Section 6.15(c) or (c) has been designated as an Unrestricted Subsidiary.  Notwithstanding the foregoing, to the extent that following any such release, any Real Property Asset owned by an otherwise to be released Guarantor that is obligated in respect of outstanding recourse debt for Funded Debt shall not be deemed an Unencumbered Property hereunder.  Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the authority of the Administrative Agent to release any Guarantor from its obligations hereunder pursuant to this Section 9.11.    Upon the release of any Guarantor pursuant to this Section 9.11, the Administrative Agent shall (to the extent applicable) deliver to the Credit Parties, upon the Credit Parties’ request and at the Credit Parties’ expense, such documentation as is reasonably necessary to evidence the release of such Guarantor from its obligations under the Credit Documents.

9.12       Other Agents; Arrangers and Managers.

None of the Lenders or other Persons identified on the facing page or signature pages of this Credit Agreement as a “syndication agent,” “documentation agent,” “co-agent,” “book manager,” “lead manager,” “arranger,” “lead arranger” or “co-arranger” shall have any right, power, obligation, liability, responsibility or duty under this Credit Agreement other than, in the case of such Lenders, those applicable to all Lenders as such.  Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender.  Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Credit Agreement or in taking or not taking action hereunder.

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ARTICLE X
MISCELLANEOUS

10.01     Amendments, Etc.

No amendment or waiver of, or any consent to deviation from, any provision of this Credit Agreement or any other Credit Document shall be effective unless in writing and signed by the Borrower, the Guarantors (if applicable) and the Required Lenders and acknowledged by the Administrative Agent, and each such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given; provided, however, that:

(a)          unless also signed by each Lender directly affected thereby, no such amendment, waiver or consent shall:

(i)       extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02), it being understood that the amendment or waiver of an Event of Default or a mandatory reduction or a mandatory prepayment in Commitments shall not be considered an increase in Commitments,

(ii)       waive non-payment or postpone any date fixed by this Credit Agreement or any other Credit Document for any payment of principal, interest, fees or other amounts due to any Lender hereunder or under any other Credit Document,

(iii)       reduce the principal of, or the rate of interest specified herein on, any Loan, or any fees or other amounts payable hereunder or under any other Credit Document; provided, however, that only the consent of the Required Lenders shall be necessary (A) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate or (B) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or to reduce any fee payable hereunder,

(iv)       change any provision of this Credit Agreement regarding pro rata sharing or pro rata funding with respect to (A) the making of advances (including participations), (B) the manner of application of payments or prepayments of principal, interest, or fees, or (C) the manner of reduction of commitments and committed amounts,

(v)       change any provision of this Section 10.01(a), the definition of “Required Lenders”, or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, or

(vi)       release the Borrower or all or substantially all of the Subsidiary Guarantors from their obligations hereunder (other than as provided herein or as appropriate in connection with transactions permitted hereunder);

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(b)       unless also signed by the Administrative Agent, no such amendment, waiver or consent shall affect the rights or duties of the Administrative Agent under this Credit Agreement or any other Credit Document;

provided, however, that notwithstanding anything to the contrary contained herein, (i) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that, without the prior written consent of such Lender, (A) no Commitment of such Lender may be increased or extended, (B) the terms and conditions of this proviso may not be amended or otherwise modified and (C) no other amendment or other modification to this Agreement or any Note that would disproportionately affect a “Defaulting Lender” may be effective, (ii) each Lender is entitled to vote as such Lender sees fit on any bankruptcy or insolvency reorganization plan that affects the Loans, (iii) each Lender acknowledged that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein, (iv) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and (v) a Commitment Increase Amendment to give effect to any addition of Incremental Facilities shall be effective if executed by the Credit Parties, each Lender providing such Incremental Facility Commitment and the Administrative Agent.

Notwithstanding any provision herein to the contrary, this Agreement may be amended with the written consent of the Administrative Agent and the Borrower (i) to add one or more Incremental Facilities to this Agreement subject to the limitations in Sections 2.01(b) and (c) and to permit the extensions of credit and all related obligations and liabilities arising in connection therewith from time to time outstanding to share ratably (or on a basis subordinated to the existing Loans and Commitments hereunder) in the benefits of this Agreement and the other Credit Documents with the obligations and liabilities from time to time outstanding in respect of the existing Loans and Commitments hereunder, and (ii) in connection with the foregoing, to permit, as deemed appropriate by the Administrative Agent, the Lenders providing such Incremental Facilities to participate in any required vote or action required to be approved by the Required Lenders or by any other number, percentage or class of Lenders hereunder.

10.02     Notices and Other Communications; Facsimile Copies.

(a)       General.    Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission).  All such written notices shall be mailed certified or registered mail, faxed or delivered to the applicable address, facsimile number or (subject to subsection (c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)       if to any Credit Party or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(ii)       if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such

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other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to any Credit Party and the Administrative Agent.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)       Electronic Communications.    Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided, that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrower may, in its respective discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, that approval of such procedures may be limited to particular notices or communications.

(c)       The Platform.    THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)       Effectiveness of Facsimile Documents and Signatures.    Credit Documents may be transmitted and/or signed by facsimile.  The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Credit Parties, the Administrative Agent and the Lenders.  The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

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(e)       Reliance by Administrative Agent and Lenders.    The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices permitted under Section 2.02(a)) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower.  All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

(f)        Change of Address, Etc.    Each of the Borrower and the Administrative Agent, may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

10.03     No Waiver; Cumulative Remedies.

No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Credit Document, the authority to enforce rights and remedies hereunder and under the other Credit Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Credit Documents, (b) any Lender from exercising setoff rights in accordance with Section 10.09 (subject to the terms of Section 2.10), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Credit Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding

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proviso and subject to Section 2.10, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.04     Attorney Costs, Expenses and Taxes.

The Credit Parties agree (a) to pay directly to the provider thereof or to pay or reimburse the Administrative Agent for all reasonable and documented costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Credit Agreement and the other Credit Documents, the preservation of any rights or remedies under this Credit Agreement and the other Credit Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs and (b) to pay or reimburse the Administrative Agent and each Lender for all reasonable costs and expenses incurred following an Event of Default in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Credit Agreement or the other Credit Documents (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs.  The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and the reasonable and documented cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender.  All amounts due under this Section 10.04 shall be payable within twenty (20) Business Days after written invoice therefor is received by the Borrower.  The agreements in this Section shall survive the termination of the Commitments and repayment of all other Obligations.

10.05     Indemnification.

The Credit Parties shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents, trustees, advisors and attorneys-in-fact (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, litigation, investigation, proceeding, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever (subject to the provisions of Section 3.01 with respect to Taxes and Other Taxes) that may at any time be imposed on, incurred by or asserted against any such Indemnitee (whether by a Credit Party or any other party) in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Credit Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Credit Documents, (b) any Commitment, Loan or the use or proposed use of the proceeds therefrom, or (c) any actual or threatened claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing,

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collectively, the “Indemnified Liabilities”); provided, that such indemnification shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, litigation, investigation, proceeding, demands, actions, judgments, suits, costs, expenses or disbursements are determined to have resulted from the gross negligence or willful misconduct of any Indemnitee.  No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through SyndTrak or other similar information transmission systems in connection with this Credit Agreement, and no Indemnitee shall have any liability for any indirect or consequential damages relating to this Credit Agreement or any other Credit Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date).  All amounts that may become due under this Section 10.05 shall be payable within twenty (20) Business Days after written invoice therefor is received by the Borrower.  The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the assignment by any Lender of any of its interests hereunder, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.06     Payments Set Aside.

To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

10.07     Successors and Assigns.

(a)       The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) or (i) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the

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extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement.

(b)       Any Lender may at any time, with notice to the Borrower and, unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) the assignment is to a Lender, an Affiliate of such Lender or an Approved Fund, the consent of the Borrower (such consent not to be unreasonably withheld or delayed), assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed) provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met; (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Credit Agreement with respect to the Loans or the Commitment assigned; (iii) any assignment of a Commitment must be approved by the Administrative Agent, unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment and (v) no such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) a natural person.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then

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the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.  Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Credit Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment).  Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this subsection shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)       The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender.  The Register shall be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice.  In addition, at any time that a request for a consent for a material or other substantive change to the Credit Documents is pending, any Lender wishing to consult with other Lenders in connection therewith may request and receive from the Administrative Agent a copy of the Register.

(d)       Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Credit Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided, that (i) such Lender’s obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Credit Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement; provided, that such agreement or instrument may provide that such Lender

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will not, without the consent of the Participant, agree to any amendment, waiver or other modification that extends the time for, reduces the amount or alters the application of proceeds with respect to such obligations and payments required therein that directly affects such Participant.  Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided, such Participant agrees to be subject to Section 2.10 as though it were a Lender.

(e)       A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 10.15 as though it were a Lender.

(f)       Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Credit Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided, that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)       Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may (without notice to or the consent of any of the parties hereto) create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided, that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Credit Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Credit Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

10.08     Confidentiality.

Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of Confidential Information, except that Confidential Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential); (b) to the extent requested by any regulatory authority or self regulatory body; (c) to the extent required by applicable Law or regulations or by any subpoena or similar legal process; (d) to any other party to this Credit Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Credit Agreement or the enforcement of rights hereunder (it being understood that the

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Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential); (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Credit Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty’s or prospective counterparty’s professional advisor) to any credit derivative transaction relating to obligations of the Credit Parties; (g) with the consent of the Borrower; (h) to the extent such Confidential Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower; (i) to the National Association of Insurance Commissioners or any other similar organization (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential); or (j) to any nationally recognized rating agency that requires access to a Lender’s or an Affiliate’s investment portfolio in connection with ratings issued with respect to such Lender or Affiliate.  In addition, the Administrative Agent and the Lenders may disclose the existence of this Credit Agreement and information about this Credit Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Credit Agreement, the other Credit Documents, the Commitments, and the Extension of Credits.  Any Person required to maintain the confidentiality of Confidential Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Confidential Information as such Person would accord to its own confidential information.  “Confidential Information” means all information received from any Credit Party relating to any Credit Party, any of the other Consolidated Parties, or its or their business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Credit Party; provided, that, in the case of information received from a Credit Party after the date hereof, such information is clearly identified in writing at the time of delivery as confidential.

Each of the Administrative Agent and the Lenders acknowledges that (a) the Confidential Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.

10.09     Set-off.

In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender and each of its Affiliates are authorized at any time and from time to time, without prior notice to the Borrower or any other Credit Party, any such notice being waived by the Borrower (on their own behalf and on behalf of each Credit Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender or Affiliate to or for the credit or the account of the respective Credit Parties against any and all Obligations owing to such Lender

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hereunder or under any other Credit Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Credit Agreement or any other Credit Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.12 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have.  Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided, that the failure to give such notice shall not affect the validity of such setoff and application.

10.10     Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Credit Document, the interest paid or agreed to be paid under the Credit Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.11     Counterparts.

This Credit Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.12     Integration.

This Credit Agreement, together with the other Credit Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter.  In the event of any conflict between the provisions of this Credit Agreement and those of any other Credit Document, the provisions of this Credit Agreement shall control; provided, that the inclusion of specific supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Credit Document shall not be deemed a conflict with this Credit Agreement.  Each Credit Document was drafted with the joint participation of the respective parties thereto and

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shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

10.13     Survival of Representations and Warranties.

All representations and warranties made hereunder and in any other Credit Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Extension of Credit, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

10.14     Severability.

If any provision of this Credit Agreement or the other Credit Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Credit Agreement and the other Credit Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.15     Tax Forms.

(a)       (i)        Each Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a “Foreign Lender”) shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Internal Revenue Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by the Borrower pursuant to this Credit Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Borrower pursuant to this Credit Agreement) or such other evidence satisfactory to the Borrower and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax, including any exemption pursuant to Section 881(c) of the Internal Revenue Code.  Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrower pursuant to this Credit Agreement, (B) promptly notify the Administrative Agent of any change

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in circumstances that would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Law that the Borrower make any deduction or withholding for taxes from amounts payable to such Foreign Lender.

(ii)       Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Credit Documents (for example, in the case of a typical participation by such Lender), shall deliver to the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Administrative Agent (in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S.  withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Internal Revenue Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

(iii)       The Borrower shall not be required to pay any additional amount to any Foreign Lender under Section 3.01 (A) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an IRS Form W-8IMY pursuant to this Section 10.15(a) or (B) if such Lender shall have failed to satisfy the foregoing provisions of this Section 10.15(a); provided, that if such Lender shall have satisfied the requirement of this Section 10.15(a) on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Credit Documents, nothing in this Section 10.15(a) shall relieve the Borrower of their obligation to pay any amounts pursuant to Section 3.01 in the event that, as a result of any change in any applicable Law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Credit Documents is not subject to withholding or is subject to withholding at a reduced rate.

(iv)       The Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Credit Documents with respect to which the Borrower is not required to pay additional amounts under this Section 10.15(a).

(b)       Upon the request of the Administrative Agent, each Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9.  If such

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Lender fails to deliver such forms, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Internal Revenue Code, without reduction.

(c)       If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent.  The obligation of the Lenders under this Section shall survive the termination of the Commitments, repayment of all other Obligations hereunder and the resignation of the Administrative Agent.

10.16     Replacement of Lenders.

To the extent that Section 3.06(b) provides that the Borrower shall have the right to replace a Lender as a party to this Credit Agreement, or if any Lender is a Defaulting Lender, the Borrower may, upon notice to such Lender and the Administrative Agent, replace such Lender by causing such Lender to assign its Commitment (with the related assignment fee to be paid by the Borrower) pursuant to Section 10.07(b) to one or more Eligible Assignees procured by the Borrower; provided, however, that if the Borrower elects to exercise such right with respect to any Lender pursuant to such Section 3.06(b), they shall be obligated to replace all Lenders that have made similar requests for compensation pursuant to Section 3.01 or 3.04.  The Borrower shall pay in full all principal, interest, fees and other amounts owing to such Lender through the date of replacement (including any amounts payable pursuant to Section 3.05).  Any Lender being replaced shall execute and deliver an Assignment and Assumption with respect to such Lender’s Commitment and outstanding Loans.

10.17     No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby, the Borrower acknowledges and agrees, and acknowledges its respective Affiliates’ understanding, that: (a) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document) are an arm’s-length commercial transaction between the Borrower and its respective Affiliates, on the one hand, and the Administrative Agent, the Arranger and the Lenders, on the other hand, and each Credit Party is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents (including any amendment, waiver or other modification hereof or thereof); (b) in connection with the process leading to such transaction, the Administrative Agent and the Arranger each is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower or any of its respective Affiliates, stockholders, creditors or employees or any other Person; (c) neither the Administrative Agent nor the Arranger has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Credit Document (irrespective of whether the

92

Administrative Agent or the Arranger has advised or is currently advising the Borrower or any of its respective Affiliates on other matters) and neither the Administrative Agent nor the Arranger has any obligation to the Borrower or any of its respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; (d) the Administrative Agent and the Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its respective Affiliates, and neither the Administrative Agent nor the Arranger has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (e) the Administrative Agent and the Arranger have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Credit Document) and each Credit Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate.  Each Credit Party hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent and the Arranger with respect to any breach or alleged breach of agency or fiduciary duty.

10.18     Source of Funds.

Each of the Lenders hereby represents and warrants to the Borrower that at least one of the following statements is an accurate representation as to the source of funds to be used by such Lender in connection with the financing hereunder:

(a)       no part of such funds constitutes assets allocated to any separate account maintained by such Lender in which any employee benefit plan (or its related trust) has any interest;

(b)       to the extent that any part of such funds constitutes assets allocated to any separate account maintained by such Lender, such Lender has disclosed to the Borrower the name of each employee benefit plan whose assets in such account exceed ten percent (10%) of the total assets of such account as of the date of such purchase (and, for purposes of this subsection (b), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan);

(c)       to the extent that any part of such funds constitutes assets of an insurance company’s general account, such insurance company has complied with all of the requirements of the regulations issued under Section 401(c)(1)(A) of ERISA; or

(d)       such funds constitute assets of one or more specific benefit plans that such Lender has identified in writing to the Borrower.

As used in this Section, the terms “employee benefit plan” and “separate account” shall have the respective meanings provided in Section 3 of ERISA.

10.19     GOVERNING LAW.

(a)       THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, the LAW OF THE STATE OF NEW YORK applicable to

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agreements made and to be performed entirely within such State, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES; PROVIDED, THAT THE ADMINISTRATIVE Agent AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b)       ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, THE CREDIT PARTIES, THE ADMINISTRATIVE Agent AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS.  THE BORROWER, THE CREDIT PARTIES, THE ADMINISTRATIVE Agent AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY CREDIT DOCUMENT OR OTHER DOCUMENT RELATED THERETO.  THE BORROWER, THE CREDIT PARTIES, THE ADMINISTRATIVE Agent AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

10.20     WAIVER OF RIGHT TO TRIAL BY JURY.

EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY CREDIT DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY CREDIT DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

10.21     No Conflict.

To the extent there is any conflict or inconsistency between the provisions hereof and the provisions of any other Credit Document, this Credit Agreement shall control.

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10.22     USA Patriot Act Notice.

Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower (and to the extent applicable, the other Credit Parties), which information includes the name and address of the Borrower (and to the extent applicable, the other Credit Parties) and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower (and to the extent applicable, the other Credit Parties) in accordance with the Act.  The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

10.23     Entire Agreement.

This Credit Agreement and the other Credit Documents represent the final agreement AMONG the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties.  There are no unwritten oral agreements AMONG the parties.

ARTICLE XI
GUARANTY

11.01     The Guaranty.

(a)       Each of the Guarantors hereby jointly and severally guarantees to the Administrative Agent and each of the holders of the Obligations, as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations (the “Guaranteed Obligations”) in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof.  The Guarantors hereby further agree that if any of the Guaranteed Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

(b)       Notwithstanding any provision to the contrary contained herein, in any of the other Credit Documents or other documents relating to the Obligations, the obligations of each Guarantor under this Credit Agreement shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable state law.

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11.02     Obligations Unconditional.

The obligations of the Guarantors under Section 11.01 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents or other documents relating to the Obligations, or any substitution, compromise, release, impairment or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable Laws, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 11.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances.  Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this Article XI until such time as the Obligations have been irrevocably paid in full and the Commitments relating thereto have expired or been terminated.  Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by applicable Laws, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:

(a)       at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(b)       any of the acts mentioned in any of the provisions of any of the Credit Documents, or other documents relating to the Guaranteed Obligations or any other agreement or instrument referred to therein shall be done or omitted;

(c)       the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents or other documents relating to the Guaranteed Obligations, or any other agreement or instrument referred to therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

(d)       any Lien granted to, or in favor of, the Administrative Agent or any of the holders of the Guaranteed Obligations as security for any of the Guaranteed Obligations shall fail to attach or be perfected; or

(e)       any of the Guaranteed Obligations shall be determined to be void or voidable (including for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest notice of acceptance of the guaranty given hereby and of extensions of credit that may constitute Guaranteed Obligations, notices of amendments, waivers and supplements to the Credit Documents and other documents relating to the Guaranteed Obligations, or the compromise, release or exchange of collateral or security, and all notices whatsoever, and any requirement that the Administrative Agent or any holder of the Guaranteed

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Obligations exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents or any other documents relating to the Guaranteed Obligations or any other agreement or instrument referred to therein, or against any other Person under any other guarantee of, or security for, any of the Obligations.

11.03     Reinstatement.

Neither the Guarantors’ obligations hereunder nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Borrower, by reason of the Borrower’s bankruptcy or insolvency or by reason of the invalidity or unenforceability of all or any portion of the Guaranteed Obligations.  The obligations of the Guarantors under this Article XI shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings pursuant to any Debtor Relief Law or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each holder of Guaranteed Obligations on demand for all reasonable costs and expenses (including all reasonable fees, expenses and disbursements of any law firm or other counsel) incurred by the Administrative Agent or such holder of Guaranteed Obligations in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any Debtor Relief Law; provided, that such indemnification shall not be available to the extent that such costs and expenses are determined to have resulted from the gross negligence or willful misconduct of the Administrative Agent or such holder of the Guaranteed Obligations.

11.04     Certain Waivers.

Each Guarantor acknowledges and agrees that (a) the guaranty given hereby may be enforced without the necessity of resorting to or otherwise exhausting remedies in respect of any other security or collateral interests, and without the necessity at any time of having to take recourse against the Borrower hereunder or against any collateral securing the Guaranteed Obligations or otherwise, (b) it will not assert any right to require the action first be taken against the Borrower or any other Person (including any other Guarantor) or pursuit of any other remedy or enforcement any other right and (c) nothing contained herein shall prevent or limit action being taken against the Borrower hereunder, under the other Credit Documents or the other documents and agreements relating to the Guaranteed Obligations or from foreclosing on any security or collateral interests relating hereto or thereto, or from exercising any other rights or remedies available in respect thereof, if neither the Borrower nor the Guarantors shall timely perform their obligations, and the exercise of any such rights and completion of any such foreclosure proceedings shall not constitute a discharge of the Guarantors’ obligations hereunder unless as a result thereof, the Guaranteed Obligations shall have been paid in full and the Commitments relating thereto shall have expired or been terminated, it being the purpose and intent that the Guarantors’ obligations hereunder be absolute, irrevocable, independent and unconditional under all circumstances.

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11.05     Rights of Contribution.

The Guarantors hereby agree as among themselves that, in connection with payments made hereunder, each Guarantor shall have a right of contribution from each other Guarantor in accordance with applicable Laws.  Such contribution rights shall be subordinate and subject in right of payment to the Guaranteed Obligations until such time as the Guaranteed Obligations have been paid in full and the Commitments relating thereto shall have expired or been terminated, and none of the Guarantors shall exercise any such contribution rights until the Guaranteed Obligations have been paid in full and the Commitments relating thereto shall have expired or been terminated.

11.06     Guaranty of Payment; Continuing Guaranty.

The guarantee in this Article XI is a guaranty of payment and not of collection, and is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising until such time as the Guaranteed Obligations have been paid in full and the Commitments relating thereto shall have expired or been terminated.

11.07     Keepwell.

Each Credit Party that is a Qualified ECP Guarantor at the time the Guaranty in this Article XI by any Credit Party that is not then an “eligible contract participant” under the Commodity Exchange Act (a “Specified Loan Party”) or the grant of a security interest under the Credit Documents by any such Specified Loan Party, in either case, becomes effective with respect to any obligation under any Swap Contract, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Credit Documents in respect of such Obligation on (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article XI voidable under applicable Debtor Relief Laws, and not for any greater amount).  The obligations and undertakings of each applicable Credit Party under this Section shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full.  Each Credit Party intends this Section to constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Credit Party that would otherwise not constitute an Eligible Contract Participant for any Swap Obligation for all purposes of the Commodity Exchange Act.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK -

SIGNATURE PAGES AND SCHEDULES AND EXHIBITS TO FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed as of the date first above written.

BORROWER:	OMEGA HEALTHCARE INVESTORS, INC.

	By:	/s/ Daniel J. Booth
Name:	Daniel J. Booth
Title:	Chief Operating Officer

GUARANTORS:	OHI ASSET (la), LLC

By:	Omega Healthcare Investors, Inc., a Member of such company

By:	/s/ Daniel J. Booth
Name:	Daniel J. Booth
Title:	Chief Operating Officer

By:	Omega TRS I, Inc.,
a Member of such company

By:	/s/ Daniel J. Booth
Name:	Daniel J. Booth
Title:	Chief Operating Officer

OMEGA HEALTHCARE INVESTORS, INC. CREDIT AGREEMENT

OHI ASSET, LLC
OHI ASSET (ID), LLC
OHI ASSET (CA), LLC
DELTA INVESTORS I, LLC
DELTA INVESTORS II, LLC
OHI Asset (CO), LLC
COLONIAL GARDENS, LLC
WILCARE, LLC
nrs ventures, l.l.c.
ohi asset (ct) lender, llc
ohi asset (Fl), llc
ohi asset (il), llc
ohi asset (mo), llc
ohi asset (oh), llc
ohi asset (oh) lender, llc
ohi asset (pa), llc
ohi asset ii (ca), llc
ohi asset ii (fl), llc
ohi asset cse-e, llc
ohi asset cse-u, llc
OHI ASSET CSb LLC
OHI ASSET (MI), LLC
OHI ASSET (FL) LENDER, LLC
OHI ASSET HUD WO, LLC
OHI ASSET (MD), LLC
OHI ASSET (IN), LLC
OHI ASSET (MI/NC), LLC
OHI ASSET (OH) NEW PHILADELPHIA, LLC
OHI ASSET (TX), LLC
OHI ASSET ESSEX (OH), LLC
OHI ASSET (IN) WABASH, LLC
OHI ASSET (IN) WESTFIELD, LLC
OHI ASSET (IN) GREENSBURG, LLC
OHI ASSET (IN) INDIANAPOLIS, LLC
OHI ASSET HUD SF, LLC
OHI ASSET (IN) AMERICAN VILLAGE, LLC
OHI ASSET (IN) ANDERSON, LLC
OHI ASSET (IN) BEECH GROVE, LLC
OHI ASSET (IN) CLARKSVILLE, LLC
OHI ASSET (IN) EAGLE VALLEY, LLC
OHI ASSET (IN) ELKHART, LLC
OHI ASSET (IN) FOREST CREEK, LLC
OHI ASSET (IN) FORT WAYNE, LLC
OHI ASSET (IN) FRANKLIN, LLC
OHI ASSET (IN) KOKOMO, LLC
OHI ASSET (IN) LAFAYETTE, LLC

OMEGA HEALTHCARE INVESTORS, INC. CREDIT AGREEMENT

OHI ASSET (IN) MONTICELLO, LLC
OHI ASSET (IN) NOBLESVILLE, LLC
OHI ASSET (IN) ROSEWALK, LLC
OHI ASSET (IN) SPRING MILL, LLC
OHI ASSET (IN) TERRE HAUTE, LLC
OHI ASSET (IN) ZIONSVILLE, LLC
OHI Asset HUD CFG, LLC
OHI ASSET HUD SF CA, LLC
OHI ASSET (TX) HONDO, LLC
OHI ASSET (MI) HEATHER HILLS, LLC
OHI ASSET (IN) CROWN POINT, LLC
OHI ASSET (IN) MADISON, LLC
OHI ASSET (AR) ASH FLAT, LLC
OHI ASSET (AR) CAMDEN, LLC
OHI ASSET (AR) CONWAY, LLC
OHI ASSET (AR) DES ARC, LLC
OHI ASSET (AR) HOT SPRINGS, LLC
OHI ASSET (AR) MALVERN, LLC
OHI ASSET (AR) MENA, LLC
OHI ASSET (AR) POCAHONTAS, LLC
OHI ASSET (AR) SHERIDAN, LLC
OHI ASSET (AR) WALNUT RIDGE, LLC
OHI ASSET RO, LLC
OHI ASSET (FL) LAKE PLACID, LLC
OHI ASSETHUD DELTA, LLC

By:	Omega Healthcare Investors, Inc.,
the Sole Member of each such company

By:	/s/ Daniel J. Booth
Name:	Daniel J. Booth
Title:	Chief Operating Officer

3806 CLAYTON ROAD, LLC
245 EAST WILSHIRE AVENUE, LLC
13922 CERISE AVENUE, LLC
637 EAST ROMIE LANE, LLC
523 HAYES LANE, LLC

By:	OHI Asset HUD SF CA, LLC,
the Sole Member of each such company

By:	/s/ Daniel J. Booth
Name:	Daniel J. Booth
Title:	Chief Operating Officer

OMEGA HEALTHCARE INVESTORS, INC. CREDIT AGREEMENT

ENCANTO SENIOR CARE, LLC

By:	OHI Asset HUD SF, LLC,
its Sole Member

By:	/s/ Daniel J. Booth
Name:	Daniel J. Booth
Title:	Chief Operating Officer

CFG 2115 WOODSTOCK PLACE, LLC
1200 ELY STREET HOLDINGS CO. LLC
42235 COUNTY ROAD HOLDINGS CO. LLC
2425 TELLER AVENUE, LLC
48 HIGH POINT ROAD, LLC

By:	OHI Asset HUD CFG, LLC,
the Sole Member of each of the companies

By:	Omega Healthcare Investors, Inc.,
the Sole Member of such company

By:	/s/ Daniel J. Booth
Name:	Daniel J. Booth
Title:	Chief Operating Officer

Texas Lessor - Stonegate, LP

By:	Texas Lessor – Stonegate GP, Inc.,
Its General Partner

By:	/s/ Daniel J. Booth
Name:	Daniel J. Booth
Title:	Chief Operating Officer

OMEGA HEALTHCARE INVESTORS, INC. CREDIT AGREEMENT

CSE DENVER ILIFF LLC
CSE FAIRHAVEN LLC
CSE MARIANNA HOLDINGS LLC
CSE TEXARKANA LLC
CSE WEST POINT LLC
CSE WHITEHOUSE LLC
CARNEGIE GARDENS LLC
FLORIDA REAL ESTATE COMPANY, LLC
GREENBOUGH, LLC
LAD I REAL ESTATE COMPANY, LLC
PANAMA CITY NURSING CENTER LLC
SKYLER MAITLAND LLC
SUWANEE, LLC

By:	OHI Asset CSE-U, LLC,
the Sole Member of each of the companies

By:	Omega Healthcare Investors, Inc.,
the Sole Member of such company

By:	/s/ Daniel J. Booth
Name:	Daniel J. Booth
Title:	Chief Operating Officer

CSE BLOUNTVILLE LLC
CSE BOLIVAR LLC
CSE CAMDEN LLC
CSE HUNTINGDON LLC
CSE JEFFERSON CITY LLC
CSE MEMPHIS LLC
CSE RIPLEY LLC

By:	OHI Tennessee, Inc.,
the Sole Member of each of the companies

By:	/s/ Daniel J. Booth
Name:	Daniel J. Booth
Title:	Chief Operating Officer

OMEGA HEALTHCARE INVESTORS, INC. CREDIT AGREEMENT

CSE CORPUS NORTH LLC
CSE JACINTO CITY LLC
CSE KERRVILLE LLC
CSE RIPON LLC
CSE SPRING BRANCH LLC
CSE THE VILLAGE LLC
CSE WILLIAMSPORT LLC
DESERT LANE LLC
NORTH LAS VEGAS LLC

By:	OHI Asset CSE-E, LLC,
the Sole Member of each of the companies

By:	Omega Healthcare Investors, Inc.,
the Sole Member of such company

By:	/s/ Daniel J. Booth
Name:	Daniel J. Booth
Title:	Chief Operating Officer

HOUSE OF HANOVER, LTD.

By:	OHI Asset (OH), LLC,
the Sole Member of such company

By:	Omega Healthcare Investors, Inc.,
the Sole Member of such company

By:	/s/ Daniel J. Booth
Name:	Daniel J. Booth
Title:	Chief Operating Officer

PAVILLION NORTH, LLP

By:	Pavillion Nursing Center North, Inc.,
its General Partner

By:	/s/ Daniel J. Booth
Name:	Daniel J. Booth
Title:	Chief Operating Officer

OMEGA HEALTHCARE INVESTORS, INC. CREDIT AGREEMENT

OHI ASSET (PA) TRUST
OHI ASSET II (PA) TRUST
OHI ASSET III (PA) TRUST
OHI ASSET IV (PA) SILVER LAKE TRUST

By:	OHI Asset (PA), LLC,
the Sole Trustee of each of the Trusts

By:	Omega Healthcare Investors, Inc.,
the Sole Member of such company

By:	/s/ Daniel J. Booth
	Name:	Daniel J. Booth
	Title:	Chief Operating Officer

CSE CASABLANCA HOLDINGS LLC

By:	OHI Asset CSB LLC,
the Sole Member of such company

By:	Omega Healthcare Investors, Inc.,
the Sole Member of such company

By:	/s/ Daniel J. Booth
	Name:	Daniel J. Booth
	Title:	Chief Operating Officer

CSE CASABLANCA HOLDINGS II LLC

By:	CSE Casablanca Holdings LLC,
the Sole Member of such company

By:	OHI Asset CSB LLC,
the Sole Member of such company

By:	Omega Healthcare Investors, Inc.,
the Sole Member of such company

By:	/s/ Daniel J. Booth
Name:	Daniel J. Booth
Title:	Chief Operating Officer

OMEGA HEALTHCARE INVESTORS, INC. CREDIT AGREEMENT

CSE ALBANY LLC
CSE AMARILLO LLC
CSE AUGUSTA LLC
CSE BEDFORD LLC
CSE CAMBRIDGE REALTY LLC
CSE CANTON LLC
CSE CEDAR RAPIDS LLC
CSE CHELMSFORD LLC
CSE CHESTERTON LLC
CSE CLAREMONT LLC
CSE DENVER LLC
CSE DOUGLAS LLC
CSE ELKTON REALTY LLC
CSE FORT WAYNE LLC
CSE FRANKSTON LLC
CSE GEORGETOWN LLC
CSE GREEN BAY LLC
CSE HILLIARD LLC
CSE HUNTSVILLE LLC
CSE INDIANAPOLIS – CONTINENTAL LLC
CSE INDIANAPOLIS – GREENBRIAR LLC
CSE JEFFERSONVILLE – HILLCREST CENTER LLC
CSE JEFFERSONVILLE – JENNINGS HOUSE LLC
CSE KINGSPORT LLC
CSE LAKE CITY LLC
CSE LAKE WORTH LLC
CSE LAKEWOOD LLC
CSE LAS VEGAS LLC
CSE LAWRENCEBURG LLC
CSE LEXINGTON PARK REALTY LLC
CSE LIGONIER LLC
CSE LIVE OAK LLC
CSE LOWELL LLC
CSE MOBILE LLC
CSE MOORE LLC
CSE NORTH CAROLINA HOLDINGS I LLC
CSE NORTH CAROLINA HOLDINGS II LLC
CSE OMRO LLC
CSE ORANGE PARK LLC
CSE ORLANDO – PINAR TERRACE MANOR LLC
CSE ORLANDO – TERRA VISTA REHAB LLC
CSE PIGGOTT LLC
CSE PILOT POINT LLC
CSE PONCA CITY LLC
CSE PORT ST. LUCIE LLC
CSE RICHMOND LLC
CSE SAFFORD LLC
CSE SALINA LLC
CSE SEMINOLE LLC
CSE SHAWNEE LLC
CSE STILLWATER LLC
CSE TAYLORSVILLE LLC

OMEGA HEALTHCARE INVESTORS, INC. CREDIT AGREEMENT

CSE TEXAS CITY LLC
CSE UPLAND LLC
CSE WINTER HAVEN LLC
CSE YORKTOWN LLC

By:	CSE Casablanca Holdings II LLC,
the Sole Member of each of the companies

By:	CSE Casablanca Holdings LLC,
the Sole Member of such company

By:	OHI Asset CSB LLC,
the Sole Member of such company

By:	Omega Healthcare Investors, Inc.,
the Sole Member of such company

By:	/s/ Daniel J. Booth
Name:	Daniel J. Booth
Title:	Chief Operating Officer

CSE LEXINGTON PARK LLC

By:	CSE Lexington Park Realty LLC,
the Sole Member of such company

By:	CSE Casablanca Holdings II LLC,
the Sole Member of such company

By:	CSE Casablanca Holdings LLC,
the Sole Member of such company

By:	OHI Asset CSB LLC,
the Sole Member of such company

By:	Omega Healthcare Investors, Inc.,
the Sole Member of such company

By:	/s/ Daniel J. Booth
Name:	Daniel J. Booth
Title:	Chief Operating Officer

OMEGA HEALTHCARE INVESTORS, INC. CREDIT AGREEMENT

CSE CAMBRIDGE LLC

By:	CSE Cambridge Realty LLC,
the Sole Member of such company

By:	CSE Casablanca Holdings II LLC,
the Sole Member of such company

By:	CSE Casablanca Holdings LLC,
the Sole Member of such company

By:	OHI Asset CSB LLC,
the Sole Member of such company

By:	Omega Healthcare Investors, Inc.,
the Sole Member of such company

By:	/s/ Daniel J. Booth
	Name:	Daniel J. Booth
	Title:	Chief Operating Officer

CSE ELKTON LLC

By:	CSE Elkton Realty LLC,
the Sole Member of such company

By:	CSE Casablanca Holdings II LLC,
the Sole Member of such company

By:	CSE Casablanca Holdings LLC,
the Sole Member of such company

By:	OHI Asset CSB LLC,
the Sole Member of such company

By:	Omega Healthcare Investors, Inc.,
the Sole Member of such company

By:	/s/ Daniel J. Booth
Name:	Daniel J. Booth
Title:	Chief Operating Officer

OMEGA HEALTHCARE INVESTORS, INC. CREDIT AGREEMENT

CSE ARDEN L.P.
CSE KING L.P.
CSE KNIGHTDALE L.P.
CSE LENOIR L.P.
CSE WALNUT COVE L.P.
CSE WOODFIN L.P.

By:	CSE North Carolina Holdings I LLC,
the General Partner of each limited partnership

By:	CSE Casablanca Holdings II LLC,
the Sole Member of such company

By:	CSE Casablanca Holdings LLC,
the Sole Member of such company

By:	OHI Asset CSB LLC,
the Sole Member of such company

By:	Omega Healthcare Investors, Inc.,
the Sole Member of such company

By:	/s/ Daniel J. Booth
Name:	Daniel J. Booth
Title:	Chief Operating Officer

OMEGA HEALTHCARE INVESTORS, INC. CREDIT AGREEMENT

CSE PENNSYLVANIA HOLDINGS

By:	OHI Asset (PA), LLC,
the Managing Trustee of the Trust

By:	Omega Healthcare Investors, Inc.,
a Member of such company

By:	/s/ Daniel J. Booth
	Name:	Daniel J. Booth
	Title:	Chief Operating Officer

By:	OHI Asset CSE-E, LLC,
the Sole Beneficial Owner of the Trust

By:	Omega Healthcare Investors, Inc.,
a Member of such company

By:	/s/ Daniel J. Booth
Name:	Daniel J. Booth
Title:	Chief Operating Officer

OMEGA HEALTHCARE INVESTORS, INC. CREDIT AGREEMENT

CSE CENTENNIAL VILLAGE

By:	OHI Asset (PA), LLC,
the Managing Trustee of the Trust

By:	Omega Healthcare Investors, Inc.,
a Member of such company

By:	/s/ Daniel J. Booth
Name:	Daniel J. Booth
Title:	Chief Operating Officer

By:	CSE Pennsylvania Holdings,
the Sole Beneficial Owner of the Trust

By:	OHI Asset (PA), LLC,
the Managing Trustee of such trust

By:	Omega Healthcare Investors, Inc.,
a Member of such company

By:	/s/ Daniel J. Booth
Name:	Daniel J. Booth
Title:	Chief Operating Officer

By:	OHI Asset CSE-E, LLC,
the Sole Beneficial Owner of such trust

By:	Omega Healthcare Investors, Inc.,
a Member of such company

By:	/s/ Daniel J. Booth
Name:	Daniel J. Booth
Title:	Chief Operating Officer

OMEGA HEALTHCARE INVESTORS, INC. CREDIT AGREEMENT

OHIMA, INC.
CANTON HEALTH CARE LAND, INC.
DIXON HEALTH CARE CENTER, INC.
HUTTON I LAND, INC.
HUTTON II LAND, INC.
HUTTON III LAND, INC.
LEATHERMAN PARTNERSHIP 89-1, INC.
LEATHERMAN PARTNERSHIP 89-2, INC.
LEATHERMAN 90-1, INC.
MERIDIAN ARMS LAND, INC.
ORANGE VILLAGE CARE CENTER, INC.
ST. MARY’S PROPERTIES, INC.
ARIZONA LESSOR – INFINIA, INC.
BAYSIDE STREET II, INC.
COLORADO LESSOR – CONIFER, INC.
COPLEY HEALTH CENTER, INC.
FLORIDA LESSOR – EMERALD, INC.
FLORIDA LESSOR – MEADOWVIEW, INC.
GEORGIA LESSOR – BONTERRA/PARKVIEW, INC.
HANOVER HOUSE, INC.
INDIANA LESSOR – WELLINGTON MANOR, INC.
LONG TERM CARE ASSOCIATES – TEXAS, INC.
OHI (CONNECTICUT), INC.
OHI (FLORIDA), INC.
OHI (ILLINOIS), INC.
OHI (INDIANA), INC.
OHI (IOWA), INC.
PAVILLION NORTH PARTNERS, INC.
PAVILLION NURSING CENTER NORTH, INC.
STERLING ACQUISITION CORP.
THE SUBURBAN PAVILION, INC.
TEXAS LESSOR – STONEGATE, LIMITED, INC.
TEXAS LESSOR – STONEGATE GP, INC.
WASHINGTON LESSOR – SILVERDALE, INC.
OMEGA TRS I, INC.
BAYSIDE ARIZONA HEALTHCARE SECOND, INC.
BAYSIDE COLORADO HEALTHCARE ASSOCIATES, INC.
BAYSIDE STREET, INC.
DIXIE WHITE HOUSE NURSING HOME, INC.
FLORIDA LESSOR – CRYSTAL SPRINGS, INC.
FLORIDA LESSOR – LAKELAND, INC.
INDIANA LESSOR – JEFFERSONVILLE, INC.
JEFFERSON CLARK, INC.
LONG TERM CARE – MICHIGAN, INC.

OMEGA HEALTHCARE INVESTORS, INC. CREDIT AGREEMENT

LONG TERM CARE – NORTH CAROLINA, INC.
LONG TERM CARE ASSOCIATES – ILLINOIS, INC.
LONG TERM CARE ASSOCIATES – INDIANA, INC.
OCEAN SPRINGS NURSING HOME, INC.
OHI (KANSAS), INC.
OHI ASSET (SMS) LENDER, INC.
OHI OF TEXAS, INC.
OHI SUNSHINE, INC.
OHI TENNESSEE, INC.
OMEGA (KANSAS), INC.
OS LEASING COMPANY
PENSACOLA REAL ESTATE HOLDINGS I, INC.
PENSACOLA REAL ESTATE HOLDINGS II, INC.
PENSACOLA REAL ESTATE HOLDINGS III, INC.
PENSACOLA REAL ESTATE HOLDINGS IV, INC.
PENSACOLA REAL ESTATE HOLDINGS V, INC.
SKILLED NURSING – HICKSVILLE, INC.
SKYLER BOYINGTON, INC.
SKYLER FLORIDA, INC.
SKYLER PENSACOLA, INC.
STERLING ACQUISITION CORP. II
TEXAS LESSOR – TREEMONT, INC.

By:	/s/ Daniel J. Booth
Name:	Daniel J. Booth
Title:	Chief Operating Officer

CSE PINE VIEW LLC

By:	OHI Asset HUD Delta, LLC,
the Sole Member of such company

By:	/s/ Daniel J. Booth
Name:	Daniel J. Booth
Title:	Chief Operating Officer

OMEGA HEALTHCARE INVESTORS, INC. CREDIT AGREEMENT

ADMINISTRATIVE AGENT:	bank of america, n.a.,
as Administrative Agent

By:	/s/ Angela Lau
Name:	Angela Lau
Title:	Vice President

OMEGA HEALTHCARE INVESTORS, INC. CREDIT AGREEMENT

LENDERS:	bank of america, n.a., as a Lender

By:	/s/ Yinghua Zhang
Name:	Yinghua Zhang
Title:	Vice President

OMEGA HEALTHCARE INVESTORS, INC. CREDIT AGREEMENT

SCHEDULE 2.01

LENDERS AND COMMITMENTS

Lender	Term Loan Commitment	Term Loan Commitment Percentage
Bank of America, N.A.	$200,000,000.00	100.000000000%
Total:	$200,000,000.00	100.000000000%

SCHEDULE 5.11

CORPORATE STRUCTURE; CAPITAL STOCK

ORGANIZATIONAL CHART OF OMEGA HEALTHCARE INVESTORS, INC. and SUBSIDIARIES AS OF DECEMBER 26, 2013 Omega Healthcare Investors, Inc. 2 38 - 3041398 I: MD Q: AL, AR, CO, FL, ID, IN, KY, LA, MA, MI, MO, NC, OH, PA, RI, TN, TX, WA Bayside Street II, Inc. 1 38 - 3519969 I: DE (#9) Bayside Street, Inc. 38 - 3160026 I: MD (#10) Jefferson Clark, Inc. 38 - 3433390 I: MD (#62) Bayside Colorado Healthcare Associates, Inc. 38 - 3517837 I: CO (#6) OHI (Iowa), Inc. 38 - 3377918 I: IA Q: MD (#81) OHI (Kansas), Inc. 48 - 1156047 I: KS (#82) OHI of Texas, Inc. 38 - 3506136 I: MD Q: TX (#113) OHIMA, Inc. 06 - 1552118 I: MA (#116) OHI (Indiana), Inc. 38 - 3568359 I: IN Q: OH (#80) OS Leasing Company 38 - 3221641 I: KY (#120) Sterling Acquisition Corp. 38 - 3207992 I: KY; Q: AL, AR, FL, OH, TN, TX, WV (#136) Sterling Acquisition Corp II 38 - 3207991 I: KY (#137) NRS Ventures, L.L.C. 38 - 4236118 I: DE Q: AL, FL, GA, KY, TN (#75) OHI (Connecticut), Inc. 06 - 1552120 I: CT Q: NH, VT, WV (#77) OHI (Florida), Inc. 65 - 0523484 I: FL (#78) OHI (Illinois), Inc. 37 - 1332375 I: IL Q: IN (#79) Delta Investors II, LLC 54 - 2112456 I: MD Q: CA, NC, OH, WA, WV (#44) OHI Sunshine, Inc. 82 - 0558471 I: FL (#114) Long Term Care Associates - Illinois, Inc. 38 - 3592159 I: IL (#70) OMEGA (Kansas), Inc. 32 - 0142534 I: KS (#117) Delta Investors I, LLC 54 - 2112455 I: MD Q: CA, ID, MA, OH, WV (#43) 100% 1. Omega Healthcare Investors, Inc. (“OHI”) holds a 100% beneficial interest in Bayside Street II, Inc. through non - voting pref erred stock ownership (228 shares). H. F. Family Limited Partnership (Fred J. Fechheimer) holds 100% of the voting common stock(12 shares). Bayside II has ma de a QRS election. 2. OHI owns 100% of stock or other equity interest of all lower tier Subsidiaries. 100% Page 1 of 5 ( #858203) Long Term Care Associates - Texas, Inc. 38 - 3592142 I: TX (#72) Long Term Care Associates - Indiana, Inc. 38 - 3592160 I: IN (#71) Skilled Nursing - Hicksville, Inc. 38 - 3592172 I: OH (#131) 100% Long Term Care - North Carolina, Inc. 04 - 3833335 I: NC (#69) Long Term Care - Michigan, Inc. 04 - 3833330 I: MI (#68) 100% 100% Colorado Lessor - Conifer, Inc. 32 - 0008069 I: MD; Q: CO (#16) Indiana Lessor - Wellington Manor, Inc. 32 - 0008064 I: MD; Q: IN (#61) Texas Lessor - Stonegate Limited, Inc. 32 - 0008072 I: MD (#140) Texas Lessor - Stonegate GP, Inc. 32 - 0008071 I: MD; Q: TX (#139) Texas Lessor – Stonegate, LP 32 - 0008073 I: MD; Q: TX (#141) 99.99% (LP) .01% (GP) Arizona Lessor - Infinia, Inc. 32 - 0008074 I: MD; Q: AZ (#1) OHI Asset (SMS) Lender, Inc. 33 - 1067711 I: MD (#99) Florida Lessor - Lakeland, Inc. 22 - 3872564 I: MD; Q: FL (#49) Indiana Lessor - Jeffersonville, Inc. 22 - 3872575 I: MD; Q: IN (#60) Georgia Lessor – Bonterrra/ Parkview, Inc. 16 - 1650494 I: MD; Q: GA (#52) Texas Lessor – Treemont, Inc. 16 - 1650495 I: MD; Q: TX (#142) OHI Asset, LLC 32 - 0079270 I: DE Q: AL, NC, TN, WA (#112) OHI Asset (FL), LLC 13 - 4225158 I: DE Q: FL, NM (#87) OHI Asset (ID), LLC 04 - 3759931 I: DE Q: ID (#88) OHI Asset (IN), LLC 04 - 3759933 I: DE Q: IN (#90) OHI Asset (MI/NC), LLC 04 - 3759928 I: DE Q: MI, NC (#92) OHI Asset (MO), LLC 04 - 3759939 I: DE Q: MO (#93) OHI Asset (OH), LLC 04 - 3759938 I: DE; PA Q: OH (#96) OHI Asset (TX), LLC 04 - 3759927 I: DE Q: TX (#100) 100% OHI Asset (CA), LLC 04 - 3759925 I: DE Q: CA (#83) Washington Lessor – Silverdale, Inc. 56 - 2386887 I: MD; Q: WA (#144) Florida Lessor - Emerald, Inc. 22 - 3872569 I: MD; Q: FL (#48) Florida Lessor - Crystal Springs, Inc. 75 - 3116533 I: MD; Q: FL (#47) Florida Lessor – Meadowview, Inc. 56 - 2398721 I: MD Q: FL (#50) OHI Asset Essex (OH), LLC 83 - 0379722 I: DE (#104) I = Incorporated; Q = Qualified; (##) = Cross - reference with Alphabetical List in Doc. #6061737 Business Address for all Subsidiaries: 200 International Circle, Suite 3500 Hunt Valley, Maryland 21030 - 1394 OHI Asset II (CA), LLC 20 - 1000879 I: DE Q: CA (#107) OHI Asset (PA) Trust 54 - 6643405 I: MD Q: OH, PA, WV (#97) OHI Asset (OH) New Philadelphia, LLC 51 - 0529741 I: DE Q: OH (#95) OHI Asset (OH) Lender, LLC 51 - 0529744 I: DE (#94) OHI Asset (PA), LLC 90 - 0137715 I: DE; Q: OH, PA, WV (#98) Wilcare, LLC 26 - 0110550 I: OH (#147) Colonial Gardens, LLC 26 - 0110549 I: OH (#15) Dixon Health Care Center, Inc. 34 - 1509772 I: OH (#46) Hutton II Land, Inc. 20 - 1914470 I: OH (#58) Leatherman Partnership 89 - 2, Inc. 34 - 1656491 I: OH (#67) Leatherman Partnership 89 - 1, Inc. 34 - 1656489 I: OH (#66) Leatherman 90 - 1, Inc. 20 - 1914625 I: OH (#65) St. Mary’s Properties, Inc. 20 - 1914905 I: OH (#135) Orange Village Care Center, Inc. 34 - 1321728 I: OH (#119) Meridian Arms Land, Inc. 20 - 1914864 I: OH (#73) Canton Health Care Land, Inc. 20 - 1914579 I: OH (#11) Hutton I Land, Inc. 20 - 1914403 I: OH (#57) Hutton III Land, Inc. 20 - 1914529 I: OH (#59) 100% OHI Asset II (PA) Trust 84 - 6390330 I: MD Q:PA (#109) 100% Pavillion North Partners, Inc. 20 - 2597892 I: PA (#123) Pavillion Nursing Center North, Inc. 25 - 1222652 I:PA (#125) Copley Health Center, Inc. 34 - 1473010 I:OH (#17) Hanover House, Inc. 34 - 1125264 I:OH (#54) House of Hanover, Ltd. 34 - 6691713 I:OH (#56) The Suburban Pavilion, Inc. 34 - 1035431 I:OH (#143) Pavillion North, LLP 75 - 3202956 I:PA (#124) 40% (General Partner) 60% (Limited Partner) OHI Asset III (PA) Trust 84 - 6390331 I: MD Q: OH, PA (#110) 100% OHI Asset (CT) Lender, LLC 75 - 3205111 I: DE Q: NH, RI, MA (#86) OHI Asset (IL), LLC 14 - 1951802 I: DE Q: IL (#89) OHI Asset (CO), LLC 84 - 1706510 I: DE Q: CO, ID (#84) OHI Asset (TX) Paris, LLC 26 - 1724445 I: DE Q: TX (#101) OHI Acquisition Co I, LLC 27 - 0492836 I: DE (#76) OHI Asset (CT) DIP, LLC 27 - 0492959 I: DE (#85) OHI Asset II (FL), LLC 27 - 1813906 I: DE; Q: FL (#108) 100% Omega TRS I, Inc. 38 - 3587540 I: MD; Q: LA, TX (#118) OHI Asset (LA), LLC 04 - 3759935 I: DE Q: LA, TX (#91) 100% 99% 1% OHI Asset (MD), LLC 45 - 2611748 I:DE (#260) 100%

ORGANIZATIONAL CHART OF OMEGA HEALTHCARE INVESTORS, INC. and SUBSIDIARIES (Continued) Omega Healthcare Investors, Inc. 2 38 - 3041398 I: MD Q: AL, AR, CO, FL, ID, IN, KY, LA, MA, MI, MO, NC, OH, PA, RI, TN, TX, WA OHI Asset CSE - U, LLC 27 - 1675768 I: DE (#103) Carnegie Gardens LLC 20 - 2442381 I: DE; Q: FL (#12) 100% Page 2 of 5 (#858203) CSE Denver Iliff LLC 20 - 8037772 I: DE; Q: CO (#25) CSE Fairhaven LLC 20 - 8281491 I: DE; Q: MA (#26) CSE Marianna Holdings LLC 20 - 1411422 I: DE; Q: FL (#31) CSE Texarkana LLC 20 - 5862880 I: DE; Q: TX (#37) CSE West Point LLC 20 - 5887119 I: DE; Q: MS (#39) CSE Whitehouse LLC 20 - 8294979 I: DE; Q: OH (#40) Greenbough, LLC 27 - 0258266 I: DE; Q: MS (#53) Panama City Nursing Center LLC 20 - 2568041 I: DE; Q: FL (#121) Skyler Maitland LLC 20 - 3888672 I: DE; Q: FL (#133) Suwanee, LLC 20 - 5223977 I: DE; Q: FL (#138) Florida Real Estate Company, LLC 20 - 1458431 I: FL (#51) LAD I Real Estate Company, LLC 20 - 1454154 I: DE; Q: FL (#63) OHI Asset CSE - E, LLC 27 - 1675861 I: DE (#102) CSE Corpus North LLC 20 - 5186415 I: DE; Q: TX (#23) CSE Jacinto City LLC 20 - 5186519 I: DE; Q: TX (#28) CSE Kerrville LLC 20 - 8684872 I: DE; Q: TX (#30) CSE Ripon LLC 26 - 0480886 I: DE; Q: WI (#35) CSE Spring Branch LLC 20 - 5186484 I: DE; Q: TX (#36) CSE The Village LLC 20 - 5186550 I: DE; Q: TX (#38) CSE Williamsport LLC 26 - 0480953 I: DE; Q: IN (#41) Desert Lane LLC 20 - 3098022 I: DE; Q: NV (#45) North Las Vegas LLC 20 - 3098036 I: DE; Q: NV (#74) CSE Pennsylvania Holdings 20 - 6974946 I: DE (#33) 2. OHI owns 100% of stock or other equity interest of all lower tier Subsidiaries. OHI Asset IV (PA) Silver Lake Trust 80 - 6146794 I: MD; Q: PA (#111) CSE Centennial Village 20 - 6974959 I: DE; Q: PA (#22) OHI Asset CSB LLC 27 - 2820083 I: DE (#148) CSE Casablanca Holdings LLC 20 - 8724466 I: DE (#157) CSE Casablanca Holdings II LLC 26 - 0595183 I: DE (#158) CSE Albany LLC 20 - 5885886 I: DE Q: KY (#149) CSE Amarillo LLC 20 - 5862752 I: DE Q: TX (#150) 100% CSE Augusta LLC 20 - 5885921 I: DE Q: KY (#152) CSE Canton LLC 20 - 5887312 I: DE Q: OH (#156) CSE Cedar Rapids LLC 20 - 5884941 I: DE Q: IA (#159) CSE Chelmsford LLC 20 - 5920451 I: DE Q: MA (#160) CSE Chesterton LLC 20 - 5885195 I: DE Q: IN (#161) CSE Claremont LLC 20 - 5883891 I: DE Q: CA (#162) CSE Denver LLC 20 - 5884311 I: DE Q: CO (#163) CSE Douglas LLC 20 - 5883761 I: DE Q: AZ (#164) 100% CSE Bedford LLC 20 - 5886082 I: DE Q: KY (#153) 100% 100% 100% 100% 100% 100% 100% CSE North Carolina Holdings I LLC 20 - 5888397 I: DE (#195) CSE North Carolina Holdings II LLC 20 - 5888430 I: DE (#196) 1% (GP) 99% (LP) CSE Arden L.P. 20 - 5888680 I: DE Q: NC (#151) CSE King L.P. 20 - 5888725 I: DE Q: NC (#178) CSE Knightdale L.P. 20 - 5888653 I: DE Q: NC (#180) CSE Lenoir L.P. 20 - 5888528 I: DE Q: NC (#186) CSE Walnut Cove L.P. 20 - 5888502 I: DE Q: NC (#214) CSE Woodfin L.P. 20 - 5888619 I: DE Q: NC (#216) CSE Fort Wayne LLC 20 - 5885125 I: DE Q: IN (#168) CSE Frankston LLC 20 - 5862947 I: DE Q: TX (#169) CSE Georgetown LLC 20 - 5886126 I: DE Q: KY (#170) CSE Green Bay LLC 20 - 5888029 I: DE Q: WI (#171) CSE Hilliard LLC 20 - 5887347 I: DE Q: OH (#172) CSE Huntsville LLC 20 - 5887764 I: DE Q: TN (#173) CSE Indianapolis - Continental LLC 20 - 5885046 I: DE Q: IN (#174) CSE Indianapolis - Greenbriar LLC 20 - 5885096 I: DE Q: IN (#175) CSE Jeffersonville - Hillcrest Center LLC 20 - 5885261 I: DE Q: IN (#176) CSE Jeffersonville - Jennings House LLC 20 - 5885346 I: DE Q: IN (#177) CSE Mobile LLC 20 - 5883572 I: DE Q: AL (#193) CSE Kingsport LLC 20 - 5887736 I: DE Q: TN (#179) CSE Lake City LLC 20 - 5863259 I: DE Q: FL (#181) CSE Lake Worth LLC 20 - 5863173 I: DE Q: FL (#182) CSE Lakewood LLC 20 - 5884352 I: DE Q: CO (#183) CSE Las Vegas LLC 20 - 5887216 I: DE Q: NM (#184) CSE Lawrenceburg LLC 20 - 5887802 I: DE Q: TN (#185) CSE Ligonier LLC 20 - 5885484 I: DE Q: IN (#189) CSE Live Oak LLC 20 - 5863086 I: DE Q: FL (#190) CSE Lowell LLC 20 - 5885381 I: DE Q: IN (#192) CSE Moore LLC 20 - 5887574 I: DE Q: OK (#194) CSE Lexington Park LLC 20 - 5886951 I: DE Q: MD (#187) CSE Omro LLC 20 - 5887998 I: DE Q: WI (#197) CSE Orange Park LLC 20 - 5863371 I: DE Q: FL (#198) CSE Orlando - Pinar Terrace Manor LLC 20 - 5863043 I: DE Q: FL (#199) CSE Orlando - Terra Vista Rehab LLC 20 - 5863223 I: DE Q: FL (#200) CSE Piggott LLC 20 - 5883659 I: DE Q: AR (#201) CSE Pilot Point LLC 20 - 5862827 I: DE Q: TX (#202) CSE Ponca City LLC 20 - 5887495 I: DE Q: OK (#203) CSE Port St. Lucie LLC 20 - 5863294 I: DE Q: FL (#204) CSE Richmond LLC 20 - 5885427 I: DE Q: IN (#205) CSE Safford LLC 20 - 5883807 I: DE Q: AZ (#206) CSE Salina LLC 20 - 5885669 I: DE Q: KS (#207) CSE Seminole LLC 20 - 5887615 I: DE Q: OK (#208) CSE Shawnee LLC 20 - 5887524 I: DE Q: OK (#209) CSE Stillwater LLC 20 - 5887548 I: DE Q: OK (#210) CSE Taylorsville LLC 20 - 5886196 I: DE Q: KY (#211) CSE Texas City LLC 20 - 5862791 I: DE Q: TX (#212) CSE Upland LLC 20 - 5891148 I: DE Q: IN (#213) CSE Winter Haven LLC 20 - 5863327 I: DE Q: FL (#215) CSE Yorktown LLC 20 - 5885163 I: DE Q: IN (#217) CSE Cambridge Realty LLC 20 - 5959318 I: DE Q: MD (#155) CSE Elkton Realty LLC 20 - 5959253 I: DE Q: MD (#167) CSE Lexington Park Realty LLC 20 - 5959280 I: DE Q: MD (#188) CSE Cambridge LLC 20 - 5886976 I: DE Q: MD (#154) CSE Elkton LLC 20 - 5887006 I: DE Q: MD (#166) 100% 100% 100% OHI Tennessee, Inc. 38 - 3509157 I: MD; Q: TN (#115) 100% 100% CSE Memphis LLC 20 - 8295130 I: DE; Q: TN (#32) CSE Ripley LLC 20 - 8295238 I: DE; Q: TN (#34) CSE Blountville LLC 20 - 8295288 I: DE; Q: TN (#19) CSE Bolivar LLC 20 - 8295024 I: DE; Q: TN (#20) CSE Huntingdon LLC 20 - 8295191 I: DE; Q: TN (#27) CSE Jefferson City LLC 20 - 8295101 I: DE; Q: TN (#29) 100% CSE Camden LLC 20 - 8295066 I: DE; Q:TN (#21) 100%

ORGANIZATIONAL CHART OF OMEGA HEALTHCARE INVESTORS, INC. and SUBSIDIARIES (Continued) Omega Healthcare Investors, Inc. 2 38 - 3041398 I: MD Q: AL, AR, CO, FL, ID, IN, KY, LA, MA, MI, MO, NC, OH, PA, RI, TN, TX, WA OHI Asset HUD H - F, LLC 27 - 1894893 I: DE (#106) CHR Bartow LLC 26 - 3708257 I: DE; Q: FL (#218) 100% Page 3 of 5 (#858203) CHR Boca Raton LLC 26 - 3709390 I: DE; Q: FL (#219) CHR Bradenton LLC 26 - 3710605 I: DE; Q: FL (#220) CHR Cape Coral LLC 26 - 3710052 I: DE; Q: FL (#221) CHR Clearwater Highland LLC 26 - 3709760 I: DE; Q: FL (#222) CHR Clearwater LLC 26 - 3708420 I: DE; Q: FL (#223) CHR Deland East LLC 26 - 3709095 I: DE; Q: FL (#224) CHR Deland West LLC 26 - 3709165 I: DE; Q: FL (#225) CHR Fort Myers LLC 26 - 3710399 I: DE; Q: FL (#226) CHR Fort Walton Beach LLC 26 - 3708663 I: DE; Q: FL (#227) CHR Gulfport LLC 26 - 3710452 I: DE; Q: FL (#228) CHR Hudson LLC 26 - 3709991 I: DE; Q: FL (#229) CHR Lake Wales LLC 26 - 3708893 I: DE; Q: FL (#230) CHR Lakeland LLC 26 - 3708735 I: DE; Q: FL (#231) CHR Panama City LLC 26 - 3708524 I: DE; Q: FL (#232) CHR Pompano Beach Broward LLC 26 - 3710220 I: DE; Q: FL (#233) CHR Pompano Beach LLC 26 - 3709856 I: DE; Q: FL (#234) CHR Sanford LLC 26 - 3709701 I: DE; Q: FL (#235) CHR Sarasota LLC 26 - 3710347 I: DE; Q: FL (#236) CHR Spring Hill LLC 26 - 3709633 I: DE; Q: FL (#237) CHR St. Pete Abbey LLC 26 - 3709327 I: DE; Q: FL (#238) 2. OHI owns 100% of stock or other equity interest of all lower tier Subsidiaries. CHR St. Pete Bay LLC 26 - 3709236 I: DE; Q: FL (#239) 100% CHR St Pete Egret LLC 26 - 3708588 I: DE; Q: FL (#240) CHR Tampa Carrollwood LLC 26 - 3709502 I: DE; Q: FL (#241) CHR Tampa LLC 26 - 3710161 I: DE; Q: FL (#242) CHR Tarpon Springs LLC 26 - 3708823 I: DE; Q: FL (#243) CHR Titusville LLC 26 - 3709919 I: DE; Q: FL (#244) CHR West Palm Beach LLC 26 - 3710287 I: DE; Q: FL (#245) 100% Pensacola Real Estate Holdings I, Inc. 59 - 3667935 I: FL (#249) Pensacola Real Estate Holdings II, Inc. 59 - 3667937 I: FL (#250) Pensacola Real Estate Holdings III, Inc. 59 - 3667939 I: FL (#251) Pensacola Real Estate Holdings IV, Inc. 59 - 3667940 I: FL (#252) Pensacola Real Estate Holdings V, Inc. 59 - 3667941 I: FL (#253) Skyler Boyington, Inc. 42 - 1572543 I: MS (#254) OHI Asset HUD Delta, LLC 27 - 1895030 I: DE (#105) CSE Pine View LLC 20 - 5398686 I: DE; Q: MS (#246) Dixie White House Nursing Home, Inc. 59 - 3738671 I: MS (#247) Ocean Springs Nursing Home, Inc. 58 - 2635823 I: MS (#248) Skyler Florida, Inc. 64 - 0821299 I: MS; Q: FL (#255) Skyler Pensacola, Inc. 59 - 3561064 I: FL (#256) 100% 100% 100% OHI Asset (MI), LLC 27 - 3378345 I: DE (#257) OHI Asset (FL) Lender, LLC 27 - 4450390 I: DE (#258) OHI Asset HUD WO, LLC 45 - 2379675 I: DE (#259) PV Realty – Clinton, LLC 26 - 4389743 I: MD (#262) PV Realty – Kensington, LLC 26 - 4389837 I: MD (#263) PV Realty – Willow Tree, LLC 27 - 0328038 I: MD; Q: WV (#264) OHI Asset HUD CFG, LLC 45 - 3662151 I: DE (#261) 2701 Twin Rivers Drive, LLC 61 - 1573466 I: AR (#266) 228 Pointer Trail West, LLC 61 - 1573453 I: AR (#267) 3600 Richards Road, LLC 61 - 1573467 I: AR (#268) 1101 Waterwell Road, LLC 61 - 1573458 I: AR (#269) 1040 Wedding Ford Road, LLC 61 - 1573457 I: AR (#270) 1194 North Chester Street, LLC 61 - 1573460 I: AR (#271) 1149 & 1151 West New Hope Road, LLC 61 - 1573459 I: AR (#272) 1401 Park Avenue, LLC 61 - 1573464 I: AR (#273) 115 Orendorff Avenue, LLC 61 - 1573450 I: AR (#274) 202 Tims Avenue, LLC 61 - 1573452 I: AR (#275) 900 Magnolia Road SW, LLC 61 - 1573456 I: AR (#276) 700 Mark Drive, LLC 61 - 1573454 I: AR (#277) 1200 Ely Street Holdings Co. LLC 26 - 3524594 I: MI (#278) 2425 Teller Avenue, LLC 20 - 5672217 I: CO (#279) CFG 2115 Woodstock Place, LLC 26 - 1123970 I: DE (#280) 42235 County Road Holdings Co. LLC 83 - 0500167 I: MI (#281) 48 High Point Road, LLC 27 - 2498824 I: MD (#282) PV Realty – Holly Hill, LLC 74 - 3244463 I: MD (#265) 100% 100% 100% SLC Property Investors, LLC 32 - 0265175 I: DE (#283) 100% OHI Asset (MI) Heather Hills, LLC 46 - 1515395 I: DE; Q: MI (#317) OHI Asset (IN) Wabash, LLC 38 - 3879151 I: DE (#285) OHI Asset (IN) Westfield, LLC 32 - 0381277 I: DE (#286) OHI Asset (IN) Greensburg, LLC 38 - 3879137 I: DE (#287) OHI Asset (IN) Indianapolis, LLC 36 - 4736441 I: DE (#288) 100% 100%

OHI Asset (IN) Elkhart, LLC 46 - 1035197 I: DE; Q: IN (#298) OHI Asset (IN) Clarksville, LLC 46 - 1011127 I: DE; Q: IN (#299) OHI Asset (IN) Noblesville, LLC 46 - 1103366 I: DE; Q: IN (#300) OHI Asset (IN) Rosewalk, LLC 46 - 1116285 I: DE; Q: IN (#301) OHI Asset (IN) Lafayette, LLC 46 - 1085161 I: DE; Q: IN (#302) OHI Asset (IN) Spring Mill, LLC 46 - 1120573 I: DE; Q: IN (#303) OHI Asset (IN) Terre Haute, LLC 46 - 1140102 I: DE; Q: IN (#304) OHI Asset (IN) Zionsville, LLC 46 - 1152307 I: DE; Q: IN (#305) OHI Asset HUD SF CA, LLC 46 - 1251365 I: DE (#306) OHI Asset (TX) Hondo, LLC 46 - 1346058 I: DE; Q: TX (#307) OHI Asset (IN) American Village, LLC 46 - 0985915 I: DE; Q: IN (#289) OHI Asset (IN) Beech Grove, LLC 46 - 1000956 I: DE; Q: IN (#290) OHI Asset (IN) Eagle Valley, LLC 46 - 1021612 I: DE; Q: IN (291) OHI Asset (IN) Anderson, LLC 46 - 0989235 I: DE; Q: IN (#292) OHI Asset (IN) Forest Creek, LLC 46 - 1040435 I: DE; Q: IN (#293) OHI Asset (IN) Franklin, LLC 46 - 1062818 I: DE; Q: IN (#294) OHI Asset (IN) Fort Wayne, LLC 46 - 1050897 I: DE; Q: IN (#295) OHI Asset (IN) Monticello, LLC 46 - 1090601 I: DE; Q: IN (#296) OHI Asset (IN) Kokomo, LLC 46 - 1071289 I: DE; Q: IN (#297) ORGANIZATIONAL CHART OF OMEGA HEALTHCARE INVESTORS, INC. and SUBSIDIARIES (Continued) Omega Healthcare Investors, Inc. 2 38 - 3041398 I: MD Q: AL, AR, CO, FL, ID, IN, KY, LA, MA, MI, MO, NC, OH, PA, RI, TN, TX, WA 2. OHI owns 100% of stock or other equity interest of all lower tier Subsidiaries. Page 4 of 5 (#858203) OHI Asset HUD SF, LLC 80 - 0830116 I: DE (#284) 100% 100% Encanto Senior Care, LLC 20 - 1669755 I: AZ (#308) G&L Gardens, LLC 95 - 4639695 I: AZ (#309) Palm Valley Senior Care, LLC 75 - 3153681 I: AZ (#310) Ridgecrest Senior Care, LLC 20 - 1998988 I: AZ (#311) 3806 Clayton Road, LLC 90 - 0266403 I: CA (#312) 245 East Wilshire Avenue, LLC 90 - 0266386 I: CA (#13) 13922 Cerise Avenue, LLC 71 - 0976970 I: CA (#314) 637 East Romie Lane, LLC 90 - 0266404 I: CA (#315) 523 Hayes Lane, LLC 45 - 1777721 I: CA (#316) OHI Asset (IN) Madison, LLC #46 - 1745924 I: DE; Q: IN (#318) OHI Asset (IN) Crown Point, LLC #46 - 1738072 I: DE; Q: IN (#319) 100% 1628 B Street, LLC 30 - 0482286 I: CA (#320) 2400 Parkside Drive, LLC 30 - 0482288 I: CA (#321) 3232 Artesia Real Estate, LLC 65 - 1232714 I: CA (#322) 11900 East Artesia Boulevard, LLC 90 - 0266391 I: CA (#323) Golden Hill Real Estate Company, LLC 71 - 0976967 I: CA (#324) OHI Mezz Lender, LLC #46 - 3201249 I: DE (#325) OHI Asset (AR) Sheridan, LLC #46 - 3739623 I: DE; Q: AR (#334) OHI Asset (AR) Camden, LLC #46 - 3672608 I: DE; Q: AR (#327) OHI Asset (AR) Conway, LLC #61 - 1721332 I: DE; Q: AR (#328) OHI Asset (AR) Des Arc, LLC #46 - 3691025 I: DE; Q: AR (#329) OHI Asset (AR) Hot Springs, LLC #80 - 0951655 I: DE; Q: AR (#330) OHI Asset (AR) Mena, LLC #38 - 3915930 I: DE; Q: AR (#331) OHI Asset (AR) Malvern, LLC #46 - 3719491 I: DE; Q: AR (#332) OHI Asset (AR) Pocahontas, LLC #46 - 3728913 I: DE; Q: AR (#333) OHI Asset (AR) Ash Flat, LLC #46 - 3670959 I: DE; Q: AR (#326) OHI Asset (AR) Walnut Ridge, LLC #46 - 3751920 I: DE; Q: AR (#335) OHI Asset (FL) Lake Placid, LLC #46 - 3827043 I: DE; Q: FL (#337) 100 % OHI Asset (IN) Clinton, LLC #46 - 4095764 I: DE; Q: IN (#338) OHI Asset (IN) Jasper, LLC #46 - 4100999 I: DE; Q: IN (#339) OHI Asset (IN) Salem, LLC #46 - 4111473 I: DE; Q: IN (#340) OHI Asset (IN) Seymour, LLC #46 - 4133715 I: DE; Q: IN (#341) OHI Asset (AZ) Austin House, LLC #_______________ I: DE (#400) 100%

OHI Asset (UT) Roy, LLC ____________ I: DE Q: UT (#393) OHI Asset (TX) Comfort, LLC ____________ I: DE Q: TX (#386) OHI Asset (SC) Marietta, LLC ____________ I: DE Q: SC (#371) ORGANIZATIONAL CHART OF OMEGA HEALTHCARE INVESTORS, INC. and SUBSIDIARIES (Continued) Omega Healthcare Investors, Inc. 2 38 - 3041398 I: MD Q: AL, AR, CO, FL, ID, IN, KY, LA, MA, MI, MO, NC, OH, PA, RI, TN, TX, WA Page 5 of 5 (#858203) OHI Asset RO, LLC #90 - 1018980 I: DE; Q: AR (#336) OHI Asset (MS) Natchez, LLC ____________ I: DE Q: MS (#356) OHI Asset (NC) Wadesboro, LLC ____________ I: DE Q: NC (#360) OHI Asset (SC) Edgefield, LLC ____________ I: DE Q: SC (#366) OHI Asset (SC) Greenville Laurens, LLC ____________ I: DE Q: SC (#368) OHI Asset (MS) Picayune, LLC ____________ I: DE Q: MS (#357) OHI Asset (MS) Vicksburg, LLC ____________ I: DE Q: MS (#358) OHI Asset (MS) Yazoo City, LLC ____________ I: DE Q: MS (#359) OHI Asset (OR) Portland, LLC ____________ I: DE Q: OR (#361) OHI Asset (SC) Aiken, LLC ____________ I: DE Q: SC (#362) OHI Asset (SC) Anderson, LLC ____________ I: DE Q: SC (#363) OHI Asset (SC) Easley Anne, LLC ____________ I: DE Q: SC (#364) OHI Asset (SC) Easley Crestview, LLC ____________ I: DE Q: SC (#365) OHI Asset (SC) Greenville Griffith, LLC ____________ I: DE Q: SC (#367) OHI Asset (SC) Greenville North, LLC ____________ I: DE Q: SC (#369) OHI Asset (SC) Greer, LLC ____________ I: DE Q: SC (#370) OHI Asset (SC) Piedmont, LLC ____________ I: DE Q: SC (#375) OHI Asset (TN) Memphis, LLC ____________ I: DE Q: TN (#381) OHI Asset (TX) Bryan, LLC ____________ I: DE Q: TX (#383) OHI Asset (SC) McCormick, LLC ____________ I: DE Q: SC (#372) OHI Asset (SC) Pickens East Cedar, LLC ____________ I: DE Q: SC (#373) OHI Asset (SC) Pickens Rosemond, LLC ____________ I: DE Q: SC (#374) OHI Asset (SC) Simpsonville SE Main, LLC ____________ I: DE Q: SC (#376) OHI Asset (SC) Simpsonville West Broad, LLC ____________ I: DE Q: SC (#377) OHI Asset (SC) Simpsonville West Curtis, LLC ____________ I: DE Q: SC (#378) OHI Asset (TN) Bartlett, LLC ____________ I: DE Q: TN (#379) OHI Asset (TN) Collierville, LLC ____________ I: DE Q: TN (#380) OHI Asset (TX) Anderson, LLC ____________ I: DE Q: TX (#382) OHI Asset (TX) Burleson, LLC ____________ I: DE Q: TX (#384) OHI Asset (TX) College Station, LLC ____________ I: DE Q: TX (#385) OHI Asset (ID) Midland, LLC 46 - 4279515 I: DE Q: ID (#345) OHI Asset (MS) Corinth, LLC 46 - 4351222 I: DE Q: (MS) #351) OHI Asset (MS) Grenada, LLC 46 - 4376223 I: DE Q: MS (#353) OHI Asset (GA) Moultrie, LLC 46 - 4254981 I: DE Q: GA (#342) OHI Asset (GA) Snellville, LLC 46 - 4259685 I: DE Q: GA (#343) OHI Asset (ID) Holly, LLC 46 - 4268973 I: DE Q: ID (#344) OHI Asset (IN) Connersville, LLC 46 - 4289202 I: DE Q: IN (#346) OHI Asset (MS) Byhalia, LLC 46 - 4298734 I: DE Q: MS (#347) OHI Asset (MS) Cleveland, LLC 36 - 4774986 I: DE Q: MS (#348) OHI Asset (MS) Clinton, LLC 80 - 0965657 I: DE Q: MS (#349) OHI Asset (MS) Columbia, LLC 46 - 4340609 I: DE Q: MS (#350) OHI Asset (MS) Greenwood, LLC 46 - 4361245 I: DE Q: MS (#352) OHI Asset (MS) Holly Springs, LLC 38 - 3921178 I: DE Q: MS (#354) OHI Asset (MS) Indianola, LLC 90 - 1036275 I: DE Q: MS (#355) OHI Asset (TX) Winnsboro, LLC ____________ I: DE Q: TX (#390) OHI Asset (TX) Diboll, LLC ____________ I: DE Q: TX (#387) OHI Asset (TX) Granbury, LLC ____________ I: DE Q: TX (#388) OHI Asset (TX) Italy, LLC ____________ I: DE Q: TX (#389) OHI Asset (UT) Ogden, LLC ____________ I: DE Q: UT (#391) OHI Asset (UT) Provo, LLC ____________ I: DE Q: UT (#392) OHI Asset (VA) Rocky Mount, LLC ____________ I: DE Q: VA (#397) OHI Asset (VA) Charlottesville, LLC ____________ I: DE Q: VA (#394) OHI Asset (VA) Farmville, LLC ____________ I: DE Q: VA (#395) OHI Asset (VA) Hillsville, LLC ____________ I: DE Q: VA (#396) OHI Asset (WA) Battle Ground, LLC ____________ I: DE Q: WA (#398) OHI Asset RO PMM Services, LLC 46 - 4309941 I: DE (#399) 100% 100% 100% 100% 100% 100%

Omega Healthcare Investors, Inc.

Subsidiary List

As of December 26, 2013

NOTES:	(1)	this chart is cross-referenced with the organizational chart, doc. #858203.
	(2)	thIS chart is sorted in alphabetical order and assigned the chart reference nO. listed in column 6).
	(3)	Unless otherwise noted in Column 7, Comment(s), the subsidIary is a guarantor subsidiary.

	Subsidiary Name	FEIN	Home State	Foreign Qualifi- cation(s)	Chart Ref. #	Comment(s)
1.	1040 Wedding Ford Road, LLC	61-1573457	Arkansas	---	270	Non-Guarantor Subsidiary
2.	1101 Waterwell Road, LLC	61-1573458	Arkansas	---	269	Non-Guarantor Subsidiary
3.	1149 & 1151 West New Hope Road, LLC	61-1573459	Arkansas	---	272	Non-Guarantor Subsidiary
4.	115 Orendorff Avenue, LLC	61-1573450	Arkansas	---	274	Non-Guarantor Subsidiary
5.	11900 East Artesia Boulevard, LLC	90-0266391	California	---	323	Non-Guarantor Subsidiary
6.	1194 North Chester Street, LLC	61-1573460	Arkansas	---	271	Non-Guarantor Subsidiary
7.	1200 Ely Street Holdings Co. LLC	26-3524594	Michigan	---	278
8.	13922 Cerise Avenue, LLC	71-0976970	California	---	314
9.	1401 Park Avenue, LLC	61-1573464	Arkansas	---	273	Non-Guarantor Subsidiary
10.	1628 B Street, LLC	30-0482286	California	---	320	Non-Guarantor Subsidiary
11.	202 Tims Avenue, LLC	61-1573452	Arkansas	---	275	Non-Guarantor Subsidiary
12.	228 Pointer Trail West, LLC	61-1573453	Arkansas	---	267	Non-Guarantor Subsidiary
13.	2400 Parkside Drive, LLC	30-0482288	California	---	321	Non-Guarantor Subsidiary
14.	2425 Teller Avenue, LLC	20-5672217	Colorado	---	279
15.	245 East Wilshire Avenue, LLC	90-0266386	California	---	313
16.	2701 Twin Rivers Drive, LLC	61-1573466	Arkansas	---	266	Non-Guarantor Subsidiary
17.	3232 Artesia Real Estate, LLC	65-1232714	California	---	322	Non-Guarantor Subsidiary
18.	3600 Richards Road, LLC	61-1573467	Arkansas	---	268	Non-Guarantor Subsidiary
19.	3806 Clayton Road, LLC	90-0266403	California	---	312
20.	42235 County Road Holdings Co. LLC	83-0500167	Michigan	---	281
21.	48 High Point Road, LLC	27-2498824	Maryland	---	282
22.	523 Hayes Lane, LLC	45-1777721	California	---	316
23.	637 East Romie Lane, LLC	90-0266404	California	---	315
24.	700 Mark Drive, LLC	61-1573454	Arkansas	---	277	Non-Guarantor Subsidiary

	Subsidiary Name	FEIN	Home State	Foreign Qualifi- cation(s)	Chart Ref. #	Comment(s)
25.	900 Magnolia Road SW, LLC	61-1573456	Arkansas	---	276	Non-Guarantor Subsidiary
26.	Arizona Lessor - Infinia, Inc.	32-0008074	Maryland	AZ	1
27.	Bayside Colorado Healthcare Associates, Inc.	38-3517837	Colorado	---	6
28.	Bayside Street II, Inc.	38-3519969	Delaware	---	9
29.	Bayside Street, Inc.	38-3160026	Maryland	---	10
30.	Canton Health Care Land, Inc.	20-1914579	Ohio	---	11
31.	Carnegie Gardens LLC	20-2442381	Delaware	FL	12
32.	CFG 2115 Woodstock Place LLC	26-1123970	Delaware	---	280
33.	CHR Bartow LLC	26-3708257	Delaware	FL	218	Non-Guarantor Subsidiary
34.	CHR Boca Raton LLC	26-3709390	Delaware	FL	219	Non-Guarantor Subsidiary
35.	CHR Bradenton LLC	26-3710605	Delaware	FL	220	Non-Guarantor Subsidiary
36.	CHR Cape Coral LLC	26-3710052	Delaware	FL	221	Non-Guarantor Subsidiary
37.	CHR Clearwater Highland LLC	26-3709760	Delaware	FL	222	Non-Guarantor Subsidiary
38.	CHR Clearwater LLC	26-3708420	Delaware	FL	223	Non-Guarantor Subsidiary
39.	CHR Deland East LLC	26-3709095	Delaware	FL	224	Non-Guarantor Subsidiary
40.	CHR Deland West LLC	26-3709165	Delaware	FL	225	Non-Guarantor Subsidiary
41.	CHR Fort Myers LLC	26-3710399	Delaware	FL	226	Non-Guarantor Subsidiary
42.	CHR Fort Walton Beach LLC	26-3708663	Delaware	FL	227	Non-Guarantor Subsidiary
43.	CHR Gulfport LLC	26-3710452	Delaware	FL	228	Non-Guarantor Subsidiary
44.	CHR Hudson LLC	26-3709991	Delaware	FL	229	Non-Guarantor Subsidiary
45.	CHR Lake Wales LLC	26-3708893	Delaware	FL	230	Non-Guarantor Subsidiary
46.	CHR Lakeland LLC	26-3708735	Delaware	FL	231	Non-Guarantor Subsidiary
47.	CHR Panama City LLC	26-3708524	Delaware	FL	232	Non-Guarantor Subsidiary
48.	CHR Pompano Beach Broward LLC	26-3710220	Delaware	FL	233	Non-Guarantor Subsidiary
49.	CHR Pompano Beach LLC	26-3709856	Delaware	FL	234	Non-Guarantor Subsidiary
50.	CHR Sanford LLC	26-3709701	Delaware	FL	235	Non-Guarantor Subsidiary
51.	CHR Sarasota LLC	26-3710347	Delaware	FL	236	Non-Guarantor Subsidiary
52.	CHR Spring Hill LLC	26-3709633	Delaware	FL	237	Non-Guarantor Subsidiary
53.	CHR St. Pete Abbey LLC	26-3709327	Delaware	FL	238	Non-Guarantor Subsidiary
54.	CHR St. Pete Bay LLC	26-3709236	Delaware	FL	239	Non-Guarantor Subsidiary
55.	CHR St. Pete Egret LLC	26-3708588	Delaware	FL	240	Non-Guarantor Subsidiary
2

	Subsidiary Name	FEIN	Home State	Foreign Qualifi- cation(s)	Chart Ref. #	Comment(s)
56.	CHR Tampa Carrollwood LLC	26-3709502	Delaware	FL	241	Non-Guarantor Subsidiary
57.	CHR Tampa LLC	26-3710161	Delaware	FL	242	Non-Guarantor Subsidiary
58.	CHR Tarpon Springs LLC	26-3708823	Delaware	FL	243	Non-Guarantor Subsidiary
59.	CHR Titusville LLC	26-3709919	Delaware	FL	244	Non-Guarantor Subsidiary
60.	CHR West Palm Beach LLC	26-3710287	Delaware	FL	245	Non-Guarantor Subsidiary
61.	Colonial Gardens, LLC	26-0110549	Ohio	---	15
62.	Colorado Lessor - Conifer, Inc.	32-0008069	Maryland	CO	16
63.	Copley Health Center, Inc.	34-1473010	Ohio	---	17	Merger Pending
64.	CSE Albany LLC	20-5885886	Delaware	KY	149
65.	CSE Amarillo LLC	20-5862752	Delaware	TX	150
66.	CSE Arden L.P.	20-5888680	Delaware	NC	151
67.	CSE Augusta LLC	20-5885921	Delaware	KY	152
68.	CSE Bedford LLC	20-5886082	Delaware	KY	153
69.	CSE Blountville LLC	20-8295288	Delaware	TN	19
70.	CSE Bolivar LLC	20-8295024	Delaware	TN	20
71.	CSE Cambridge LLC	20-5886976	Delaware	MD	154
72.	CSE Cambridge Realty LLC	20-5959318	Delaware	MD	155
73.	CSE Camden LLC	20-8295066	Delaware	TN	21
74.	CSE Canton LLC	20-5887312	Delaware	OH	156
75.	CSE Casablanca Holdings II LLC	26-0595183	Delaware	---	158
76.	CSE Casablanca Holdings LLC	20-8724466	Delaware	---	157
77.	CSE Cedar Rapids LLC	20-5884941	Delaware	IA	159
78.	CSE Centennial Village	20-6974959	Delaware	PA	22
79.	CSE Chelmsford LLC	20-5920451	Delaware	MA	160
80.	CSE Chesterton LLC	20-5885195	Delaware	IN	161
81.	CSE Claremont LLC	20-5883891	Delaware	CA	162	CA d/b/a: CapitalSource Claremont LLC
82.	CSE Corpus North LLC	20-5186415	Delaware	TX	23
83.	CSE Denver Iliff LLC	20-8037772	Delaware	CO	25
84.	CSE Denver LLC	20-5884311	Delaware	CO	163
85.	CSE Douglas LLC	20-5883761	Delaware	AZ	164
3

	Subsidiary Name	FEIN	Home State	Foreign Qualifi- cation(s)	Chart Ref. #	Comment(s)
86.	CSE Elkton LLC	20-5887006	Delaware	MD	166
87.	CSE Elkton Realty LLC	20-5959253	Delaware	MD	167
88.	CSE Fairhaven LLC	20-8281491	Delaware	MA	26
89.	CSE Fort Wayne LLC	20-5885125	Delaware	IN	168
90.	CSE Frankston LLC	20-5862947	Delaware	TX	169
91.	CSE Georgetown LLC	20-5886126	Delaware	KY	170
92.	CSE Green Bay LLC	20-5888029	Delaware	WI	171
93.	CSE Hilliard LLC	20-5887347	Delaware	OH	172
94.	CSE Huntingdon LLC	20-8295191	Delaware	TN	27
95.	CSE Huntsville LLC	20-5887764	Delaware	TN	173
96.	CSE Indianapolis-Continental LLC	20-5885046	Delaware	IN	174
97.	CSE Indianapolis-Greenbriar LLC	20-5885096	Delaware	IN	175
98.	CSE Jacinto City LLC	20-5186519	Delaware	TX	28
99.	CSE Jefferson City LLC	20-8295101	Delaware	TN	29
100.	CSE Jeffersonville-Hillcrest Center LLC	20-5885261	Delaware	IN	176
101.	CSE Jeffersonville-Jennings House LLC	20-5885346	Delaware	IN	177
102.	CSE Kerrville LLC	20-8684872	Delaware	TX	30
103.	CSE King L.P.	20-5888725	Delaware	NC	178
104.	CSE Kingsport LLC	20-5887736	Delaware	TN	179
105.	CSE Knightdale L.P.	20-5888653	Delaware	NC	180
106.	CSE Lake City LLC	20-5863259	Delaware	FL	181
107.	CSE Lake Worth LLC	20-5863173	Delaware	FL	182
108.	CSE Lakewood LLC	20-5884352	Delaware	CO	183
109.	CSE Las Vegas LLC	20-5887216	Delaware	NM	184
110.	CSE Lawrenceburg LLC	20-5887802	Delaware	TN	185
111.	CSE Lenoir L.P.	20-5888528	Delaware	NC	186
112.	CSE Lexington Park LLC	20-5886951	Delaware	MD	187
113.	CSE Lexington Park Realty LLC	20-5959280	Delaware	MD	188
114.	CSE Ligonier LLC	20-5885484	Delaware	IN	189
115.	CSE Live Oak LLC	20-5863086	Delaware	FL	190
116.	CSE Lowell LLC	20-5885381	Delaware	IN	192
4

	Subsidiary Name	FEIN	Home State	Foreign Qualifi- cation(s)	Chart Ref. #	Comment(s)
117.	CSE Marianna Holdings LLC	20-1411422	Delaware	FL	31
118.	CSE Memphis LLC	20-8295130	Delaware	TN	32
119.	CSE Mobile LLC	20-5883572	Delaware	AL	193
120.	CSE Moore LLC	20-5887574	Delaware	OK	194
121.	CSE North Carolina Holdings I LLC	20-5888397	Delaware	---	195
122.	CSE North Carolina Holdings II LLC	20-5888430	Delaware	---	196
123.	CSE Omro LLC	20-5887998	Delaware	WI	197
124.	CSE Orange Park LLC	20-5863371	Delaware	FL	198
125.	CSE Orlando-Pinar Terrace Manor LLC	20-5863043	Delaware	FL	199
126.	CSE Orlando-Terra Vista Rehab LLC	20-5863223	Delaware	FL	200
127.	CSE Pennsylvania Holdings	20-6974946	Delaware	---	33
128.	CSE Piggott LLC	20-5883659	Delaware	AR	201
129.	CSE Pilot Point LLC	20-5862827	Delaware	TX	202
130.	CSE Pine View LLC	20-5398686	Delaware	MS	246
131.	CSE Ponca City LLC	20-5887495	Delaware	OK	203
132.	CSE Port St. Lucie LLC	20-5863294	Delaware	FL	204
133.	CSE Richmond LLC	20-5885427	Delaware	IN	205
134.	CSE Ripley LLC	20-8295238	Delaware	TN	34
135.	CSE Ripon LLC	26-0480886	Delaware	WI	35
136.	CSE Safford LLC	20-5883807	Delaware	AZ	206
137.	CSE Salina LLC	20-5885669	Delaware	KS	207
138.	CSE Seminole LLC	20-5887615	Delaware	OK	208
139.	CSE Shawnee LLC	20-5887524	Delaware	OK	209
140.	CSE Spring Branch LLC	20-5186484	Delaware	TX	36
141.	CSE Stillwater LLC	20-5887548	Delaware	OK	210
142.	CSE Taylorsville LLC	20-5886196	Delaware	KY	211
143.	CSE Texarkana LLC	20-5862880	Delaware	TX	37
144.	CSE Texas City LLC	20-5862791	Delaware	TX	212
145.	CSE The Village LLC	20-5186550	Delaware	TX	38
146.	CSE Upland LLC	20-5891148	Delaware	IN	213
147.	CSE Walnut Cove L.P.	20-5888502	Delaware	NC	214
5

	Subsidiary Name	FEIN	Home State	Foreign Qualifi- cation(s)	Chart Ref. #	Comment(s)
148.	CSE West Point LLC	20-5887119	Delaware	MS	39
149.	CSE Whitehouse LLC	20-8294979	Delaware	OH	40
150.	CSE Williamsport LLC	26-0480953	Delaware	IN	41
151.	CSE Winter Haven LLC	20-5863327	Delaware	FL	215
152.	CSE Woodfin L.P.	20-5888619	Delaware	NC	216
153.	CSE Yorktown LLC	20-5885163	Delaware	IN	217
154.	Delta Investors I, LLC	54-2112455	Maryland	CA, ID, MA, OH, WV	43
155.	Delta Investors II, LLC	54-2112456	Maryland	CA, NC, OH, WA, WV	44
156.	Desert Lane LLC	20-3098022	Delaware	NV	45
157.	Dixie White House Nursing Home, Inc.	59-3738671	Mississippi	---	247
158.	Dixon Health Care Center, Inc.	34-1509772	Ohio	---	46
159.	Encanto Senior Care, LLC	20-1669755	Arizona		308
160.	Florida Lessor – Crystal Springs, Inc.	75-3116533	Maryland	FL	47
161.	Florida Lessor – Emerald, Inc.	22-3872569	Maryland	FL	48
162.	Florida Lessor – Lakeland, Inc.	22-3872564	Maryland	FL	49
163.	Florida Lessor – Meadowview, Inc.	56-2398721	Maryland	FL	50
164.	Florida Real Estate Company, LLC	20-1458431	Florida	---	51
165.	G&L Gardens, LLC	95-4639695	Arizona		309	Non-Guarantor Subsidiary
166.	Georgia Lessor – Bonterra/Parkview, Inc.	16-1650494	Maryland	GA	52
167.	Golden Hill Real Estate Company, LLC	71-0976967	California	---	324	Non-Guarantor Subsidiary
168.	Greenbough, LLC	27-0258266	Delaware	MS	53
169.	Hanover House, Inc.	34-1125264	Ohio	---	54	Merger Pending
170.	House of Hanover, Ltd	34-6691713	Ohio	---	56	Merger Pending
171.	Hutton I Land, Inc.	20-1914403	Ohio	---	57
172.	Hutton II Land, Inc.	20-1914470	Ohio	---	58
173.	Hutton III Land, Inc.	20-1914529	Ohio	---	59
174.	Indiana Lessor – Jeffersonville, Inc.	22-3872575	Maryland	IN	60
175.	Indiana Lessor – Wellington Manor, Inc.	32-0008064	Maryland	IN	61
176.	Jefferson Clark, Inc.	38-3433390	Maryland	---	62
6

	Subsidiary Name	FEIN	Home State	Foreign Qualifi- cation(s)	Chart Ref. #	Comment(s)
177.	LAD I Real Estate Company, LLC	20-1454154	Delaware	FL	63
178.	Leatherman 90-1, Inc.	20-1914625	Ohio	---	65
179.	Leatherman Partnership 89-1, Inc.	34-1656489	Ohio	---	66
180.	Leatherman Partnership 89-2, Inc.	34-1656491	Ohio	---	67
181.	Long Term Care – Michigan, Inc.	04-3833330	Michigan	---	68
182.	Long Term Care – North Carolina, Inc.	04-3833335	North Carolina	---	69
183.	Long Term Care Associates – Illinois, Inc.	38-3592159	Illinois	---	70
184.	Long Term Care Associates – Indiana, Inc.	38-3592160	Indiana	---	71
185.	Long Term Care Associates – Texas, Inc.	38-3592142	Texas	---	72
186.	Meridian Arms Land, Inc.	20-1914864	Ohio	---	73
187.	North Las Vegas LLC	20-3098036	Delaware	NV	74	NV d/b/a: CSE North Las Vegas LLC
188.	NRS Ventures, L.L.C.	38-4236118	Delaware	AL, FL, GA, KY, TN	75
189.	Ocean Springs Nursing Home, Inc.	58-2635823	Mississippi	---	248
190.	OHI (Connecticut), Inc.	06-1552120	Connecticut	NH, VT, WV	77
191.	OHI (Florida), Inc.	65-0523484	Florida	---	78
192.	OHI (Illinois), Inc.	37-1332375	Illinois	IN	79
193.	OHI (Indiana), Inc.	38-3568359	Indiana	OH	80
194.	OHI (Iowa), Inc.	38-3377918	Iowa	MD	81
195.	OHI (Kansas), Inc.	48-1156047	Kansas	---	82
196.	OHI Acquisition Co I, LLC	27-0492836	Delaware	---	76	Non-Guarantor Subsidiary
197.	OHI Asset (AR) Ash Flat, LLC	46-3670959	Delaware	AR	326
198.	OHI Asset (AR) Camden, LLC	46-3672608	Delaware	AR	327
199.	OHI Asset (AR) Conway, LLC	61-1721332	Delaware	AR	328
200.	OHI Asset (AR) Des Arc, LLC	46-3691025	Delaware	AR	329
201.	OHI Asset (AR) Hot Springs, LLC	80-0951655	Delaware	AR	330
202.	OHI Asset (AR) Malvern, LLC	46-3719491	Delaware	AR	332
203.	OHI Asset (AR) Mena, LLC	38-3915930	Delaware	AR	331
204.	OHI Asset (AR) Pocahontas, LLC	46-3728913	Delaware	AR	333
205.	OHI Asset (AR) Sheridan, LLC	46-3739623	Delaware	AR	334
7

	Subsidiary Name	FEIN	Home State	Foreign Qualifi- cation(s)	Chart Ref. #	Comment(s)
206.	OHI Asset (AR) Walnut Ridge, LLC	46-3751920	Delaware	AR	335
207.	OHI Asset (AZ) Austin House, LLC		Delaware	---	400
208.	OHI Asset (CA), LLC	04-3759925	Delaware	CA	83
209.	OHI Asset (CO), LLC	84-1706510	Delaware	CO, ID	84
210.	OHI Asset (CT) DIP, LLC	27-0492959	Delaware	---	85	Non-Guarantor Subsidiary
211.	OHI Asset (CT) Lender, LLC	75-3205111	Delaware	NH, RI, MA	86
212.	OHI Asset (FL) Lake Placid, LLC	46-3827043	Delaware	FL	337
213.	OHI Asset (FL) Lender, LLC	27-4450390	Delaware	---	258
214.	OHI Asset (FL), LLC	13-4225158	Delaware	FL, NM	87
215.	OHI Asset (GA) Moultrie, LLC	46-4254981	Delaware	GA	342
216.	OHI Asset (GA) Snellville, LLC	46-4259685	Delaware	GA	343
217.	OHI Asset (ID) Holly, LLC	46-4268973	Delaware	ID	344
218.	OHI Asset (ID) Midland, LLC	46-4279515	Delaware	ID	345
219.	OHI Asset (ID), LLC	04-3759931	Delaware	ID	88
220.	OHI Asset (IL), LLC	14-1951802	Delaware	IL	89
221.	OHI Asset (IN) American Village, LLC	46-0985915	Delaware	IN	289
222.	OHI Asset (IN) Anderson, LLC	46-0989235	Delaware	IN	292
223.	OHI Asset (IN) Beech Grove, LLC	46-1000956	Delaware	IN	290
224.	OHI Asset (IN) Clarksville, LLC	46-1011127	Delaware	IN	299
225.	OHI Asset (IN) Clinton, LLC	46-4095764	Delaware	IN	338
226.	OHI Asset (IN) Connersville, LLC	46-4289202	Delaware	IN	346
227.	OHI Asset (IN) Crown Point, LLC	46-1738072	Delaware	IN	319
228.	OHI Asset (IN) Eagle Valley, LLC	46-1021612	Delaware	IN	291
229.	OHI Asset (IN) Elkhart, LLC	46-1035197	Delaware	IN	298
230.	OHI Asset (IN) Forest Creek, LLC	46-1040435	Delaware	IN	293
231.	OHI Asset (IN) Fort Wayne, LLC	46-1050897	Delaware	IN	295
232.	OHI Asset (IN) Franklin, LLC	46-1062818	Delaware	IN	294
233.	OHI Asset (IN) Greensburg, LLC	38-3879137	Delaware	---	287
234.	OHI Asset (IN) Indianapolis, LLC	36-4736441	Delaware	---	288
235.	OHI Asset (IN) Jasper, LLC	46-4100999	Delaware	IN	339
236.	OHI Asset (IN) Kokomo, LLC	46-1071289	Delaware	IN	297
8

	Subsidiary Name	FEIN	Home State	Foreign Qualifi- cation(s)	Chart Ref. #	Comment(s)
237.	OHI Asset (IN) Lafayette, LLC	46-1085161	Delaware	IN	302
238.	OHI Asset (IN) Madison, LLC	46-1745924	Delaware	IN	318
239.	OHI Asset (IN) Monticello, LLC	46-1090601	Delaware	IN	296
240.	OHI Asset (IN) Noblesville, LLC	46-1103366	Delaware	IN	300
241.	OHI Asset (IN) Rosewalk, LLC	46-1116285	Delaware	IN	301
242.	OHI Asset (IN) Salem, LLC	46-4111473	Delaware	IN	340
243.	OHI Asset (IN) Seymour, LLC	46-4133715	Delaware	IN	341
244.	OHI Asset (IN) Spring Mill, LLC	46-1120573	Delaware	IN	303
245.	OHI Asset (IN) Terre Haute, LLC	46-1140102	Delaware	IN	304
246.	OHI Asset (IN) Wabash, LLC	38-3879151	Delaware	---	285
247.	OHI Asset (IN) Westfield, LLC	32-0381277	Delaware	---	286
248.	OHI Asset (IN) Zionsville, LLC	46-1152307	Delaware	IN	305
249.	OHI Asset (IN), LLC	04-3759933	Delaware	IN	90
250.	OHI Asset (LA), LLC	04-3759935	Delaware	LA, TX	91
251.	OHI Asset (MD), LLC	45-2611748	Delaware	---	260
252.	OHI Asset (MI) Heather Hills, LLC	46-1515395	Delaware	MI	317
253.	OHI Asset (MI), LLC	27-3378345	Delaware	---	257
254.	OHI Asset (MI/NC), LLC	04-3759928	Delaware	MI, NC	92
255.	OHI Asset (MO), LLC	04-3759939	Delaware	MO	93
256.	OHI Asset (MS) Byhalia, LLC	46-4298734	Delaware	MS	347
257.	OHI Asset (MS) Cleveland, LLC	36-4774986	Delaware	MS	348
258.	OHI Asset (MS) Clinton, LLC	80-0965657	Delaware	MS	349
259.	OHI Asset (MS) Columbia, LLC	46-4340609	Delaware	MS	350
260.	OHI Asset (MS) Corinth, LLC	46-4351222	Delaware	MS	351
261.	OHI Asset (MS) Greenwood, LLC	46-4361245	Delaware	MS	352
262.	OHI Asset (MS) Grenada, LLC	46-4376223	Delaware	MS	353
263.	OHI Asset (MS) Holly Springs, LLC	38-3921178	Delaware	MS	354
264.	OHI Asset (MS) Indianola, LLC	90-1036275	Delaware	MS	355
265.	OHI Asset (MS) Natchez, LLC		Delaware	MS	356
266.	OHI Asset (MS) Picayune, LLC		Delaware	MS	357
267.	OHI Asset (MS) Vicksburg, LLC		Delaware	MS	358
9

	Subsidiary Name	FEIN	Home State	Foreign Qualifi- cation(s)	Chart Ref. #	Comment(s)
268.	OHI Asset (MS) Yazoo City, LLC		Delaware	MS	359
269.	OHI Asset (NC) Wadesboro, LLC		Delaware	NC	360
270.	OHI Asset (OH) Lender, LLC	51-0529744	Delaware	---	94
271.	OHI Asset (OH) New Philadelphia, LLC	51-0529741	Delaware	OH	95
272.	OHI Asset (OH), LLC	04-3759938	Delaware	OH, PA	96
273.	OHI Asset (OR) Portland, LLC		Delaware	OR	361
274.	OHI Asset (PA) Trust	54-6643405	Maryland	OH, PA, WV	97
275.	OHI Asset (PA), LLC	90-0137715	Delaware	OH, PA, WV	98
276.	OHI Asset (SC) Aiken, LLC		Delaware	SC	362
277.	OHI Asset (SC) Anderson, LLC		Delaware	SC	363
278.	OHI Asset (SC) Easley Anne, LLC		Delaware	SC	364
279.	OHI Asset (SC) Easley Crestview, LLC		Delaware	SC	365
280.	OHI Asset (SC) Edgefield, LLC		Delaware	SC	366
281.	OHI Asset (SC) Greenville Griffith, LLC		Delaware	SC	367
282.	OHI Asset (SC) Greenville Laurens, LLC		Delaware	SC	368
283.	OHI Asset (SC) Greenville North, LLC		Delaware	SC	369
284.	OHI Asset (SC) Greer, LLC		Delaware	SC	370
285.	OHI Asset (SC) Marietta, LLC		Delaware	SC	371
286.	OHI Asset (SC) McCormick, LLC		Delaware	SC	372
287.	OHI Asset (SC) Pickens East Cedar, LLC		Delaware	SC	373
288.	OHI Asset (SC) Pickens Rosemond, LLC		Delaware	SC	374
289.	OHI Asset (SC) Piedmont, LLC		Delaware	SC	375
290.	OHI Asset (SC) Simpsonville SE Main, LLC		Delaware	SC	376
291.	OHI Asset (SC) Simpsonville West Broad, LLC		Delaware	SC	377
292.	OHI Asset (SC) Simpsonville West Curtis, LLC		Delaware	SC	378
293.	OHI Asset (SMS) Lender, Inc.	33-1067711	Maryland	---	99	(f/k/a Florida Lessor—West Palm Beach and Southpoint, Inc. Name change filed 5/1/07).
294.	OHI Asset (TN) Bartlett, LLC		Delaware	TN	379
295.	OHI Asset (TN) Collierville, LLC		Delaware	TN	380
10

	Subsidiary Name	FEIN	Home State	Foreign Qualifi- cation(s)	Chart Ref. #	Comment(s)
296.	OHI Asset (TN) Memphis, LLC		Delaware	TN	381
297.	OHI Asset (TX) Anderson, LLC		Delaware	TX	382
298.	OHI Asset (TX) Bryan, LLC		Delaware	TX	383
299.	OHI Asset (TX) Burleson, LLC		Delaware	TX	384
300.	OHI Asset (TX) College Station, LLC		Delaware	TX	385
301.	OHI Asset (TX) Comfort, LLC		Delaware	TX	386
302.	OHI Asset (TX) Diboll, LLC		Delaware	TX	387
303.	OHI Asset (TX) Granbury, LLC		Delaware	TX	388
304.	OHI Asset (TX) Hondo, LLC	46-1346058	Delaware	TX	307
305.	OHI Asset (TX) Italy, LLC		Delaware	TX	389
306.	OHI Asset (TX) Paris, LLC	26-1724445	Delaware	TX	101	Non-Guarantor Subsidiary
307.	OHI Asset (TX) Winnsboro, LLC		Delaware	TX	390
308.	OHI Asset (TX), LLC	04-3759927	Delaware	TX	100	Survivor of merger with OHI Asset II (TX).
309.	OHI Asset (UT) Ogden, LLC		Delaware	UT	391
310.	OHI Asset (UT) Provo, LLC		Delaware	UT	392
311.	OHI Asset (UT) Roy, LLC		Delaware	UT	393
312.	OHI Asset (VA) Charlottesville, LLC		Delaware	VA	394
313.	OHI Asset (VA) Farmville, LLC		Delaware	VA	395
314.	OHI Asset (VA) Hillsville, LLC		Delaware	VA	396
315.	OHI Asset (VA) Rocky Mount, LLC		Delaware	VA	397
316.	OHI Asset (WA) Battle Ground, LLC		Delaware	WA	398
317.	OHI Asset CSB LLC	27-2820083	Delaware	---	148
318.	OHI Asset CSE – E, LLC	27-1675861	Delaware	---	102
319.	OHI Asset CSE – U, LLC	27-1675768	Delaware	---	103
320.	OHI Asset Essex (OH), LLC	83-0379722	Delaware	---	104	(f/k/a Omega Acquisition Facility I, LLC. Name change filed 3/22/06).
321.	OHI Asset HUD CFG, LLC	45-3662151	Delaware	---	261
322.	OHI Asset HUD Delta, LLC	27-1895030	Delaware	---	105
323.	OHI Asset HUD H-F, LLC	27-1894893	Delaware	---	106	Non-Guarantor Subsidiary
11

	Subsidiary Name	FEIN	Home State	Foreign Qualifi- cation(s)	Chart Ref. #	Comment(s)
324.	OHI Asset HUD SF CA, LLC	46-1251365	Delaware	---	306
325.	OHI Asset HUD SF, LLC	80-0830116	Delaware	---	284
326.	OHI Asset HUD WO, LLC	45-2379675	Delaware	---	259
327.	OHI Asset II (CA), LLC	20-1000879	Delaware	CA	107
328.	OHI Asset II (FL), LLC	27-1813906	Delaware	FL	108
329.	OHI Asset II (PA) Trust	84-6390330	Maryland	PA	109
330.	OHI Asset III (PA) Trust	84-6390331	Maryland	OH, PA	110	Survivor of 2/2/07 merger with OHI Asset II (OH), LLC.
331.	OHI Asset IV (PA) Silver Lake Trust	80-6146794	Maryland	PA	111	Survivor of 12/29/09 merger with Silver Lake Real Estate, LLC.
332.	OHI Asset RO PMM Services, LLC	46-4309941	Delaware	---	399
333.	OHI Asset RO, LLC	90-1018980	Delaware	---	336
334.	OHI Asset, LLC	32-0079270	Delaware	AL, NC, TN, WA	112
335.	OHI Mezz Lender, LLC	46-3201249	Delaware	---	325
336.	OHI of Texas, Inc.	38-3506136	Maryland	TX	113
337.	OHI Sunshine, Inc.	82-0558471	Florida	---	114
338.	OHI Tennessee, Inc.	38-3509157	Maryland	TN	115	(f/k/a OHI of Kentucky, Inc. Name change filed 03/22/10).
339.	OHIMA, Inc.	06-1552118	Massachusetts	---	116
340.	Omega (Kansas), Inc.	32-0142534	Kansas	---	117
341.	Omega TRS I, Inc.	38-3587540	Maryland	LA, TX	118
342.	Orange Village Care Center, Inc.	34-1321728	Ohio	---	119
343.	OS Leasing Company	38-3221641	Kentucky	---	120
344.	Palm Valley Senior Care, LLC	75-3153681	Arizona		310	Non-Guarantor Subsidiary
345.	Panama City Nursing Center LLC	20-2568041	Delaware	FL	121
346.	Pavillion North Partners, Inc.	20-2597892	Pennsylvania	---	123
347.	Pavillion North, LLP	75-3202956	Pennsylvania	---	124
348.	Pavillion Nursing Center North, Inc.	25-1222652	Pennsylvania	---	125
12

	Subsidiary Name	FEIN	Home State	Foreign Qualifi- cation(s)	Chart Ref. #	Comment(s)
349.	Pensacola Real Estate Holdings I, Inc.	59-3667935	Florida	---	249
350.	Pensacola Real Estate Holdings II, Inc.	59-3667937	Florida	---	250
351.	Pensacola Real Estate Holdings III, Inc.	59-3667939	Florida	---	251
352.	Pensacola Real Estate Holdings IV, Inc.	59-3667940	Florida	---	252
353.	Pensacola Real Estate Holdings V, Inc.	59-3667941	Florida	---	253
354.	PV Realty-Clinton, LLC	26-4389743	Maryland	---	262	Non-Guarantor Subsidiary
355.	PV Realty-Holly Hill, LLC	74-3244463	Maryland	---	265	Non-Guarantor Subsidiary
356.	PV Realty-Kensington, LLC	26-4389837	Maryland	---	263	Non-Guarantor Subsidiary
357.	PV Realty-Willow Tree, LLC	27-0328038	Maryland	WV	264	Non-Guarantor Subsidiary
358.	Ridgecrest Senior Care, LLC	20-1998988	Arizona		311	Non-Guarantor Subsidiary
359.	Skilled Nursing – Hicksville, Inc.	38-3592172	Ohio	---	131	Merger Pending
360.	Skyler Boyington, Inc.	42-1572543	Mississippi	---	254
361.	Skyler Florida, Inc.	64-0821299	Mississippi	FL	255	Florida d/b/a: Rosewood Manor of Pensacola, Inc.
362.	Skyler Maitland LLC	20-3888672	Delaware	FL	133
363.	Skyler Pensacola, Inc.	59-3561064	Florida	---	256
364.	SLC Property Investors, LLC	32-0265175	Delaware	---	283	Non-Guarantor Subsidiary
365.	St. Mary’s Properties, Inc.	20-1914905	Ohio	---	135
366.	Sterling Acquisition Corp.	38-3207992	Kentucky	AL, AR, FL, OH, TN, TX, WV	136
367.	Sterling Acquisition Corp. II	38-3207991	Kentucky	---	137
368.	Suwanee, LLC	20-5223977	Delaware	FL	138
369.	Texas Lessor – Stonegate GP, Inc.	32-0008071	Maryland	TX	139
370.	Texas Lessor – Stonegate, Limited, Inc.	32-0008072	Maryland	---	140
371.	Texas Lessor – Stonegate, LP	32-0008073	Maryland	TX	141
372.	Texas Lessor – Treemont, Inc.	16-1650495	Maryland	TX	142
373.	The Suburban Pavilion, Inc.	34-1035431	Ohio	---	143
374.	Washington Lessor – Silverdale, Inc.	56-2386887	Maryland	WA	144
375.	Wilcare, LLC	26-0110550	Ohio	---	147

* * *

13

 SCHEDULE 6.19

POST CLOSING SUBSIDIARIES

	Entity Name	State of Formation

1.	OHI Asset (IN) Clinton, LLC	Delaware
2.	OHI Asset (IN) Jasper, LLC	Delaware
3.	OHI Asset (IN) Salem, LLC	Delaware
4.	OHI Asset (IN) Seymour, LLC	Delaware
5.	OHI Asset (GA) Moultrie, LLC	Delaware
6.	OHI Asset (GA) Snellville, LLC	Delaware
7.	OHI Asset (ID) Holly, LLC	Delaware
8.	OHI Asset (ID) Midland, LLC	Delaware
9.	OHI Asset (IN) Connersville, LLC	Delaware
10.	OHI Asset (MS) Byhalia, LLC	Delaware
11.	OHI Asset (MS) Cleveland, LLC	Delaware
12.	OHI Asset (MS) Clinton, LLC	Delaware
13.	OHI Asset (MS) Columbia, LLC	Delaware
14.	OHI Asset (MS) Corinth, LLC	Delaware
15.	OHI Asset (MS) Greenwood, LLC	Delaware
16.	OHI Asset (MS) Grenada, LLC	Delaware
17.	OHI Asset (MS) Holly Springs, LLC	Delaware
18.	OHI Asset (MS) Indianola, LLC	Delaware
19.	OHI Asset (MS) Natchez, LLC	Delaware
20.	OHI Asset (MS) Picayune, LLC	Delaware
21.	OHI Asset (MS) Vicksburg, LLC	Delaware
22.	OHI Asset (MS) Yazoo City, LLC	Delaware
23.	OHI Asset (NC) Wadesboro, LLC	Delaware
24.	OHI Asset (OR) Portland, LLC	Delaware
25.	OHI Asset (SC) Aiken, LLC	Delaware
26.	OHI Asset (SC) Anderson, LLC	Delaware
27.	OHI Asset (SC) Easley Anne, LLC	Delaware
28.	OHI Asset (SC) Easley Crestview, LLC	Delaware
29.	OHI Asset (SC) Edgefield, LLC	Delaware
30.	OHI Asset (SC) Greenville Griffith, LLC	Delaware
31.	OHI Asset (SC) Greenville Laurens, LLC	Delaware
32.	OHI Asset (SC) Greenville North, LLC	Delaware
33.	OHI Asset (SC) Greer, LLC	Delaware
34.	OHI Asset (SC) Marietta, LLC	Delaware
35.	OHI Asset (SC) McCormick, LLC	Delaware
36.	OHI Asset (SC) Pickens East Cedar, LLC	Delaware
37.	OHI Asset (SC) Pickens Rosemond, LLC	Delaware
38.	OHI Asset (SC) Piedmont, LLC	Delaware
39.	OHI Asset (SC) Simpsonville SE Main, LLC	Delaware

40.	OHI Asset (SC) Simpsonville West Broad, LLC	Delaware
41.	OHI Asset (SC) Simpsonville West Curtis, LLC	Delaware
42.	OHI Asset (TN) Bartlett, LLC	Delaware
43.	OHI Asset (TN) Collierville, LLC	Delaware
44.	OHI Asset (TN) Memphis, LLC	Delaware
45.	OHI Asset (TX) Anderson, LLC	Delaware
46.	OHI Asset (TX) Bryan, LLC	Delaware
47.	OHI Asset (TX) Burleson, LLC	Delaware
48.	OHI Asset (TX) College Station, LLC	Delaware
49.	OHI Asset (TX) Comfort, LLC	Delaware
50.	OHI Asset (TX) Diboll, LLC	Delaware
51.	OHI Asset (TX) Granbury, LLC	Delaware
52.	OHI Asset (TX) Italy, LLC	Delaware
53.	OHI Asset (TX) Winnsboro, LLC	Delaware
54.	OHI Asset (UT) Ogden, LLC	Delaware
55.	OHI Asset (UT) Provo, LLC	Delaware
56.	OHI Asset (UT) Roy, LLC	Delaware
57.	OHI Asset (VA) Charlottesville, LLC	Delaware
58.	OHI Asset (VA) Farmville, LLC	Delaware
59.	OHI Asset (VA) Hillsville, LLC	Delaware
60.	OHI Asset (VA) Rocky Mount, LLC	Delaware
61.	OHI Asset (WA) Battle Ground, LLC	Delaware
62.	OHI Asset RO PMM Services, LLC	Delaware
63.	OHI Asset (AZ) Austin House, LLC	Delaware

SCHEDULE 7.01

LIENS

Braswell Indebtedness

SCHEDULE 7.2

INDEBTEDNESS

UNSECURED INDEBTEDNESS

Description	Current Obligor	Maturity Date	Interest Rate	Current Balance @ 09/30/2013
7 1/2% Senior Notes due 2020	Omega Healthcare Investors, Inc.	2/15/2020	7.500%	200,000,000
6 3/4% Senior Notes due 2022	Omega Healthcare Investors, Inc.	10/15/2022	6.750%	575,000,000
5 7/8% Senior Notes due 2024	Omega Healthcare Investors, Inc.	3/15/2024	5.875%	400,000,000

9% Delta Subordinated Promissory Note due 2021	OHI Asset HUD Delta, LLC	12/21/2021	9.00%	4,000,000
9% Delta Subordinated Promissory Note due 2021	OHI Asset HUD Delta, LLC	12/21/2021	9.00%	4,000,000
9% Delta Subordinated Promissory Note due 2021	OHI Asset HUD Delta, LLC	12/21/2021	9.00%	4,000,000
9% Delta Subordinated Promissory Note due 2021	OHI Asset HUD Delta, LLC	12/21/2021	9.00%	4,000,000
9% Delta Subordinated Promissory Note due 2021	OHI Asset HUD Delta, LLC	12/21/2021	9.00%	4,000,000

SECURED INDEBTEDNESS

Description	Current Obligor	Maturity Date	Interest Rate	Current Balance @ 09/30/2013
Airamid - Hearthstone Properties
Department of Housing and Urban Development Note	CHR Bartow LLC (The Bartow Convalescent Center)	1/1/2045	4.85%	4,725,330.42
Department of Housing and Urban Development Note	CHR St. Pete Egret LLC (Egret Cove Center)	1/1/2040	4.85%	3,296,964.22
Department of Housing and Urban Development Note	CHR Fort Walton Beach LLC (Emerald Coast)	1/1/2040	4.85%	4,893,557.06
Department of Housing and Urban Development Note	CHR Lakeland LLC (Lakeland Hills Center)	1/1/2045	4.85%	7,502,070.57
Department of Housing and Urban Development Note	CHR Tarpon Springs LLC (Tarpon Bayou Center)	1/1/2040	4.85%	3,775,941.99
Department of Housing and Urban Development Note	CHR Lake Wales LLC (The Groves Center)	1/1/2045	4.85%	7,997,337.34
Department of Housing and Urban Development Additional Mortgage	CHR Gulfport LLC (Boca Ciega)	Provide Additional Collateral support via a boot collateral mortgage to secure the property specific Hearthstone property HUD loans listed above
Department of Housing and Urban Development Additional Mortgage	CHR Deland East LLC (University East)
Department of Housing and Urban Development Additional Mortgage	CHR Deland West LLC (University West)
Department of Housing and Urban Development Additional Mortgage	CHR Clearwater LLC (Clearwater)
Department of Housing and Urban Development Additional Mortgage	CHR Panama City LLC (Bay Center)

Description	Current Obligor	Maturity Date	Interest Rate	Current Balance @ 09/30/2013
Airamid - FILTC Properties
Department of Housing and Urban Development Note	CHR Boca Raton LLC (Boca Raton Rehabilitation Center)	1/1/2040	4.85%	5,061,199.32
Department of Housing and Urban Development Note	CHR Bradenton LLC (Casa Mora Rehab & Extended Care)	1/1/2040	4.85%	7,496,003.37
Department of Housing and Urban Development Note	CHR Cape Coral LLC (Rehabilitation and Health Center of Cape Coral)	1/1/2045	4.85%	10,059,594.98
Department of Housing and Urban Development Note	CHR Fort Myers LLC (Colonial Oaks Rehab Center aka Winkler Court)	1/1/2045	4.85%	7,335,676.70
Department of Housing and Urban Development Note	CHR Pompano Beach Broward LLC (North Broward Rehab & Nursing Center)	1/1/2045	4.85%	7,924,265.24
Department of Housing and Urban Development Note	CHR Pompano Beach LLC (Pompano Rehab/Nursing Center)	1/1/2040	4.85%	5,156,994.65
Department of Housing and Urban Development Note	CHR Sanford LLC (Healthcare and Rehabilitation Center of Sanford)	1/1/2040	4.85%	6,114,950.68
Department of Housing and Urban Development Note	CHR Spring Hill LLC (Evergreen Woods Health & Rehabilitation)	1/1/2045	4.85%	11,480,441.78
Department of Housing and Urban Development Note	CHR St. Pete Bay LLC (Bay Pointe Nursing Pavilion)	1/1/2045	4.85%	5,562,937.18
Department of Housing and Urban Development Note	CHR Tampa Carrollwood LLC (Carrollwood Care Center)	1/1/2045	4.85%	8,719,939.31
Department of Housing and Urban Development Note	CHR Tampa LLC (Rehabilitation and Healthcare Center of Tampa)	1/1/2045	4.85%	11,262,180.37
Department of Housing and Urban Development Note	CHR Titusville LLC (Titusville Rehabilitation and Nursing Center)	1/1/2040	4.85%	4,741,880.67
Department of Housing and Urban Development Additional Mortgage	CHR West Palm Beach LLC (Palm Beaches)	Provide Additional Collateral support via a boot collateral mortgage to secure the property specific FILTC property HUD loans listed above
Department of Housing and Urban Development Additional Mortgage	CHR Sarasota LLC (Waldamere)
Department of Housing and Urban Development Additional Mortgage	CHR Hudson LLC (Windsor Woods)
Department of Housing and Urban Development Additional Mortgage	CHR St. Pete Abbey LLC (The Abbey)
Department of Housing and Urban Development Additional Mortgage	CHR Clearwater Highland LLC (Highland Pines)
Department of Housing and Urban Development Additional Mortgage	CHR Clearwater Highland LLC (Highland Terrace)

Description	Current Obligor	Maturity Date	Interest Rate	Current Balance @ 09/30/2013
CFG - Arkansas Properties
Department of Housing and Urban Development Note	700 Mark Drive, LLC (Southern Heritage)	7/1/2044	3.20%	2,352,067.53
Department of Housing and Urban Development Note	1194 North Chester Street, LLC (The Woods at Monticello)	7/1/2044	3.00%	5,302,588.69
Department of Housing and Urban Development Note	1149 & 1151 West New Hope Road, LLC (New Hope)	7/1/2044	3.00%	4,447,671.61
Department of Housing and Urban Development Note	228 Pointer Trail West, LLC (Pointer Trail)	7/1/2044	3.09%	5,259,925.78

Department of Housing and Urban Development Note	900 Magnolia Road SW, LLC (Pine Hills)	7/1/2044	3.20%	1,950,432.07
Department of Housing and Urban Development Note	1101 Waterwell Road, LLC (Pinewood)	7/1/2044	3.20%	4,863,380.32
Department of Housing and Urban Development Note	115 Orendorff Avenue, LLC (Apple Ridge)	7/1/2044	3.20%	4,629,522.91
Department of Housing and Urban Development Note	1040 Wedding Ford Road, LLC (Seven Springs)	7/1/2044	3.00%	2,857,658.75
Department of Housing and Urban Development Note	202 Tims Avenue, LLC (Bristol Pointe)	7/1/2044	3.00%	9,290,813.02
Department of Housing and Urban Development Note	1401 Park Avenue, LLC (Canyon Springs)	7/1/2044	3.00%	6,065,755.14
Department of Housing and Urban Development Note	3600 Richards Road, LLC (Premier)	7/1/2044	3.00%	6,637,386.11
Department of Housing and Urban Development Note	2701 Twin Rivers Drive, LLC (Courtyard Gardens)	7/1/2044	3.09%	5,222,427.15

Description	Current Obligor	Maturity Date	Interest Rate	Current Balance @ 09/30/2013
S&F Management
Department of Housing and Urban Development Note	G&L Gardens, LLC	2/1/2040	4.75%	5,721,437.48
Department of Housing and Urban Development Note	Palm Valley Senior Care, LLC	2/1/2045	4.57%	14,853,382.25
Department of Housing and Urban Development Note	Ridgecrest Senior Care, LLC	11/1/2044	5.07%	6,661,439.61
Department of Housing and Urban Development Note	3232 Artesia Real Estate, LLC (Long Beach)	3/1/2041	4.35%	8,862,990.52
Department of Housing and Urban Development Note	Golden Hill Real Estate Company, LLC	3/1/2038	6.81%	5,799,757.23
Department of Housing and Urban Development Note	11900 East Artesia Boulevard, LLC (Artesia)	7/1/2039	5.95%	14,991,023.12
Department of Housing and Urban Development Note	2400 Parkside Drive, LLC (Freemont)	3/1/2041	6.75%	10,917,845.41
Department of Housing and Urban Development Note	1628 B Street, LLC (Hayward)	4/1/2031	6.45%	3,155,681.74

Description	Current Obligor	Maturity Date	Interest Rate	Current Balance @ 09/30/2013
White Oak
Department of Housing and Urban Development Note	PV Realty-Clinton, LLC (Clinton)	4/1/2036	4.90%	17,837,336.24
Department of Housing and Urban Development Note	PV Realty-Kensington, LLC (Kensington)	3/1/2036	4.95%	7,392,315.59
Department of Housing and Urban Development Note	PV Realty-Willow Tree, LLC (Willow Tree)	9/1/2040	4.58%	3,468,230.98

SCHEDULE 7.03

INVESTMENTS

On October 20, 2006, Advocat Inc. (“Advocat”) issued to Omega Healthcare Investors, Inc. (“Omega”) 5,000 shares of Series C Preferred Stock with a stated value, as of the issued date, of approximately $4.9 million and carries an annual dividend rate of 7% of its stated value. The Series C Preferred Stock pays quarterly cash dividends. The Series C Preferred Stock is not convertible, but is redeemable at its stated value at Omega’s option after September 30, 2010, and is redeemable at its stated value at Advocat’s option after September 30, 2007, subject to certain limitations.

SCHEDULE 7.09

NEGATIVE PLEDGES

None

SCHEDULE 10.02

NOTICE ADDRESSES

Credit Parties:

Omega Healthcare Investors, Inc.
200 International Circle, Suite 3500
Hunt Valley, Maryland 21030

Attention:	Daniel J. Booth
Telephone:	(410) 427-1724
Facsimile:	(410) 427-8824
Website:	www.omegahealthcare.com

with a copy to:

Kaye Scholer LLP
425 Park Avenue
New York, New York 10022

Attention:	John R. Fallon, Jr., Esq.
Telephone:	(212) 836-8702
Facsimile:	(212) 836-6802

Administrative Agent:

For payments and Requests for Credit Extensions:

Bank of America, N.A.

101 North Tryon Street
Mail Code: NC1-001-04-39
Charlotte, North Carolina 28255-0001

Attention:	Jean Hood
Telephone:	(980) 388-9114
Facsimile:	(704) 719-8162
Electronic Mail:	jean.hood@baml.com
ABA #:	026009593
Account No.:	1366212250600
Reference:	Omega Healthcare Investors, Inc.

For all other Notices:

Bank of America, N.A.

Global Corporate Debt Products

100 N. Tryon Street

Mail Code: NC1 -007-17-11

Charlotte, NC 28255

Attention: Yinghua Zhang

Telephone: 980-387-5915

Telecopier: 312-453-2722

Electronic Mail: yinghua.zhang@baml.com

with a copy to:

Bank of America, N.A.

Agency Management

1455 Market Street

Mail Code: CA5-701-05-19

San Francisco, California 94103-1399

Attention:	Angela Lau
Telephone:	(415) 436-4000
Facsimile:	(415) 503-5008
Electronic Mail:	angela.lau@baml.com

Lenders:

Contact information on file with the Administrative Agent.

Exhibit A

FORM OF LOAN NOTICE

Date: __________, 20__

To:	Bank of America, N.A., as Administrative Agent

Re:	Credit Agreement (as amended, modified, supplemented and extended from time to time, the “Credit Agreement”), dated as of December 27, 2013, by and among Omega Healthcare Investors, Inc., a Maryland corporation (the “Borrower”), the Guarantors (as defined therein), the Lenders identified therein, and Bank of America, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

The undersigned hereby requests (select one):

A Borrowing	A continuation	A conversion

of Term Loans:

1.	On: _______________, 20__ (which is a Business Day).

2.	In the amount of: ___________________.

3.	Comprised of: ________________ (Type of Loan).

4.	For Eurodollar Loans: with an Interest Period of ______________ months.

With respect to any Borrowing or any conversion or continuation requested herein, the Borrower hereby represents and warrants that (i) in the case of a Borrowing of Term Loans, such request complies with the requirements of Section 2.01(a) of the Credit Agreement and (ii) in the case of a Borrowing or any conversion or continuation, each of the conditions set forth in Section 2.02 of the Credit Agreement have been satisfied on and as of the date of such Borrowing or such conversion or continuation.

OMEGA HEALTHCARE INVESTORS, INC.,
a Maryland corporation

By:
Name:
Title:

Exhibit B

FORM OF TERM NOTE

_____________, 20__

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to [INSERT LENDER] or its registered assigns (the “Lender”), in accordance with the terms and conditions of the Credit Agreement (as hereinafter defined), the principal amount of each Term Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement (as amended, modified, supplemented and extended from time to time, the “Credit Agreement”), dated as of December 27, 2013, by and among the Borrower, the Guarantors, the Lenders identified therein and Bank of America, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

The Borrower promises to pay interest on the unpaid principal amount of each Term Loan from the date of such Term Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note, upon written notice to the Borrower, may be declared to be, immediately due and payable all as provided in the Credit Agreement. Term Loans made by the Lender may be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Term Loans and payments with respect thereto.

Except as otherwise provided for in the Credit Agreement, the Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

OMEGA HEALTHCARE INVESTORS, INC.,
a Maryland corporation

By:
Name:	Daniel J. Booth
Title:	Chief Operating Officer

Exhibit C

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date: __________, 20__

To:	Bank of America, N.A., as Administrative Agent

Re:	Credit Agreement (as amended, modified, supplemented and extended from time to time, the “Credit Agreement”), dated as of December 27, 2013, by and among Omega Healthcare Investors, Inc., a Maryland corporation (the “Borrower”), the Guarantors, the Lenders identified therein, and Bank of America, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

The undersigned Responsible Officer of the Borrower hereby certifies as of the date hereof that [he/she] is the _______________ of the Borrower, and that, in [his/her] capacity as such, [he/she] is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on the behalf of the Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements:]

[1.          Attached hereto as Schedule 1 is the Form 10-K of the Borrower as required by Section 6.01(a) of the Credit Agreement for the fiscal year of the Borrower ended as of the above date.]

[Use following paragraph 1 for fiscal quarter-end financial statements:]

[1.          Attached hereto as Schedule 1 is the Form 10-Q of the Borrower, as required by Section 6.01(b) of the Credit Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Consolidated Parties in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.]

2.           The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made, a review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

3.           A review of the activities of each member of the Credit Parties during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Credit Parties have performed and observed in all material respects all their respective Obligations under the Credit Documents, and

[select one:]

[to the best knowledge of the undersigned Responsible Officer during such fiscal period, each of the Credit Parties has performed and observed in all material respects each covenant and condition of the Credit Documents applicable to it.]

[or:]

[the following covenants or conditions of the Credit Documents have not been performed or observed in all material respects and the following is a list of any Default and its nature and status:]

4.           The representations and warranties of the Credit Parties contained in the Credit Agreement, any other Credit Document or any other certificate or document furnished at any time under or in connection with the Credit Documents, are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date.

5.           The financial covenant analyses and information set forth on Schedule 2 hereto are true and accurate in all material respects on and as of the date of this Compliance Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of __________, 20__.

OMEGA HEALTHCARE INVESTORS, INC.,
a Maryland corporation

By:
Name:
Title:

Exhibit D

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] hereunder are several and not joint.]3 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto in the amount[s] and equal to the percentage interest[s] identified below of all the outstanding rights and obligations under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:	________________________________
[Assignor [is][is not] a Defaulting Lender.]

2.	Assignee[s]:	________________________________
[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

1For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

2For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

3Include bracketed language if there are either multiple Assignors or multiple Assignees.

3.	Borrower:	Omega Healthcare Investors, Inc., a Maryland corporation (the “Borrower”)

4.	Administrative Agent:	Bank of America, N.A., as the Administrative Agent under the Credit Agreement

5.	Credit Agreement:	The Credit Agreement dated as of December ___, 2013, by and among the Borrower, the Guarantors party thereto, the Lenders party thereto and Bank of America, N.A., as Administrative Agent

6.	Assigned Interest[s]:

Assignor[s][4]	Assignee[s][5]	Facility Assigned[6]	Aggregate Amount of Commitment/Loans for all Lenders[7]		Amount of Commitment/ Loans Assigned		Percentage Assigned of Commitment/ Loans[8]		CUSIP Number

		____________	$	________________	$	__________	____________	%
		____________	$	________________	$	__________	____________	%
		____________	$	________________	$	__________	____________	%

[7.	Trade Date:	__________________][9]

8.	Effective Date:	__________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

4List each Assignor, as appropriate.

5 List each Assignee and, if available, its market entity identifier, as appropriate.

6 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Term Loan Commitment”, etc.).

7 Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

8 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

9 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S]:[10]	[NAME OF ASSIGNOR]

By:
Name:
Title:

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE[S]:[11]	[NAME OF ASSIGNEE]

By:
Name:
Title:

[NAME OF ASSIGNEE]

By:
Name:
Title:

10 Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

11Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

[Consented to and][12] Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

[Consented to:][13]

OMEGA HEALTHCARE INVESTORS, INC.
a Maryland corporation

By:
Name:
Title:

12 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

13 To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

Annex 1 to Assignment and Assumption

STANDARD TERMS AND CONDITIONS

1.         Representations and Warranties.

1.1.      Assignor.  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2.      Assignee.  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.07(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.07(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2.         Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3.         General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York, without regard to conflict of laws principles.

Exhibit E

FORM OF GUARANTY JOINDER AGREEMENT

THIS GUARANTY JOINDER AGREEMENT (this “Agreement”), dated as of _____________, 20__, is by and between [INSERT NEW GUARANTOR], a [INSERT TYPE OF ORGANIZATION] (the “Subsidiary”), and BANK OF AMERICA, N. A., in its capacity as Administrative Agent under that certain Credit Agreement (as it may be amended, modified, restated or supplemented from time to time, the “Credit Agreement”), dated as of December 27, 2013, by and among Omega Healthcare Investors, Inc. (the “Borrower”), the Guarantors party thereto, the Lenders and Bank of America, N. A., as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Credit Parties are required under the provisions of Section 6.15 of the Credit Agreement to cause the Subsidiary to become a “Guarantor”.

Accordingly, the Subsidiary hereby agrees as follows with the Administrative Agent, for the benefit of the Lenders:

1.         The Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Guaranty and a “Guarantor” for all purposes of the Guaranty, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Guaranty. The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Guarantor contained in the Guaranty. Without limiting the generality of the foregoing terms of this paragraph 1, the Subsidiary hereby (i) jointly and severally together with the other Guarantors, guarantees to each Lender and the Administrative Agent, the prompt payment and performance of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof.

2.         The address of the Subsidiary for purposes of all notices and other communications is described on Schedule 10.02 of the Credit Agreement.

3.         The Subsidiary hereby waives acceptance by the Administrative Agent and the Lenders of the guaranty by the Subsidiary upon the execution of this Agreement by the Subsidiary.

4.         This Agreement may be executed in one or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

5.         This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York, without regard to conflict of laws principles.

IN WITNESS WHEREOF, the Subsidiary has caused this Guaranty Joinder Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[INSERT NEW GUARANTOR]

By:
Name:
Title:

Acknowledged and accepted:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

Exhibit F

FORM OF LENDER JOINDER AGREEMENT

THIS LENDER JOINDER AGREEMENT (this “Agreement”) dated as of __________, 20__ to the Credit Agreement referenced below is by and among [INSERT NEW LENDER] (the “New Lender”), Omega Healthcare Investors, Inc., a Maryland corporation (the “Borrower”) and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders. All of the defined terms of the Credit Agreement are incorporated herein by reference.

W I T N E S S E T H

WHEREAS, pursuant to that Credit Agreement dated as of December 27, 2013 (as amended and modified from time to time, the “Credit Agreement”), by and among the Borrower, the Guarantors, the Lenders and the Administrative Agent, the Lenders have agreed to provide the Borrower with a revolving credit facility;

WHEREAS, pursuant to Section 2.01(e) of the Credit Agreement, the Borrower has requested that the New Lender provide an Incremental Facility Commitment in connection with an Incremental Term Loan Facility under the Credit Agreement; and

WHEREAS, the New Lender has agreed to provide the additional Term Loan Commitment on the terms and conditions set forth herein and to become a “Lender” under the Credit Agreement in connection therewith;

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.         The New Lender hereby agrees to provide Term Loan Commitments to the Borrower in the amounts set forth on Schedule 2.01 to the Credit Agreement as attached hereto. The Term Loan Commitment Percentage of the New Lender shall be as set forth on Schedule 2.01.

2.         The New Lender (a) represents and warrants that it is a commercial lender, other financial institution or other “accredited” investor (as defined in SEC Regulation D) that makes or acquires loans in the ordinary course of business and that it will make or acquire Loans for its own account in the ordinary course of business, (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 6.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (c) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (e) agrees that, as of the date hereof, the New Lender shall (i) be a party to the Credit Agreement and the other Credit Documents, (ii) be a “Lender” for all purposes of the Credit Agreement and the other Credit Documents, (iii) perform all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a “Lender” under the Credit Agreement and (iv) shall have the rights and obligations of a Lender under the Credit Agreement and the other Credit Documents.

3.         The Borrower and each of the Guarantors agree that, as of the date hereof, the New Lender shall (i) be a party to the Credit Agreement and the other Credit Documents, (ii) be a “Lender” for all purposes of the Credit Agreement and the other Credit Documents, and (iii) have the rights and obligations of a Lender under the Credit Agreement and the other Credit Documents.

4.         The address of the New Lender for purposes of all notices and other communications is __________________, __________________________, Attention of ______________ (Facsimile No. _______________).

5.         This Agreement may be executed in any number of counterparts and by the various parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one contract. Delivery of an executed counterpart of this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

6.         This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York, without regard to conflict of laws principles.

IN WITNESS WHEREOF, each of the parties hereto has caused this Lender Joinder Agreement to be executed by a duly authorized officer as of the date first above written.

NEW LENDER:	[INSERT NEW LENDER],
as New Lender

By:
Name:
Title:

BORROWER:	Omega Healthcare Investors, Inc.

By:
Name:	Daniel J. Booth
Title:	Chief Operating Officer

Accepted and Agreed:

BANK OF AMERICA, N.A.,

as Administrative Agent

By:
Name:
Title: